Exhibit 2.1
Execution Version

STOCK PURCHASE AGREEMENT
DATED AS OF APRIL 20, 2021
BY AND AMONG
VES GROUP, INC.,
THE SHAREHOLDERS OF
VES GROUP, INC.,
GEORGE C. TUREK,
AS SHAREHOLDER REPRESENTATIVE
AND
MAXIMUS FEDERAL SERVICES, INC.
AND
MAXIMUS, INC.

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Exhibit 2.1
Execution Version

TABLE OF CONTENTS

Exhibit 2.1
Execution Version

Exhibit 2.1
Execution Version

ARTICLE VII CONDITIONS TO BUYER’S OBLIGATIONS TO CLOSE	82
Section 7.1 Representations, Warranties and Covenants of Company and the Shareholders.	88
Section 7.2 Filings; Consents	82
Section 7.3 No Injunction; No Law	83
Section 7.4 No MAE	83
Section 7.5 R&W Policies	83
Section 7.6 Deliveries	83
ARTICLE VIII CONDITIONS TO THE SHAREHOLDERS’ OBLIGATION TO CLOSE	83
Section 8.1 Representations, Warranties and Covenants of Buyer	83
Section 8.2 Filings; Consents	84
Section 8.3 No Injunction; No Law	84
Section 8.4 R&W Policies	84
Section 8.5 Deliveries	84
ARTICLE IX SURVIVAL; INDEMNIFICATION	84
Section 9.1 Survival Period	84
Section 9.2 Indemnification by Buyer	85
Section 9.3 Indemnification by the Shareholders	85
Section 9.4 Claims Procedures	86
Section 9.5 Indemnification Offset	89
Section 9.6 Recourse	89
Section 9.7 Other Limitations	91
Section 9.8 Obligation to Mitigate Losses	91
Section 9.9 Exclusive Remedy	91
Section 9.10 Distribution of Escrow Funds	91
ARTICLE X TERMINATION	94
Section 10.1 Termination	94
Section 10.2 Procedure and Effect of Termination	95
Section 10.3 Extension of Outside Date	96
ARTICLE XI MISCELLANEOUS	96
Section 11.1 Entire Agreement	96
Section 11.2 Amendment	96
Section 11.3 Third Parties	96
Section 11.4 Expenses	96
Section 11.5 Notices	97
Section 11.6 Successors and Assigns	98
Section 11.7 Waiver	98
Section 11.8 Severability	99
Section 11.9 Representation of Parties	99
Section 11.10 Time of the Essence	99
Section 11.11 Execution of Agreement	99

Exhibit 2.1
Execution Version

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Exhibit 2.1
Execution Version

Schedules

Schedule 1(a)	Escrow Participating Shareholders
Schedule 1(b)	Permitted Liens
Schedule 2.3(i)	Resignations
Schedule 2.3(l)	Terminations
Schedule 2.3(n)	Necessary Consents & Approvals
Schedule 2.3(o)	Offer Letters
Schedule 2.3(p)	Restrictive Covenants
Schedule 3.1(a)	Jurisdictions
Schedule 3.1(c)	Directors & Officers
Schedule 3.2(a)	No Conflict
Schedule 3.2(b)	No Conflict; Actions
Schedule 3.3(a)	Capitalization
Schedule 3.3(b)	Capitalization; Rights
Schedule 3.3(d)	Capitalization; Other Interests
Schedule 3.4	Financial Statements
Schedule 3.5	Undisclosed Liabilities
Schedule 3.6	Absence of Certain Changes
Schedule 3.7(a)	Title to and Condition of Assets
Schedule 3.8(a)	Real Property; Leases
Schedule 3.8(c)(i)-(iv)	Real Property; Defaults & Subleases
Schedule 3.9	Litigation; Orders
Schedule 3.10(a)	Intellectual Property
Schedule 3.10(b)(i)-(ii)	Intellectual Property; Liens & Grants
Schedule 3.10(c)	Intellectual Property; Third Parties
Schedule 3.10(f)	Intellectual Property; Software
Schedule 3.10 (g)	Intellectual Property; Government
Schedule 3.10 (h)(i)-(ii)	Intellectual Property; Open Source
Schedule 3.12(a)-(h)(iv)	Employment and Labor Matters
Schedule 3.13(a)	Employee Benefits
Schedule 3.13(f)	Employee Benefits; Retirement
Schedule 3.14(a)	Compliance with Laws
Schedule 3.14(c)(i)-(ii)	Compliance with Laws; Billing
Schedule 3.14(d)	Compliance with Laws; Notice
Schedule 3.14(l)	Compliance with Laws; Loss
Schedule 3.15(x)	Scheduled Contracts
Schedule 3.16	VA Contracts
Schedule 3.17(a)	Licenses, Approvals, Other Authorizations
Schedule 3.17(b)(i)	Licenses, Approvals, Other Authorizations
Schedule 3.17(c)	Licenses, Approvals, Other Authorizations

Exhibit 2.1
Execution Version

Schedule 3.19(b)	Environmental Matters
Schedule 3.21(a)	Accounts Receivable
Schedule 3.21(b)	Accounts Payable
Schedule 3.22	Insurance
Schedule 3.23	Related Party Transactions
Schedule 3.24	Brokers, Finders, Etc.
Schedule 3.25	Bank Accounts
Schedule 4.2(b)	No Conflict
Schedule 4.3	Title to Shares
Schedule 5.2	No Conflict
Schedule 5.3	Brokers, Finders, Etc.
Schedule 6.2	Certain Third Party Consents
Schedule 6.5	Conduct of Business
Schedule 6.9(g)	State and Local Tax Returns
Schedule 6.15	Other Agreements
Schedule 7.2	Filings; Consents
Schedule 9.3(a)(iv)(A)-(C)	Special Indemnification Matters

Exhibits
Exhibit A – Form of Assignment Separate from Certificate
Exhibit B – Form of Escrow Agreement
Exhibit C – Calculation of Net Working Capital
Exhibit D – Primary R&W Insurance Policy Binder
Exhibit E – Form of Paying Agent Agreement
Exhibit F – Forms of Restrictive Covenant Agreements

Exhibit 2.1
Execution Version

STOCK PURCHASE AGREEMENT
THIS STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of April 20, 2021, is made and entered into by and among VES Group, Inc., a Texas corporation (“Company”), each of the parties identified as a “Shareholder” on the signature pages hereto (individually a “Shareholder” and collectively, the “Shareholders”), George C. Turek, in his capacity as Shareholder Representative as set forth in this Agreement (“Shareholder Representative”), Maximus Federal Services, Inc., a Virginia corporation (“Buyer”), and, solely for purposes of Section 11.18, MAXIMUS, Inc., a Virginia corporation (“Guarantor”).
RECITALS
The Shareholders collectively own all of the issued and outstanding shares of capital stock of the Company (collectively, the “Shares”).
On the terms and subject to the conditions set forth in this Agreement, Buyer desires to purchase from the Shareholders, and the Shareholders desire to sell to Buyer, all of the Shares.
In connection with the transactions contemplated by this Agreement, concurrently with the execution and delivery of this Agreement, Buyer is entering into binder agreements with respect to R&W Insurance Policies to be obtained in connection with the transactions contemplated hereby.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

ARTICLE I
CERTAIN DEFINITIONS; CONSTRUCTION

Section 1.1Definitions. As used in this Agreement the following terms shall have the following respective meanings:
“Acquired Companies” shall mean Company and each of the Company Subsidiaries, and individually, each is an “Acquired Company”.
“Acquired Company Employee” shall have the meaning set forth in Section 6.7(a).
“Acquisition Transaction” shall have the meaning set forth in Section 6.14.
“Action” shall mean any action, suit, arbitration, proceeding (whether administrative, legal or otherwise, including information proceedings), litigation, audit, hearing, charge, complaint, demand or similar claim, stipulation or investigation by or before a Governmental Entity.
“Adjustment Escrow Amount” shall mean an amount equal to Three Million Five Hundred Thousand Dollars ($3,500,000).

Exhibit 2.1
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“Adjustment Escrow Fund” shall mean the portion of the Adjustment Escrow Amount held by the Escrow and Paying Agent in accordance with this Agreement and the Escrow Agreement, together with all interest, if any, earned from investment of such amounts.
“Affiliate” (and, with a correlative meaning, “Affiliated”) of any Person shall mean any Person that, directly or indirectly, controls, is controlled by, or is under common control with such Person. As used herein, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or other interests, by contract or otherwise.
“Aggregate Contingent Matter Amount” shall mean an amount equal to Eleven Million Nine Hundred Fifty Thousand Dollars ($11,950,000).
“Agreement” shall have the meaning set forth in the preamble hereto.
“Ancillary Agreements” shall mean the Escrow Agreement and every other agreement, certificate, instrument or other document to be executed or delivered in connection with the transactions contemplated hereby.
“Assignment Separate from Certificate” shall mean the Assignment Separate from Certificate to be dated as of the Closing Date issued by each Shareholder to Buyer in the form attached hereto as Exhibit A.
“Authorized Action” shall have the meaning set forth in Section 11.15(b).
“Baseline Net Working Capital” shall mean Thirty Five Million Dollars ($35,000,000).
“Benefit Plan Funding Obligation” shall mean any unpaid funding or payment obligation that any Acquired Company has as of the Closing Date with respect to any Employee Benefit Plan, to the extent it has not already been accrued (including amounts relating to anticipated contributions to any Acquired Company’s profit sharing and defined contributions plans and any other plans maintained under Section 401(a) of the Code in respect of the service of any employee or former employee of any participating employer in such plan through the Closing).
“Business” shall mean the business of providing Compensation and Pension medical disability examination services to the VA for Veterans, as conducted by the Acquired Companies pursuant to the terms of the VA Contracts.
“Business Data” shall mean all non-public data, information, and works of authorship (including content, text, photos, documentation, customer information and sales and marketing materials), in any format, collected, generated, or used in or necessary for the conduct of the Acquired Companies’ Business, including all Personal Information and all other data, information, and works of authorship contained in any databases of the Acquired Companies that are used in or necessary for the conduct of the Business.

Exhibit 2.1
Execution Version

“Business Day” shall mean a day other than a Saturday or a Sunday, or a day on which commercial banks are authorized to be closed in the City of Houston, Texas or in Reston, Virginia.
“Buyer” shall have the meaning set forth in the preamble hereto.
“Buyer Fundamental Representations” shall mean the representations and warranties set forth in Section 5.1 (Organization, Authorization; Etc.), and Section 5.3 (Brokers, Finders, Etc.).
“Buyer Indemnified Parties” shall have the meaning set forth in Section 9.3.
“Buyer Policy Contribution Amount” shall have the meaning set forth in Section 6.16.
“Buyer Prepared Returns” shall have the meaning set forth in Section 6.9(b).
“Buyer Releasing Party” shall have the meaning set forth in Section 6.13(b).
“Buyer Section 481(a) Amount” shall mean an amount equal to fifty percent (50%) of the product of (a) the combined highest marginal U.S. federal and applicable state income Tax rate (not to exceed a combined 26% in total), multiplied by (b) the amount of any adjustment required under Section 481(a) of the Code relating to a change in method of accounting with respect to any Acquired Company in a Post-Closing Tax Period as a result of the transactions contemplated by this Agreement; provided, that the Buyer Section 481(a) Amount shall not exceed $4,550,000.
“CARES Act” shall mean the Coronavirus Aid, Relief, and Economic Security Act or any similar applicable federal, state or local Law.
“Cash” shall mean the sum of all cash and cash equivalents required to be reflected as cash and cash equivalents on a balance sheet of the Acquired Companies, on a consolidated basis, prepared in accordance with GAAP (excluding Restricted Cash and any costs of repatriating Cash held outside of the United States); provided that Cash shall (without duplication) (x) be increased by uncleared checks, wires and drafts and other similar instruments deposited or available for deposit into the bank accounts of, the Acquired Companies (to the extent there has been a reduction in accounts receivable on account thereof), and (y) be reduced by the aggregate amount of all checks, wires and drafts and other similar instruments (other than Uncashed Veteran Mileage Checks) issued by the Acquired Companies and outstanding but uncleared as of such time (to the extent there has been a reduction of accounts payable on account thereof). For the avoidance of doubt, Cash may be a positive or negative number.
“Closing” shall have the meaning set forth in Section 2.5.
“Closing Cash Amount” shall have the meaning set forth in Section 2.6(b).
“Closing Date” shall have the meaning set forth in Section 2.5.

Exhibit 2.1
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“Closing Loan Indebtedness” shall have the meaning set forth in Section 2.6(b).
“Closing Net Working Capital” shall have the meaning set forth in Section 2.6(b).
“Closing Statement” shall have the meaning set forth in Section 2.6(b).
“Closing Transaction Expenses” shall have the meaning set forth in Section 2.6(b).
“Code” shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.
“Company” shall have the meaning set forth in the preamble hereto.
“Company Excluded Claims” shall mean a claim by a Buyer Indemnified Party under Section 9.3(a)(ii) based on Fraud committed by Company and the Escrow Participating Shareholders and any claim pursuant to a breach of any Company Fundamental Representation (including such breach of a Company Fundamental Representation made in the certificate to be delivered pursuant to Section 7.1(c)).
“Company Fundamental Representations” shall mean the representations and warranties set forth in Section 3.1(a) and (b) (Organization; Authorization; Etc.), Section 3.2(a) (No Conflict), Section 3.3 (Capitalization), Section 3.20 (Taxes), Section 3.23 (Related Party Transactions) and Section 3.24 (Brokers, Finders, Etc.).
“Company IP” shall have the meaning set forth in Section 3.10(b).
“Company-Owned IP” shall have the meaning set forth in Section 3.10(a).
“Company-Owned Software” shall have the meaning set forth in Section 3.10(f).
“Company Registered IP” shall have the meaning set forth in Section 3.10(a).
“Company’s Accounting Principles” shall mean GAAP as consistently applied by Company in preparing the Financial Statements.
“Company’s Knowledge,” “Knowledge of Company” and words of similar import shall mean the actual knowledge of George Turek, Linda Turek, Travis Fitzpatrick, Joseph Chartier, Albert Wagner, Jessalyn Viera, Gregory Durio, Don Mai, Scott Orr, Marcia Udin, Michael Dornan and Michele Gordon, in each case, after reasonable inquiry of the Persons directly reporting to the foregoing named individuals that have responsibility at the Acquired Companies for the fact or matter in question.
“Company’s Shareholders’ Agreement” shall mean the Shareholders’ Agreement for Company dated as of January 9, 2011, as amended by Amendment to Shareholders’ Agreement dated as of January 8, 2021.

Exhibit 2.1
Execution Version

“Company Subsidiaries” shall mean (i) VES Texas, (ii) Veterans Evaluation Services, Inc., an Illinois corporation, and (iii) MEDS, Inc., a Michigan corporation.
“Company Systems” shall have the meaning set forth in Section 3.11(b).
“Confidential Information” shall mean information (i) obtained by each Shareholder with respect to Buyer in connection with this Agreement and the negotiations preceding this Agreement and (ii) any information concerning the business and affairs of the Acquired Companies that is not generally available to the public, including, to the extent applicable and non-public, know-how, trade secrets, customer lists, details of customer or consultant contracts, pricing policies, operational methods and marketing plans or strategies, and any information disclosed to the Acquired Companies by third parties to the extent that such Acquired Company has an obligation of confidentiality in connection therewith.
“Confidentiality Agreement” shall have the meaning set forth in Section 6.1(b).
“Contingent Matter” shall have the meaning set forth in Schedule 6.15(a).
“Contingent Matter Escrow Amount” shall mean an amount equal to Five Million Nine Hundred Seventy-Five Thousand Dollars ($5,975,000).
“Contingent Matter Escrow Funds” shall mean the portion of the Contingent Matter Escrow Amount held by the Escrow and Paying Agent in accordance with this Agreement and the Escrow Agreement, together with all interest, if any, earned from investment of such amounts.
“Contract” shall mean any legally binding contract, license, lease, sublease, commitment, mortgage, note, bond, purchase order, indenture or other agreements and arrangements.
“Controlling Party” shall have the meaning set forth in Section 6.9(g)(iii).
“Covered Communications” shall have the meaning set forth in Section 11.14(b).
“Data Protection and Privacy Laws” shall mean all applicable Laws which govern the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security, disposal, destruction, disclosure or transfer of Personal Information and all such laws governing security breach notification, penalties and compliance with orders in connection with any of the foregoing, including the Health Insurance Portability and Accountability Act of 1996 and Health Information Technology for Economic and Clinical Health Act, the Gramm-Leach-Bliley Act, the CAN-SPAM Act, the Telephone Consumer Protection Act, the Video Privacy Protection Act, the California Online Privacy Protection Act, the California Consumer Privacy Act and other similar United States state laws concerning privacy or Personal Information, the UK Data Protection Act 2018, Regulation (EU) 2016/679 of the European Parliament and of the Council of 27 April 2016 on the protection of natural persons with regard to the processing of personal data and on the free movement of such data (General Data Protection Regulation or “GDPR”),

Exhibit 2.1
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EU Directive 2002/58/EC and any laws or regulations implementing either or both of the GDPR and EU Directive 2002/58/EC (each as amended from time to time), and the EU Cookie Directive (also known as the EU ePrivacy Directive).
“Debt Financing” shall mean the provision of debt financing to the Buyer for the purpose of funding the transactions contemplated by this Agreement.
“Debt Financing Sources” shall mean each entity (including the lenders and each agent and arranger) that has committed to provide or otherwise contemplates providing the Debt Financing in connection with the transactions contemplated hereby, together with each Affiliate thereof and each officer, director, employee, partner, controlling Person, advisor, attorney, agent and representative of each such entity or Affiliate and their respective successors and assigns.
“Deducted Contingent Matter Amount” shall mean an amount equal to Five Million Nine Hundred Seventy-Five Thousand Dollars ($5,975,000).
“Deducted Uncertain Income Tax Positions Amount” shall mean an amount (not less than zero) equal to (a) Five Million One Hundred Six Thousand Dollars ($5,106,000) for uncertain income tax positions as set forth in the audited consolidated balance sheet of the Acquired Companies as of December 31, 2020, less (b) the Funded State and Local Tax Liability Amount.
“Deductible” shall have the meaning set forth in Section 9.6(a).
“Direct Claim” shall have the meaning set forth in Section 9.4(c).
“DOJ” shall mean the Antitrust Division of the United States Department of Justice.
“Downward Adjustment” shall have the meaning set forth in Section 2.6(f)(ii).
“Effective Time” shall have the meaning set forth in Section 2.5.
“Employee Benefit Plans” shall have the meaning set forth in Section 3.13(a).
“Environmental Law” shall mean any Law relating to (i) the protection, regulation, preservation or restoration of the environment (including, indoor and outdoor air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource); (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, Release or disposal of, Hazardous Materials; or (iii) safety issues (including occupational safety and health).
“Environmental Permit” shall mean any permit, consent, license, or approval, registration, certification or authorization required to have been obtained by any Acquired Company under any Environmental Law.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

Exhibit 2.1
Execution Version

“Escrow Agreement” shall mean the Escrow Agreement to be dated as of the Closing Date among Shareholder Representative, Buyer and Escrow and Paying Agent in the form attached hereto as Exhibit B.
“Escrow Amount” shall mean the aggregate amount of the Adjustment Escrow Amount, the Indemnification Escrow Amount, the Tax Escrow Amount and the Contingent Matter Escrow Amount.
“Escrow and Paying Agent” shall mean JPMorgan Chase Bank, National Association.
“Escrow Fund” shall mean the Escrow Amount held by the Escrow and Paying Agent in accordance with this Agreement and the Escrow Agreement as such amount may be reduced from time to time pursuant to the terms hereof and thereof, together with all interest, if any, earned from investment of such amounts.
“Escrow Participating Shareholders” shall mean those Shareholders specifically identified on Schedule 1(a).
“Escrow Retention Notice” shall have the meaning set forth in Section 9.10(c)(v).
“Estimated Closing Balance Sheet” shall have the meaning set forth in Section 2.6(a).
“Estimated Closing Cash Amount” shall have the meaning set forth in Section 2.6(a).
“Estimated Closing Loan Indebtedness” shall have the meaning set forth in Section 2.6(a).
“Estimated Closing Net Working Capital” shall have the meaning set forth in Section 2.6(a).
“Estimated Closing Statement” shall have the meaning set forth in Section 2.6(a).
“Estimated Closing Transaction Expenses” shall have the meaning set forth in Section 2.6(a).
“Estimated Net Working Capital Deficit” shall mean the absolute value of the amount, if any, by which the Baseline Net Working Capital exceeds the Estimated Closing Net Working Capital.
“Estimated Net Working Capital Surplus” shall mean the amount, if any, by which the Estimated Closing Net Working Capital exceeds the Baseline Net Working Capital.
“Estimated Purchase Price” shall have the meaning set forth in Section 2.6(a).
“Excluded Claims” shall mean Company Excluded Claims and Shareholder Excluded Claims.

Exhibit 2.1
Execution Version

“FAR” shall mean the Federal Acquisition Regulation and all rules and regulations promulgated thereunder.
“Final Closing Cash Amount” shall have the meaning set forth in Section 2.6(e).
“Final Closing Loan Indebtedness” shall have the meaning set forth in Section 2.6(e).
“Final Closing Net Working Capital” shall have the meaning set forth in Section 2.6(e).
“Final Closing Transaction Expenses” shall have the meaning set forth in Section 2.6(e).
“Final Purchase Price” shall have the meaning set forth in Section 2.6(f).
“Financial Statements” shall have the meaning set forth in Section 3.4(a).
“Former Shareholder” shall have the meaning set forth in Section 11.15(a).
“Fraud” shall mean common law fraud that is committed with actual (as opposed to imputed or constructive) knowledge of falsity and with the intention to deceive or mislead (as opposed to reckless indifference to the truth) another who is relying thereon.
“FTC” shall mean the United States Federal Trade Commission.
“Fundamental Representations” shall mean the Company Fundamental Representations, the Shareholder Fundamental Representations and the Buyer Fundamental Representations.
“Funded State and Local Tax Liability Amount” shall have the meaning set forth in Section 6.9(g).
“Funds Flow Statement” shall mean the Funds Flow Statement to be dated as of the Closing Date and executed by Company and the Shareholder Representative, which shall include (i) each recipient of a payment and the amount thereof with respect to the Estimated Closing Loan Indebtedness, (ii) each recipient of a payment and the amount thereof with respect to the Estimated Closing Transaction Expenses, (iii) the payment to be made at Closing to each Shareholder and each applicable Shareholder’s Pro Rata Escrow Portion, and (iv) wire information for all Persons to whom amounts must be wired on the Closing Date, including the Escrow and Paying Agent, the Shareholder Representative, each Shareholder, and any applicable Acquired Company.
“Future Representation” shall have the meaning set forth in Section 11.14(a).
“GAAP” shall mean United States generally accepted accounting principles.
“Governmental Entity” shall mean any federal, state, local or foreign government or political subdivision thereof, or any agency, board, commission, department or instrumentality of

Exhibit 2.1
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such government or political subdivision, or any arbitrator, court or tribunal of competent jurisdiction.
“Guarantee” shall have the meaning set forth in Section 11.18(a).
“Guaranteed Parties” shall have the meaning set forth in Section 11.18(a).
“Guarantor” shall have the meaning set forth in the preamble hereto.
“Handling” shall mean the receipt, access, acquisition, collection, compilation, use, storage, processing, transmission, safeguarding, security, disposal, destruction, disclosure, sale, licensing, rental or transfer of information.
“Hazardous Materials” shall mean any substance that is listed, defined, designated, classified or otherwise regulated as hazardous or toxic under any Environmental Law. Hazardous Materials include any substance for which exposure is limited or regulated by any Governmental Entity or any Environmental Law including, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, or asbestos containing material, urea formaldehyde foam insulation, lead, mold, mold spores and mycotoxins or polychlorinated biphenyls.
“HIPAA” shall mean the Health Insurance Portability and Accountability Act of 1996, 42 U.S.C. §§ 1320d-1329d-8, as amended by the Health Information Technology for Economic and Clinical Health Act, enacted as Title XIII of the American Recovery and Reinvestment Act of 2009, Public Law 111-5 and the implementing regulations and guidance promulgated thereunder.
“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, 15 U.S.C. §18a, as amended.
“Indemnification Escrow Amount” shall mean an amount equal to Five Million Two Hundred Fifty Thousand Dollars ($5,250,000).
“Indemnification Escrow Fund” shall mean the portion of the Indemnification Escrow Amount held by the Escrow and Paying Agent in accordance with this Agreement and the Escrow Agreement as such amount may be reduced from time to time pursuant to the terms hereof and thereof, together with all interest, if any, earned from investment of such amounts.
“Indemnified Party” shall have the meaning set forth in Section 9.4(a).
“Indemnified Taxes” shall mean, to the extent such Taxes have not been paid to or deposited with the applicable Taxing Authority as of the Closing, any (i) Taxes (or the nonpayment thereof) of or with respect to any Acquired Company for any Pre-Closing Tax Period and the portion of any Straddle Period ending on the Closing Date (determined in accordance with the principles set forth in Section 6.9(j) with respect to any Straddle Period), (ii) Taxes of any member of an any affiliated, consolidated, combined, unitary or other group

Exhibit 2.1
Execution Version

(including as defined in Section 1504 of the Code or any analogous combined, consolidated or unitary group defined under state, local or non-U.S. Law) of which any Acquired Company (or any predecessor thereof) is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulations Section 1.1502-6 (or any comparable or corresponding provision of non-U.S., state, local or other Law), (iii) Taxes of any Person imposed on any Acquired Company as a transferee or successor pursuant to any Law or otherwise, or by contract, which Taxes relate to a transaction or event occurring on or prior to the Closing Date, (iv) withholding Taxes with respect to any payments under or contemplated by this Agreement, and (v) the employer portion of any payroll, social security, unemployment or similar Tax incurred with respect to payment made pursuant to this Agreement or as a result of existing severance arrangements, stay bonuses, incentive bonuses, transaction bonuses, termination and change of control arrangements and similar obligations that are owed to any Person as a result of the consummation of the transactions contemplated by this Agreement, calculated for this purpose as if the recipient had been paid the full amount of his or her annual salary prior to receipt of such amount. For the avoidance of doubt, the amount of Indemnified Taxes may not be less than zero.
“Indemnifying Party” shall have the meaning set forth in Section 9.4(a).
“Indemnity Claim Notice” shall have the meaning set forth in Section 9.1.
“Indemnity Objection Notice” shall have the meaning set forth in Section 9.4(c).
“Information Privacy and Security Requirements” shall mean all of the following to the extent relating to the privacy, integrity, accuracy, creation, maintenance, Handling, breach notification requirements or other protections of Personal Information, in each case, in connection with the conduct of the Business of any Acquired Company or any Company Systems, including (i) all applicable Data Protection and Privacy Laws, rules, regulations, directives and guidance; (ii) the Acquired Companies’ own Privacy Policies and Procedures; and (iii) Contracts to which the Acquired Companies have entered into or by which they are otherwise bound.
“Information Security Reviews” shall have the meaning set forth in Section 3.11(c).
“Initial Purchase Price” shall mean One Billion Four Hundred Million Dollars ($1,400,000,000).
“Intellectual Property” shall mean (i) foreign and domestic patents and patent applications, (ii) Internet domain names, trademarks, service marks, trade dress, trade names, logos and corporate or company names (both foreign and domestic) and registrations and applications for registration thereof together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works (both foreign and domestic) and registrations and applications for registration thereof, (iv) computer software, data, data bases and documentation thereof, including rights to third party software used in the Business, and (v) trade secrets and other confidential information (including ideas, formulas, recipes, compositions, inventions, know how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals,

Exhibit 2.1
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technical data, copyrightable works, financial and marketing plans and distributor, supplier and customer lists and information).
“Interim Financial Statements” shall have the meaning set forth in Section 3.4(a).
“IP Licenses” shall have the meaning set forth in Section 3.10(a).
“IRS” shall mean the United States Internal Revenue Service.
“Latest Balance Sheet Date” shall have the meaning set forth in Section 3.4(a).
“Laws” shall mean any federal, state, local and foreign statutes, laws, regulations, ordinances, codes, rules, directives, or Orders of any Governmental Entity.
“Lease Agreements” shall have the meaning set forth in Section 3.8(a).
“Leased Real Property” shall have the meaning set forth in Section 3.8(a).
“Liabilities” shall mean all liabilities, commitments or obligations of any nature whether absolute, accrued, contingent or otherwise, whether known or unknown, matured or unmatured and whether due or to become due and “Liable” shall have a corresponding meaning.
“Licenses” shall have the meaning set forth in Section 3.17.
“Lien” shall mean any security interest, pledge, mortgage, lien, charge, restriction, easement, encroachment, option, preemptive right, right of first refusal, proxy, voting trust or other encumbrance.
“Loan Indebtedness” shall mean, without duplication and with respect to the Acquired Companies, all or any (i) indebtedness for borrowed money or evidenced by bonds, notes, debentures or similar instruments, including factoring arrangements or asset securitizations; (ii) obligations under any interest rate, currency swap or other hedging agreement or arrangement; (iii) reimbursement obligations under any letter of credit, surety bond or banker’s acceptance (excluding amounts undrawn under letters of credit and surety bonds); (iv) obligations for the deferred purchase price of assets or property; (v) obligations (including accrued interest) under a lease agreement required to be capitalized pursuant to GAAP; (vi) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (vii) deferred compensation; (viii) unearned or deferred revenue or obligations under customer advances; (ix) deferred rent, deferred lease or accrued lease Liabilities or end of contract Liabilities on operating leases; (x) the Shareholder Section 481(a) Amount; (xi) the Deducted Contingent Matter Amount; (xii) accrued but unpaid interest and all prepayment penalties, premiums, costs and fees that would arise or become due as a result of the prepayment of any of the obligations referred to in the foregoing clauses (i) through (xi); (xiii) income Taxes (including the Deducted Uncertain Income Tax Positions Amount) of any Acquired Company for all tax periods (or portions thereof) ending on or before the Closing Date and all obligations of any Acquired Company for any payroll

Exhibit 2.1
Execution Version

Taxes or similar Taxes imposed for all tax periods (or portions thereof) ending on or before the Closing Date that are deferred under Section 2302 of the CARES Act until after the Closing Date; (xiv) Benefit Plan Funding Obligation; (xv) the aggregate amount of all outstanding Uncashed Veteran Mileage Checks, provided that Buyer shall comply with its obligations under Section 6.17 with respect to such Uncashed Veteran Mileage Checks; (xvi) guarantees of any of the items referred to in the foregoing clauses (i) through (xv); and (xvii) guarantees of the obligations of another Person with respect to any items referred to in the foregoing clauses (i) through (xvi).
“Losses” shall mean all losses, Liabilities, damages, dues, penalties, Liens, fines, amounts paid in settlement, Taxes, obligations, interest, judgments, deficiencies, costs and expenses (including reasonable attorneys’ fees and expenses and costs of investigation or other defense); provided, however, that “Losses” shall not include any punitive or exemplary damages, except to the extent awarded to a third party.
“Material Adverse Effect” when used in connection with an entity, shall mean any change, circumstance, fact, event, occurrence or effect (each an “Effect”), either alone or in combination with any other Effect, that has or would reasonably be expected to have any material adverse effect on (a) the assets (whether tangible or intangible), Liabilities, results of operations, financial condition or business of such entity, taken as a whole or (b) the ability of the Acquired Companies or the Shareholders to consummate the transactions contemplated by, and discharge their obligations under, this Agreement and the other Ancillary Agreements to which they are a party; provided that with respect to any Acquired Company, the foregoing shall apply to the Acquired Companies taken as a whole; and provided further, that in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been or will be, a Material Adverse Effect under clause (a) on any entity or entities, except as otherwise noted below: (i) any Effect resulting from compliance with the express terms and conditions of this Agreement; (ii) any Effect that results from changes affecting any of the industries in which such entity operates generally or the United States or worldwide economy generally; (iii) any natural disaster, epidemic or any acts of terrorism, sabotage, military action or war (whether or not declared) or any escalation or worsening thereof; (iv) failure to meet internal forecasts or financial projections (provided that the underlying causes, facts or basis of such failure shall not be so excluded unless otherwise excluded pursuant to the other exclusions listed hereunder); (v) any Effect resulting from the announcement, pendency or consummation of the transactions contemplated by this Agreement, including with respect to any employees, contractors, customers or suppliers, but excluding any breach of any Contract with the foregoing arising out of the announcement, pendency or consummation of the transactions contemplated by this Agreement; (vi) any action or failure to act by any Acquired Company that is required by this Agreement; or (vii) in the case of the Acquired Companies only, any act taken by any Acquired Company with the written consent of Buyer between the date hereof and the Closing; provided, however, that the items set forth in clauses (ii) and (iii) shall not be excluded from determining whether a Material Adverse Effect has occurred, to the extent (and solely to the extent) such Effects have had a disproportionate adverse effect on the Acquired Companies, individually or taken as a whole, relative to other participants in the industry in which the Acquired Companies operate.

Exhibit 2.1
Execution Version

“Medical Provider” shall mean any physician, doctor of osteopathic medicine, audiologist, psychologist, physician assistant, nurse practitioner or other licensed professional, medical group or diagnostic testing provider or facility engaged to perform services for the Business.
“Medical Provider Agreement” shall mean a contract, including any fee schedule, between an Acquired Company and a Medical Provider for the provision of services to the Business on an independent contractor basis.
“Net Working Capital” shall mean the total current assets (excluding Cash, employee or Shareholder receivables (including advances and loans) and any income tax assets and deferred tax assets) of the Acquired Companies minus the total current liabilities (excluding any income taxes payable and deferred tax liabilities) of the Acquired Companies, as determined in accordance with Company’s Accounting Principles. A sample calculation of Net Working Capital is attached hereto as Exhibit C, for illustrative purposes only. Net Working Capital shall not include any items included in Transaction Expenses and Closing Loan Indebtedness or any accruals relating to the Contingent Matter.
“Net Working Capital Deficit” shall mean the absolute value of the amount, if any, by which the Baseline Net Working Capital exceeds the Final Closing Net Working Capital.
“Net Working Capital Surplus” shall mean the amount, if any, by which the Final Closing Net Working Capital exceeds the Baseline Net Working Capital.
“Neutral Auditors” shall have the meaning set forth in Section 2.6(e).
“Obligation” shall have the meaning set forth in Section 11.18(a).
“Open Source Materials” shall mean Software that is publicly distributed (or otherwise made publicly available) in source code format, including Software under a licensing or distribution model that relies on the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), BSD licenses, the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), the Sun Industry Standards Source License (SISSL), the Apache License, or other open source license.
“Order” shall mean any order, decree, ruling, judgment, injunction, writ, determination, binding decisions, verdict, judicial award, or other binding action that is or has been made, entered or otherwise put into effect by or under the authority of any Governmental Entity.
“Ordinary Course” shall mean the ordinary course of the Acquired Companies’ conduct of the Business consistent with past practice.
“OSS Triggering Manner” shall have the meaning set forth in Section 3.10(h).
“Outside Date” shall have the meaning set forth in Section 10.1(d).

Exhibit 2.1
Execution Version

“Paying Agent Agreement” shall mean that certain paying agent agreement, by and among the Company, Buyer and the Escrow and Paying Agent, substantially in the form attached hereto as Exhibit E, dated prior to the Closing Date.
“Permitted Liens” shall mean all Liens (i) that are set forth on Schedule 1(b), (ii) that are reserved against in the Financial Statements, (iii) that arise out of Taxes or general or special assessments not yet due and payable without penalty or interest and for which adequate reserves have been established in the Financial Statements, (iv) of carriers, warehousemen, mechanics, materialmen and other similar Persons or otherwise imposed by law that are incurred in the Ordinary Course for sums not yet due and payable or are being contested in good faith, (v) that relate to deposits made in the Ordinary Course in connection with workers’ compensation, unemployment insurance and other types of social security, (vi) that arise out of zoning and other governmental ordinances and building and use restrictions, (vii) with respect to the Shares only, that arise under the Company’s Shareholders’ Agreement or applicable federal and state securities Laws, or (viii) with respect to the Leased Real Property only, that are easements or restrictions of record affecting the Leased Real Property, provided such easements or restrictions do not impact the use of such Leased Real Property in any material respect.
“Person” shall mean any individual, firm, corporation, partnership, limited liability company, joint venture, association, estate, trust, Governmental Entity or other entity, and shall include any successor (by merger or otherwise) of such Person.
“Personal Deduction Tax Liability” means any U.S. federal income Taxes arising from or related to disallowed deductions for non-business or personal expenses, including personal pilots, hangar-related expenses, football suite tickets, and compensation to Persons not providing ordinary and necessary business services to any Acquired Company, for which any Acquired Company is liable and, without duplication, any third-party costs and expenses incurred in connection with a Tax Contest for such Taxes.
“Personal Information” shall mean in addition to any definition provided by any Acquired Company for any similar term (e.g., “personally identifiable information” or “PII”) in any Privacy Policies and Procedures or other public-facing statement, all information regarding or capable of being associated with an individual person, including (i) information that identifies, could be used to identify or is or can be associated with personally identifiable information, including name, physical address, telephone number, email address, financial account number, credit card number or government-issued identifier (including Social Security number, driver’s license number, passport number), biometric data, medical, health or insurance information, including protected health information (as defined in HIPAA), gender, date of birth, educational or employment information, and any other data used or intended to be used to identify, contact or precisely locate an individual (e.g., geolocation data), (ii) information that is created, maintained, or accessed by an individual (e.g., videos, audio or individual contact information), (iii) any data regarding an individual’s activities online or on a mobile device or other application (e.g., searches conducted, web pages or content visited or viewed), (iv) internet protocol addresses, unique device identifiers, cookies or other persistent identifiers, and other related analytics to the extent that any of the foregoing is associated with an individual person and not retained in an

Exhibit 2.1
Execution Version

anonymized or deidentified fashion and (v) any information that is considered to be personally identifiable information under or that is otherwise regulated or protected by one or more Information Privacy and Security Requirements. Personal Information may relate to any individual, including a current, prospective or former customer or employee of any person. Personal Information includes information in any form, including paper, electronic and other forms.
“Personal Shareholder Information” shall have the meaning set forth in Section 6.1(d).
“Phantom Unitholder Payments” means the gross amount (prior to applicable Taxes and withholding) payable to all Phantom Unitholders who execute and deliver a release at Closing.
“Phantom Unitholders” means Don Mai, Roy Mani, Dave Carson, Hamid Zeiaei and Michael Vu.
“Post-Closing Tax Period” shall mean any taxable period that begins after the Closing Date and the portion of any Straddle Period after the end of the Closing Date.
“Pre-Closing Policies” shall have the meaning set forth in Section 6.16.
“Pre-Closing Tax Period” shall mean any taxable period ending on or before the Closing Date and the portion through the end of the Closing Date for any Straddle Period.
“Preliminary Escrow Retention Notice” shall have the meaning set forth in Section 9.10(c)(iv).
“Preliminary Retained Amount” shall have the meaning set forth in Section 9.10(c)(iv).
“Preliminary Tax Escrow Release Date” shall have the meaning set forth in Section 9.10(c)(iv).
“Privacy Policies and Procedures” shall have the meaning set forth in Section 3.14(g).
“Pro Rata Escrow Portion” shall mean with respect to each Escrow Participating Shareholder, the quotient obtained by dividing (i) the aggregate number of Shares held by such Escrow Participating Shareholder by (ii) the aggregate number of Shares held by all such Escrow Participating Shareholders.
“R&W Insurance Policies” shall mean, collectively, the representation and warranty insurance policies to be issued to Buyer pursuant to the binders entered into on or prior to the date hereof with (i) Liberty Surplus Insurance Corporation, as primary insurer (ii) National Fire & Marine Insurance Company, as first excess insurer, (iii) Liberty Surplus Insurance Corporation, as second excess insurer, and (iv) the insurers set forth in the related Aon transaction liability sidecar facility policies.

Exhibit 2.1
Execution Version

“Regulatory Laws” shall mean any applicable Law or other mandatory governmental order establishing requirements relating to the Business as currently operated and relating to contracting with the VA, the contracting with, maintaining and credentialing of a network of Medical Providers, and the scheduling and coordination of the provision of medical disability examinations to veterans, as paid for by the VA, including and relating to the following: (i) Laws governing Veterans Benefit Administration contractors and medical disability examinations, including requirements set forth in VA Contracts; (ii) Laws governing the billing, coding, documentation, and submission of claims or collection of accounts receivable or refund of overpayments; (iii) the civil False Claims Act, 31 U.S.C. §§ 3729 et seq. and any laws relating to the submission of false or fraudulent claims; (iv) the federal contracting exclusion laws, including the hiring of employees or acquisition of services or supplies from those who have been excluded from participation in federal contracts; (v) the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq. and any state commercial bribery prohibitions; (vi) licensure and credentialing Laws, including all licensure, certification or registration and accreditation of Medical Providers, services and equipment, and scope of practice Laws, as applicable; (vii) any applicable Laws concerning the corporate practice of medicine, therapy, or other professions and professional fee-splitting; (viii) Information Privacy and Security Requirements, and any Laws relating to privacy and confidentiality of Personal Information, and (ix) any applicable Law counterpart of any of the foregoing as currently in effect, and as amended from time to time.
“Release” shall mean any presence, emission, spill, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, or threatened release of Hazardous Materials from any source into or upon the indoor or outdoor environment.
“Releasing Party” shall have the meaning set forth in Section 6.13(c).
“Resolution Period” shall have the meaning set forth in Section 2.6(d).
“Response Period” shall have the meaning set forth in Section 9.4(c).
“Restricted Cash” shall mean, with respect to any Person as of any particular date, cash or cash equivalents that are required to be held as cash or cash equivalents by such Person to satisfy any applicable regulatory (other than in relation to Taxes) or contractual requirements as of such date, including amounts held on deposit with respect to Lease Agreements and similar obligations.
“Restrictive Covenant Agreements” means the restrictive covenant agreements to be executed by (i) the Shareholders set forth on Schedule 2.3(p)(1), substantially in the form attached hereto as Exhibit F-1 (Form for Major Shareholders), and (ii) the Shareholders set forth on Schedule 2.3(p)(2), substantially in the form attached hereto as Exhibit F-2 (Form for Other Shareholders), and Buyer, and delivered at Closing.
“Retained Amount” shall have the meaning set forth in Section 9.10(c)(v).

Exhibit 2.1
Execution Version

“Returns” shall mean returns, reports, information returns or other documents, including any schedule or attachment thereto, and including any amendment thereof, filed or required to be filed with any Taxing Authority relating to Taxes.
“Run-off Policies” shall have the meaning set forth in Section 6.16.
“Scheduled Contracts” shall have the meaning set forth in Section 3.15.
“Security Incidents” shall mean (i) any unauthorized access, acquisition, interruption, alteration or modification, loss, theft, corruption or other unauthorized processing of Personal Information and/or Business Data of a nature that requires notice to be given to any Person under applicable Information Privacy and Security Requirements, or (ii) inadvertent, unauthorized, and/or unlawful sale, use, distribution or rental of Personal Information and/or Business Data.
“Shareholder(s)” shall have the meaning set forth in the preamble hereto.
“Shareholder Excluded Claims” shall mean, with respect to a specific Shareholder, a claim by a Buyer Indemnified Party under Section 9.3(b)(ii) based on Fraud committed by such Shareholder and any claim pursuant to a breach by such Shareholder of any Shareholder Fundamental Representation (including such breach of a Shareholder Fundamental Representation made in the certificate to be delivered pursuant to Section 7.1(c)).
“Shareholder Fundamental Representations” shall mean the representations and warranties set forth in Section 4.1 (Authorization; Etc.), Section 4.3 (Title to Shares), and Section 4.6 (Brokers, Finders, Etc.).
“Shareholder Group” shall mean, collectively, the Shareholders, Shareholder Representative and each of their respective former, current, or future Affiliates, direct or indirect equity owners, officers, directors, and representatives (and each of the foregoing Persons shall be a “Shareholder Group Member”).
“Shareholder Indemnified Parties” shall have the meaning set forth in Section 9.2.
“Shareholder Policy Contribution Amount” shall have the meaning set forth in Section 6.16.
“Shareholder Prepared Returns” shall have the meaning set forth in Section 6.9(a).
“Shareholder Releasing Party” shall have the meaning set forth in Section 6.13(a).
“Shareholder Representative” shall have the meaning set forth in the preamble hereto.
“Shareholder Representative Expense Account” shall have the meaning set forth in Section 2.7.
“Shareholder Representative Expense Amount” shall have the meaning set forth in Section 2.7.

Exhibit 2.1
Execution Version

“Shareholder Section 481(a) Amount” shall mean an amount equal to (a) the product of (i) the combined highest marginal U.S. federal and applicable state income Tax rate (not to exceed a combined 26% in total), multiplied by (ii) the amount of any adjustment required under Section 481(a) of the Code relating to a change in method of accounting with respect to any Acquired Company in a Post-Closing Tax Period as a result of the transactions contemplated by this Agreement, less (b) the Buyer Section 481(a) Amount.
“Shares” shall have the meaning set forth in the first recital hereof.
“Software” shall mean any and all computer programs, including operating system and applications software, computerized implementations of algorithms and program interfaces, whether in source code or object code form (including all of the foregoing that is installed on computer hardware) and all available documentation, including user manuals, relating to the foregoing.
“Standard Form of Medical Provider Agreement” shall mean a form of Medical Provider Agreement substantially in the form made available to Buyer by the Company.
“State and Local Tax Liability” means any Taxes arising from or related to State Income Taxes for which any Acquired Company is liable and, without duplication, any third-party costs and expenses incurred in connection with a Tax Contest or in preparing and filing a Voluntary Disclosure Agreement for such Taxes, including any revenue ruling, private letter ruling or other ruling from a Taxing Authority sought in connection therewith.
“State Income Taxes” shall have the meaning set forth in Section 6.9(g).
“Straddle Period” shall mean any taxable period that includes (but does not end on) the Closing Date.
“Successor Shareholder” shall have the meaning set forth in Section 11.15(a).
“Tax Benefit” shall have the meaning set forth in Section 9.5.
“Tax Contest” shall have the meaning set forth in Section 6.9(i).
“Tax Escrow Amount” shall mean an amount equal to Eight Million One Hundred Forty-Five Thousand Dollars ($8,145,000), less the amount, if any, by which Funded State and Local Tax Liability Amount exceeds Five Million One Hundred Six Thousand Dollars ($5,106,000).
“Tax Escrow Funds” shall mean the portion of the Tax Escrow Amount held by the Escrow and Paying Agent in accordance with this Agreement and the Escrow Agreement, together with all interest, if any, earned from investment of such amounts.
“Tax Escrow Release Date” shall have the meaning set forth in Section 9.10(c)(v).

Exhibit 2.1
Execution Version

“Taxes” shall mean all taxes, imposts, charges, fees, levies, penalties or other assessments of any kind whatsoever imposed by any federal, state, local, or non-U.S. Governmental Entity, income, gross receipts, profits, premium, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, employment, unemployment, social security, disability, severance, excise, windfall profits, gains, capital, transfer, license, stamp, documentary stamp, mortgage recording, capital stock, escheat, unclaimed property, occupation, customs and import duties, or real or personal property, estimated or other taxes, together with any interest, penalties or additions to tax resulting from, attributable to, or incurred in connection with any such taxes or any contest or dispute thereof.
“Taxing Authority” shall mean any taxing authority of any federal, state, provincial, county, local, municipal or foreign governmental or administrative entity, agency or political subdivision thereof.
“Third Party Claim” shall have the meaning set forth in Section 9.4(a).
“Transaction Expenses” shall mean any of the following incurred by any Acquired Company on or prior to the Closing Date (or incurred on or prior to the Closing Date by any other Person that are required to be reimbursed by any Acquired Company) and unpaid as of the Closing, without duplication: (i) any obligations to pay any current or former directors, officers, employees or other service providers of any Acquired Company any compensation or other benefit arising or resulting from or triggered by the execution of this Agreement or the transactions contemplated by this Agreement (including any stay or retention bonuses or payments, sale bonuses or payments, change of control bonuses or payments, severance payments, retention bonuses or payments or similar bonuses or payments payable or arising solely in connection with the transactions contemplated by this Agreement, including the Phantom Unitholder Payments, but excluding any ordinary course salary or related payments), together with any employer portion of Taxes relating thereto or arising therefrom; (ii) any legal, accounting, financial advisory, investment banking, brokers’, finders’ or other advisory or consulting or similar fees, costs or other expenses incurred by or required to be reimbursed by any Acquired Company in connection with the transactions contemplated by this Agreement; (iii) fifty percent (50%) of the premium for the R&W Insurance Policies, (iv) the Shareholder Policy Contribution Amount, and (v) fifty percent (50%) of any Transfer Taxes. Transaction Expenses shall be reduced by the Buyer Policy Contribution Amount to the extent any portion thereof was paid by the Acquired Companies or Shareholders prior to the Closing.
“Transaction Tax Deductions” shall mean all items of loss, deduction, or credit resulting from or attributable to fees, costs and expenses of the Acquired Companies related to or arising out of the transactions contemplated by this Agreement or reflected as a liability on the Closing Statement (or in the determination of Final Closing Net Working Capital), including any loss, deduction or credit resulting from any employee bonuses, debt prepayment fees or capitalized debt costs, but only to the extent such amounts are included in Loan Indebtedness, Transaction Expenses or as a liability in Net Working Capital, each as finally determined, or are otherwise paid prior to Closing.
“Transfer Taxes” shall have the meaning set forth in Section 6.9(e).

Exhibit 2.1
Execution Version

“Uncashed Veteran Mileage Checks” shall mean all checks issued to Veterans by the Acquired Companies pursuant to the VA Contracts for mileage incurred by Veterans in attending the medical disability examination(s) and/or diagnostic testing associated with their claim for benefits which, as of the Effective Time, (i) have been reimbursed to the Acquired Companies by the VA and (ii) have not been cashed by the applicable Veteran payee(s).
“VA” shall mean the United States Department of Veterans Affairs.
“VA Contracts” shall mean (i) the VA Region 1 Contract, (ii) the VA Region 2 Contract, (iii) the VA Region 3 Contract, (iv) the VA Region 4 Contract, and (v) the VA District 7 Contract.
“VA District 7 Contract” shall mean Contract No. VA119A-16-D-0039 effective March 28, 2016 between VES Texas and the VA, as modified by Amendments No. P00001 effective as of August 1, 2018, No. P00002 effective as of May 4, 2017, No. P00003 effective as of August 9, 2018, No. P00004 effective as of November 26, 2018, No. P00005 effective as of March 28, 2017, No. P00006 effective as of August 30, 2019, No. P00007 effective as of November 3, 2017, No. P00008 effective as of January 17, 2018, No. P00009 effective as of March 22, 2018, No. P00010 effective as of September 10, 2018, No. P00011 effective as of October 26, 2018, No. P00012 effective as of February 20, 2019, No. P00013 effective as of March 11, 2019, No. P00014 effective as of March 12, 2019, No. P00015 effective as of April 1, 2020, No. P00016 effective as of October 13, 2020 and No. P00017 effective as of April 1, 2021, and Amendment of Solicitation/Modification P00001 of Contract No. VA119A-16-D-0039 VA119-16-J-0071 effective as of March 27, 2017, Amendment of Solicitation/Modification P00002 of Contract No. VA119A-16-D-0039 effective as of September 30, 2016, all Solicitation/Contract/Orders For Commercial Items thereunder including Solicitation/Control/Order For Commercial Items Order No. VA119-16-J-0071 and Requisition No. 101-16-3-5894-0073 and 101-16-5894-0151 effective as of September 30, 2016, Solicitation/Control/Order For Commercial Items Order No. VA119-17-J-0070 and Requisition No. 101-17-2-5894-0068 effective as of March 28, 2017, Solicitation/Control/Order For Commercial Items Order No. 36C10X18N0107 and Requisition No. 101-18-2-4678-0043 effective as of April 1, 2018, Solicitation/Control/Order For Commercial Items Order No. 36C10X19N0054 and Requisition No. 101-19-2-4678-0072 effective as of March 29, 2019, Solicitation/Control/Order For Commercial Items Order No. 36C10X20N0037 and Requisition No. 101-20-1-4678-0026 effective as of October 1, 2019, Solicitation/Control/Order For Commercial Items Order No. 36C10X20N0066 and Requisition No. 101-20-2-4678-0039 effective as of April 1, 2020, and Solicitation/Control/Order For Commercial Items Order No. 36C10X21N0058 and Requisition No. F365429-21-0000034 effective as of April 1, 2021.
“VA Region 1 Contract” shall mean Contract No. 36C10X19D0003 effective as of November 28, 2018 between VES Texas and the VA, as modified by Amendments No. P00001 effective as of December 12, 2018, No. P00002 effective as of November 28, 2019, No. P00003 effective as of February 1, 2020, No. P00004 effective as of August 19, 2020, No. P00005 effective as of October 1, 2020 and No. P00007 effective as of March 22, 2021, and all Solicitation/Contract/Orders For Commercial Items thereunder including Solicitation/Contract/

Exhibit 2.1
Execution Version

Order For Commercial Items Order No. 36C10X19N0020 effective as of November 28, 2018, Solicitation/Contract/Order For Commercial Items Order No. 36C10X20F0012 and Requisition No. 101-20-1-4678-0003 effective as of November 18, 2019, Solicitation/Contract/Order For Commercial Items Order No. 36C10X20N0024 and Requisition No. 101-20-1-4678-0020 effective as of November 28, 2019 and Solicitation/Contract/Order For Commercial Items Order No. 36C10X21N0016 and Requisition No. 101-21-1-5207-0008 effective as of October 1, 2020.
“VA Region 2 Contract” shall mean Contract No. 36C10X19D0006 effective as of November 28, 2018 between VES Texas and the VA, as modified by Amendments No. P00001 effective as of December 12, 2018, No. P00002 effective as of November 28, 2019, No. P00003 effective as of February 1, 2020, No. P00004 effective as of August 19, 2020, No. P00005 effective as of October 1, 2020 and No. P00007 effective as of April 8, 2021, and all Solicitation/Contract/Orders For Commercial Items thereunder including Solicitation/Contract/Order For Commercial Items Order No. 36C10X19N0023 effective as of November 28, 2018, Solicitation/Contract/Order For Commercial Items Order No. 36C10X20N0016 and Requisition No. 101-20-1-4678-0007 effective as of November 18, 2019, Solicitation/Contract/Order For Commercial Items Order No. 36C10X20N0033 and Requisition No. 101-20-1-4678-0021 effective as of November 28, 2019, and Solicitation/Contract/Order For Commercial Items Order No. 36C10X21N0018 and Requisition No. 101-21-1-5207-0009 effective as of October 1, 2020.
“VA Region 3 Contract” shall mean Contract No. 36C10X19D0009 effective as of November 28, 2018 between VES Texas and the VA, as modified by Amendments No. P00001 effective as of December 12, 2018, No. P00002 effective as of November 28, 2019, No. P00003 effective as of February 1, 2020, No. P00004 effective as of August 19, 2020, No. P00005 effective as of October 1, 2020 and No. P00007 effective as of April 8, 2021, and all Solicitation/Contract/Orders For Commercial Items thereunder including Solicitation/Contract/Order For Commercial Items Order No. 36C10X19N0026 effective as of November 28, 2018, Solicitation/Contract/Order For Commercial Items Order No. 36C10X20N0011 and Requisition No. 101-20-1-4678-0010 effective as of November 18, 2019, Solicitation/Contract/Order For Commercial Items Order No. 36C10X20N0020 and Requisition No. 101-20-1-4678-0022 effective as of November 28, 2019 and Solicitation/Contract/Order For Commercial Items Order No. 36C10X21N0020 and Requisition No. 101-21-1-5207-0010 effective as of October 1, 2020.
“VA Region 4 Contract” shall mean Contract No. 36C10X19D0011 effective as of November 28, 2018 between VES Texas and the VA, as modified by Amendments No. P00001 effective as of December 12, 2018, No. P00002 effective as of November 28, 2019, No. P00003 effective as of February 1, 2020, No. P00004 effective as of August 19, 2020, No. P00005 effective as of October 1, 2020 and No. P00007 effective as of April 8, 2021, and all Solicitation/Contract/Orders For Commercial Items thereunder including Solicitation/Contract/Order For Commercial Items Order No. 36C10X19N0028 effective as of November 28, 2018, Solicitation/Contract/Order For Commercial Items Order No. 36C10X20N0019 and Requisition No. 101-20-1-4678-0012 effective as of November 18, 2019, Solicitation/Contract/Order For Commercial Items Order No. 36C10X20N0026 and Requisition No. 101-20-1-4678-0023 effective as of November 28, 2019 and Solicitation/Contract/Order For Commercial Items Order No. 36C10X21N0021 and Requisition No. 101-21-1-5207-0011 effective as of October 1, 2020.

Exhibit 2.1
Execution Version

“VDR” shall have the meaning set forth in Section 2.3(h).
“VES Texas” shall mean Veterans Evaluation Services, Inc., a Texas corporation.
“Voluntary Disclosure Agreement” means an agreement between any Acquired Company, as applicable, and any Taxing Authority pursuant to which any Acquired Company, as applicable, has voluntarily disclosed and agreed to pay to such Taxing Authority any State Income Taxes.
“Vulnerability Testing” shall mean penetration testing, ethical hacking, and other activities and methods regarding the testing of a network’s or computer system’s information security controls, including physical, administrative, and technical information security controls.
“WARN Act” shall mean the U.S. Worker Adjustment and Retraining Notification Act and the rules and regulations promulgated thereunder.
Section 1.2Construction.
(a)When a reference is made in this Agreement to a paragraph, subparagraph, Section, subsection, clause, subclause, Article, Recital, Exhibit or Schedule, such reference shall be to a paragraph, subparagraph, Section, subsection, clause, subclause, Article, Recital, Exhibit or Schedule in or to this Agreement unless otherwise indicated.
(b)For purposes of this Agreement, the words “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation.”
(c)The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
(d)Any dollar thresholds set forth herein shall not be used as a benchmark for determinations of what is or is not “material” under this Agreement. All references in this Agreement to “dollars” or “$” mean United States dollars.
(e)Unless the context of this Agreement otherwise requires, all references in this Agreement to a “party” or “parties” refer to the parties signing this Agreement.
(f)Unless the context of this Agreement otherwise requires (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; and (iii) the terms “hereof,” “herein,” “hereunder” and derivative or similar words refer to this entire Agreement.
(g)Any accounting term used and not otherwise defied in this Agreement or any Ancillary Agreement has the meaning assigned to such term in accordance with GAAP.

Exhibit 2.1
Execution Version

(h)Except when used together with the word “either” or otherwise for the purpose of identifying mutually exclusive alternatives, the term “or” has the inclusive meaning represented by the phrase “and/or”.
(i)Any reference to “days” means calendar days unless Business Days are expressly specified.
(j)When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day.
(k)The words “made available,” “provided” or words of similar import with respect to any item made available or provided by the Company shall mean that such item was posted at least two (2) Business Days prior to the date hereof (or posted not later than the date hereof with the express written acknowledgment by Buyer that such item has been so “made available” or “provided”) in the VDR.
Section 1.3No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any Person.
ARTICLE II
PURCHASE; CLOSING
Section 2.1Purchase and Sale of Shares. On and subject to the terms of this Agreement, at the Closing, Buyer shall purchase from the Shareholders, and the Shareholders shall sell, convey, transfer and deliver to Buyer, the Shares, free and clear of all Liens, other than Liens imposed by federal and state securities Laws.
Section 2.2Consideration. Subject to adjustment as provided in Section 2.6, the consideration for the sale, conveyance, transfer and delivery of the Shares by the Shareholders to Buyer shall be the Final Purchase Price.
Section 2.3Deliveries by the Company and Shareholders. At the Closing, the Company and the Shareholders shall deliver, or cause to be delivered, the following to Buyer:
(a)Stock certificates (or in the case of a lost, stolen or destroyed certificate, an affidavit of that fact by the holder thereof) representing all of the Shares, in each case accompanied by duly executed Assignments Separate from Certificates;
(b)the certificate contemplated by Section 7.1(c);
(c)the Escrow Agreement duly executed by Shareholder Representative;
(d)the Funds Flow Statement duly executed by Company and Shareholder Representative;

Exhibit 2.1
Execution Version

(e)the articles of incorporation of each Acquired Company certified by the Secretary of State (or comparable State office) of the State of its organization dated within ten (10) Business Days of the Closing Date;
(f)a good standing certificate of each Acquired Company issued by the Secretary of State (or comparable State office) of the State of its organization and any state in which such entity is qualified to do business, in each case dated within ten (10) Business Days of the Closing Date;
(g)a certificate of the Secretary or other duly authorized officer of each Acquired Company attaching as current, correct and complete a copy of the bylaws of each Acquired Company, and with respect to the Company, also certifying (i) as current, correct and complete a copy of the resolutions of the board of directors of the Company, authorizing the execution, delivery and performance of this Agreement and each Ancillary Agreement to which the Company is a party, and the transactions contemplated hereby and thereby and (ii) as correct the incumbency and signatures of the officers of the Company authorized to execute this Agreement and any Ancillary Agreement to which the Company is a party;
(h)two (2) or more portable “thumb drives,” in PC-readable format, that contain readable, working Adobe or other (i.e., Microsoft Office) portable document format files that set forth a complete and accurate set of the documents made available, provided or delivered to Buyer prior to the Closing through the virtual data room (“VDR”) hosted by Datasite with respect to the transactions contemplated by this Agreement;
(i)written resignations and releases by all directors and officers of the Acquired Companies set forth on Schedule 2.3(i), in each case effective as of the Closing Date;
(j)the organizational records of each Acquired Company, including all minute books and governance records of each Acquired Company, and all stock certificates of each Company Subsidiary;
(k)an IRS Form W-9 duly executed by each Shareholder and dated as of the Closing Date;
(l)evidence of the termination of the Contracts and arrangements set forth on Schedule 2.3(l);
(m)as applicable, (i) customary payoff letters from each creditor of each Acquired Company with respect to the Closing Loan Indebtedness to be paid at Closing, each of which shall (A) confirm the amount of Closing Loan Indebtedness payable thereunder and (B) if applicable, provide that when such amount payable thereunder is received, any and all Liens and all guarantees granted in connection therewith will be automatically terminated or released and allow Buyer, the Company or any of their Affiliates to make all required filings to evidence such termination or release, (ii) customary invoices from each creditor of each Acquired Company with respect to Closing Transaction Expenses to be paid at Closing, each of which shall confirm the amount of Closing Transaction Expenses payable thereunder and (iii) evidence reasonably

Exhibit 2.1
Execution Version

acceptable to Buyer of the removal or satisfaction of any guaranty by any Acquired Company of any Loan Indebtedness of another Person (excluding any other Acquired Company);
(n)evidence of receipt of the consent and approvals or delivery of notices set forth on Schedule 2.3(n), in form and substance reasonably acceptable to Buyer;
(o)duly executed offer letters from the persons set forth on Schedule 2.3(o);
(p)duly executed Restrictive Covenant Agreements from the persons set forth on Schedule 2.3(p);
(q)evidence reasonably satisfactory to Buyer that all loans made to Shareholders have been paid off;
(r)duly executed certificates of trust delivered by each Shareholder which is a trust, in form and substance reasonably satisfactory to Buyer and the applicable Shareholder;
(s)duly executed releases from each of the Phantom Unitholders; and
(t)the Paying Agent Agreement, duly executed by Shareholder Representative.
Section 2.4Deliveries by Buyer. At the Closing, Buyer shall deliver or cause to be delivered the following to the Shareholders, or such other Person specified below:
(a)payment to the holders of Estimated Closing Loan Indebtedness or to the Escrow and Paying Agent for further distribution to the holders of Estimated Closing Loan Indebtedness (as set forth in the Funds Flow Statement) by wire transfer of immediately available funds (in accordance with the wire instructions set forth in the Funds Flow Statement), on behalf of the Acquired Companies, that amount of money due and owing from any Acquired Company to each such holder of the Estimated Closing Loan Indebtedness payable as set forth in the Funds Flow Statement;
(b)payment to third parties or to the Escrow and Paying Agent for further distribution to third parties (as set forth in the Funds Flow Statement) by wire transfer of immediately available funds (in accordance with the wire instructions set forth in the Funds Flow Statement), on behalf of the Acquired Companies, that amount of money due and owing from any Acquired Company to such third parties for Estimated Closing Transaction Expenses, except for Phantom Unitholder Payments which shall be paid as set forth in Section 2.4(c), as set forth in the Funds Flow Statement;
(c)payment to the Company or to Company’s payroll processor by wire transfer of immediately available funds (in accordance with the wire instructions set forth in the Funds Flow Statement), the amount of the Phantom Unitholder Payments that are to be paid by the Company through the Acquired Company’s payroll to the Phantom Unitholders (plus the employer portion of any applicable employee payroll and employment Taxes, which shall be paid to the applicable Taxing Authority) as set forth in the Funds Flow Statement;

Exhibit 2.1
Execution Version

(d)payment to the Escrow and Paying Agent for further distribution to the Shareholders or other applicable payee, the amount of the Estimated Purchase Price, adjusted as follows:
(i)payment to the Escrow and Paying Agent by wire transfer of immediately available funds (in accordance with the wire instructions set forth in the Funds Flow Statement) a portion of the Estimated Purchase Price otherwise payable to the Escrow Participating Shareholders equal to the Escrow Amount;
(ii)payment to Shareholder Representative by wire transfer of immediately available funds (in accordance with the wire instructions set forth in the Funds Flow Statement) a portion of the Estimated Purchase Price otherwise payable to the Escrow Participating Shareholders equal to the Shareholder Representative Expense Amount in accordance with Section 2.7; and
(iii)payment to each Shareholder by wire transfer of immediately available funds (in accordance with the wire instructions set forth in the Funds Flow Statement) an amount equal to the balance of the Estimated Purchase Price payable to each such Shareholder as set forth in the Funds Flow Statement; provided that the Funds Flow Statement shall reflect that the Adjustment Escrow Amount, the Indemnification Escrow Amount, the Tax Escrow Amount and the Shareholder Representative Expense Amount shall be funded through the portion of the Estimated Purchase Price otherwise payable to the Escrow Participating Shareholders and the amount of cash that each Escrow Participant would otherwise be entitled to receive at the Closing shall be reduced by such Escrow Participating Shareholder’s Pro Rata Escrow Portion of the Escrow Amount and the Shareholder Representative Expense Amount;
(e)the certificate contemplated by Section 8.1(c);
(f)the Escrow Agreement duly executed by Buyer and Escrow and Paying Agent;
(g)the articles of incorporation of Buyer certified by the Secretary of State (or comparable State office) of the State of its organization dated within ten (10) Business Days of the Closing Date;
(h)a good standing certificate of Buyer issued by the Secretary of State (or comparable State office) of the State of its organization and dated within ten (10) Business Days of the Closing Date;
(i)a certificate of an officer of Buyer, in form and substance reasonably satisfactory to Shareholder Representative, certifying as to (i) the resolutions of the directors of Buyer approving and authorizing this Agreement and the transactions contemplated by this Agreement and (ii) the bylaws of Buyer; and
(j)the Paying Agent Agreement, duly executed by the Escrow and Paying Agent and Buyer.

Exhibit 2.1
Execution Version

Section 2.5Time and Place of Closing. Subject to the conditions set forth in this Agreement, the consummation of the transactions contemplated by this Agreement (“Closing”) shall take place on the later of (a) May 31, 2021 and (b) the date that is five (5) Business Days after the satisfaction of all conditions to Closing or waiver thereof by the applicable party, or if Shareholder Representative and Buyer mutually agree in writing on a different date, the date upon which they have mutually agreed (the actual date of Closing, the “Closing Date”) at 9:00 a.m., central time. The Closing shall be deemed effective as of 11:59 p.m. on the Closing Date (the “Effective Time”). The parties agree that the Closing may take place by exchange of appropriate documentation among the parties via overnight delivery, electronic transmission and other similar means of exchanging documentation, and the parties will not be required to be in attendance at the same location on the Closing Date.
Section 2.6Purchase Price Adjustment.
(a)At least three (3) Business Days prior to the Closing Date, Company shall in good faith prepare and deliver to Buyer a written estimate of the amount of (i) the Closing Net Working Capital (the “Estimated Closing Net Working Capital”), including any Estimated Net Working Capital Deficit or Estimated Net Working Capital Surplus, (ii) the Closing Cash Amount (the “Estimated Closing Cash Amount”), (iii) the Closing Loan Indebtedness (the “Estimated Closing Loan Indebtedness”), (iv) the Closing Transaction Expenses (the “Estimated Closing Transaction Expenses”), and (v) the Estimated Purchase Price, each calculated as of the Effective Time, together with an estimated balance sheet of the Acquired Companies, on a consolidated basis, as of the Effective Time (the “Estimated Closing Balance Sheet”, and together with the items set forth in clauses (i) through (v), the “Estimated Closing Statement”). The Estimated Closing Statement shall be prepared in accordance with the Company’s Accounting Principles and consistent with Exhibit C, provided that in the event of any conflict between the Company’s Accounting Principles and Exhibit C, the Company’s Accounting Principles shall govern. At such time, the Company shall also deliver a draft of the Funds Flow Statement. As promptly as practicable but not later than one (1) Business Day prior to the Closing, Buyer shall identify any adjustments that it believes are required to the Estimated Closing Statement. If Shareholder Representative disputes any such adjustments, then Buyer and Shareholder Representative shall use reasonable best efforts to resolve such dispute, after which the Company shall re-deliver to Buyer the Estimated Closing Statement and Funds Flow Statement with such adjustments as the parties have agreed are appropriate. Buyer shall be entitled to rely in full on the information provided by the Company in the Estimated Closing Statement and Funds Flow Statement. The Initial Purchase Price minus the Estimated Net Working Capital Deficit (if any), plus the Estimated Net Working Capital Surplus (if any), plus the Estimated Closing Cash Amount, minus the Estimated Closing Loan Indebtedness, minus the Estimated Closing Transaction Expenses shall be the “Estimated Purchase Price.” Notwithstanding anything else in this Agreement, the Estimated Closing Statement, the Estimated Closing Balance Sheet and in turn the calculation of the amounts set forth therein shall not reflect any liabilities or assets related to actions taken on the Closing Date by Buyer or its Affiliates, including in connection with any financing or transfer of cash into the Acquired Companies.

Exhibit 2.1
Execution Version

(b)As soon as practicable, but in no event later than ninety (90) days following the Closing Date, Buyer shall in good faith prepare and deliver to Shareholder Representative a written statement with a calculation, as of the Effective Time, of (i) the Net Working Capital (the “Closing Net Working Capital”), including the amount of Net Working Capital Surplus or Net Working Capital Deficit, if any, (ii) the Cash (the “Closing Cash Amount”), (iii) the Loan Indebtedness (the “Closing Loan Indebtedness”), (iv) the Transaction Expenses (the “Closing Transaction Expenses”), and (v) the Final Purchase Price, together with the balance sheet of the Acquired Companies, on a consolidated basis, as of the Effective Time, and reasonable supporting documentation for the forgoing calculations and material differences between the Estimated Closing Statement and the Closing Statement (such statement including items in clauses (i) through (v) and such balance sheet, the “Closing Statement”). The Closing Statement shall be prepared in accordance with Company’s Accounting Principles and consistent with Exhibit C, provided that in the event of any conflict between the Company’s Accounting Principles and Exhibit C, the Company’s Accounting Principles shall govern.
(c)During the review periods provided pursuant to Section 2.6(d) and Section 2.6(e) and the Resolution Period, Buyer shall (i) provide Shareholder Representative and Shareholder Representative’s authorized representatives with reasonable access during normal business hours to the books and records of the Acquired Companies to the extent reasonably requested by Shareholder Representative or his authorized representatives to review the amounts and calculations in the Closing Statement, and (ii) reasonably and timely cooperate with Shareholder Representative’s and his authorized representatives’ reasonable requests with respect to the amounts and calculations included in the Closing Statement.
(d)After Buyer delivers the Closing Statement required by Section 2.6(b) to Shareholder Representative, Shareholder Representative shall have sixty (60) days to review such statement and supporting materials. Buyer shall cooperate with Shareholder Representative and its authorized representatives to the extent reasonably required to complete Shareholder Representative’s and its authorized representatives’ review of the Closing Statement. Unless Shareholder Representative delivers written notice to Buyer on or prior to the sixtieth (60th) day after Shareholder Representative’s receipt of the Closing Statement, specifying in reasonable detail the amount, nature and basis of all disputed items, Shareholder Representative shall be deemed to have accepted and agreed to the calculations set forth in the Closing Statement and the proposed Final Purchase Price. If Shareholder Representative timely notifies Buyer of its objection to any calculation included in the Closing Statement, Shareholder Representative and Buyer shall, within sixty (60) days (or such longer period as the parties may agree in writing) following such notice (“Resolution Period”), attempt to resolve their differences and any resolution by them as to any disputed amounts shall be final, binding and conclusive.
(e)If, at the conclusion of the Resolution Period, there are any amounts remaining in dispute with respect to the calculations set forth in the Closing Statement, then such amounts remaining in dispute shall be submitted to KPMG, or, if such firm is unable to serve in such capacity, to a firm of nationally recognized independent public accountants selected by Shareholder Representative and Buyer within ten (10) days after the expiration of the Resolution Period (the firm selected pursuant to this Section 2.6(e), the “Neutral Auditors”). If KPMG

Exhibit 2.1
Execution Version

cannot serve as Neutral Auditors and Shareholder Representative and Buyer are unable to agree on the Neutral Auditors, then each of Shareholder Representative, on the one hand, and Buyer, on the other hand, shall have the right to request the office of the American Arbitration Association to appoint the Neutral Auditors, which Neutral Auditors shall not have had a material relationship with Shareholder Representative, Buyer or any of their respective Affiliates within the past two (2) years. Each party agrees to execute, if requested by the Neutral Auditors, a reasonable engagement letter, including customary indemnities. All fees and expenses relating to the work, if any, to be performed by the Neutral Auditors shall be borne as between the Shareholders, on the one hand, and Buyer, on the other hand, in proportion to the allocation of the dollar amount of the amounts remaining in dispute between Shareholder Representative and Buyer made by the Neutral Auditors such that the prevailing party pays the lesser proportion of the fees and expenses. For example, if Shareholder Representative claims the Final Purchase Price is $1,000 greater than the amount determined by Buyer, and if the Neutral Auditors ultimately resolve the dispute by awarding the Shareholders $300 of the $1,000 contested, then the costs and expenses of the Neutral Auditors will be allocated 30% (i.e., 300 ÷ 1,000) to Buyer and 70% (i.e., 700 ÷ 1,000) to the Shareholders. The Neutral Auditors shall act as arbitrators to determine, based solely on the provisions of this Section 2.6 and the presentations by Shareholder Representative and Buyer, and not by independent review, only those issues still in dispute. The Neutral Auditors’ determination shall be made within thirty (30) days of their selection, shall be set forth in a written statement delivered to Shareholder Representative and Buyer and shall be deemed a final, binding and conclusive arbitration award. A judgment of a court of competent jurisdiction may be entered upon the Neutral Auditors’ determination. The terms “Final Closing Net Working Capital”, “Final Closing Cash Amount”, “Final Closing Loan Indebtedness”, and “Final Closing Transaction Expenses” shall mean the definitive Closing Net Working Capital, Closing Cash Amount, Closing Loan Indebtedness and Closing Transaction Expenses agreed to (or deemed to be agreed to) by Buyer and Shareholder Representative in accordance with Section 2.6(d) or resulting from the determinations made by the Neutral Auditors in accordance with this Section 2.6(e) (in addition to those items agreed to by Shareholder Representative and Buyer prior thereto).
(f)The “Final Purchase Price” shall equal the Initial Purchase Price minus the Net Working Capital Deficit (if any), plus the Net Working Capital Surplus (if any), plus the Final Closing Cash Amount, minus the Final Closing Loan Indebtedness, minus the Final Closing Transaction Expenses.
(i)If the Final Purchase Price exceeds the Estimated Purchase Price, within five (5) Business Days after the Final Purchase Price is agreed to by Buyer and Shareholder Representative or any remaining disputed items are ultimately determined by the Neutral Auditors, (A) Buyer will pay to the Escrow and Paying Agent for further distribution to the Shareholder Representative (on behalf of the Escrow Participating Shareholders) by wire transfer of immediately available funds to the account specified by Shareholder Representative an amount equal to such excess and (B) Buyer and Shareholder Representative will arrange for the release of the entire Adjustment Escrow Fund in accordance with the terms of the Escrow Agreement to Shareholder Representative (on behalf of the Escrow Participating Shareholders), whereupon, as soon as practicable following the receipt by Shareholder Representative of the

Exhibit 2.1
Execution Version

funds referenced in (A) and (B), Shareholder Representative will distribute such funds to the Escrow Participating Shareholders in accordance with each Escrow Participating Shareholder’s Pro Rata Escrow Portion;
(ii)If the Final Purchase Price is less than the Estimated Purchase Price (such deficit, a “Downward Adjustment”), within five (5) Business Days after the Final Purchase Price is agreed to by Buyer and Shareholder Representative or any remaining disputed items are ultimately determined by the Neutral Auditors, (A) if the Downward Adjustment is less than the Adjustment Escrow Fund, (I) Buyer and Shareholder Representative will arrange for the release of the Downward Adjustment from the Adjustment Escrow Fund in accordance with the terms of the Escrow Agreement to Buyer and (II) Buyer and Shareholder Representative will arrange for the release of the balance of the Adjustment Escrow Fund after giving effect to the distribution contemplated by the foregoing clause (I) in accordance with the terms of the Escrow Agreement to Shareholder Representative (on behalf of the Escrow Participating Shareholders), whereupon, as soon as practicable following the receipt by Shareholder Representative of such funds, Shareholder Representative will distribute such funds to the Escrow Participating Shareholders in accordance with each Escrow Participating Shareholder’s Pro Rata Escrow Portion, (B) if the Downward Adjustment is equal to the Adjustment Escrow Fund, Buyer and Shareholder Representative will arrange for the release of the Downward Adjustment from the Adjustment Escrow Fund in accordance with the terms of the Escrow Agreement to Buyer or (C) if the Downward Adjustment is greater than the Adjustment Escrow Fund, (I) Buyer and Shareholder Representative will arrange for the release of the entire Adjustment Escrow Fund in accordance with the terms of the Escrow Agreement to Buyer and (II) in Buyer’s sole discretion, (x) Buyer and Shareholder Representative will arrange to release any remaining amount of the Downward Adjustment not satisfied by operation of clause (I) from the Indemnification Escrow Fund to Buyer in accordance with the Escrow Agreement and/or (y) the Escrow Participating Shareholders shall, on a joint and several basis, pay any remaining amount of the Downward Adjustment not satisfied by operation of clause (I) (and, if applicable, clause (II)(x)), by wire transfer of immediately available funds to an account designated by Buyer in writing; or
(iii)If the Final Purchase Price is equal to the Estimated Purchase Price, Buyer and Shareholder Representative will arrange for the release of the entire Adjustment Escrow Fund in accordance with the terms of the Escrow Agreement to Shareholder Representative (on behalf of the Escrow Participating Shareholders), whereupon, as soon as practicable following the receipt by Shareholder Representative of such funds, Shareholder Representative will distribute such funds to the Escrow Participating Shareholders in accordance with each Escrow Participating Shareholder’s Pro Rata Escrow Portion.
Any portion of any matter taken into account, to the extent such matter or portion thereof is taken into account, in the calculation of the Estimated Purchase Price or the Final Purchase Price pursuant to this Section 2.6 shall not also be claimed as a Loss pursuant to ARTICLE IX.
Section 2.7Shareholder Representative Expense Amount. At the Closing, Buyer will deposit a portion of the Estimated Purchase Price equal to Two Hundred Fifty Thousand Dollars ($250,000) (the “Shareholder Representative Expense Amount”) by wire transfer of

Exhibit 2.1
Execution Version

immediately available funds into the account specified in the Funds Flow Statement (the “Shareholder Representative Expense Account”) for the purpose of funding any expenses and fees of Shareholder Representative arising in connection with the administration of Shareholder Representative’s duties under this Agreement. Shareholder Representative will not use the Shareholder Representative Expense Amount for any purposes other than as provided in this Agreement. As soon as practicable following the completion of Shareholder Representative’s duties, Shareholder Representative will distribute the balance of the then-remaining funds in the Shareholder Representative Expense Account to the Escrow Participating Shareholders in accordance with each Escrow Participating Shareholder’s Pro Rata Escrow Portion. For Tax purposes, the Shareholder Representative Expense Amount will be treated as having been received by the Escrow Participating Shareholders and voluntarily set aside by the Escrow Participating Shareholders at the time of the Closing.
Section 2.8Withholding. Buyer, the Escrow and Paying Agent or any of the Company or any Company Subsidiary shall be entitled to deduct and withhold from any payment to any Person pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any other provision of applicable Law. To the extent that amounts are so withheld by Buyer, the Escrow and Paying Agent, or any of the Company or any Company Subsidiary, such withheld amounts (a) shall be remitted to the applicable Governmental Entity and (b) shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such amounts were withheld. Buyer shall provide written notice to the Shareholder Representative at least three (3) days prior to the date that any such amount is anticipated to be deducted or withheld from any payment payable hereunder and shall reasonably cooperate with the Shareholder Representative to establish any available exemptions from such deduction or withholding.
ARTICLE III
REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY
Each of the Escrow Participating Shareholders, jointly and severally, and the Company hereby represent and warrant to Buyer as follows:
Section 3.1Organization; Authorization; Etc.
(a)Each Acquired Company is a corporation duly organized, validly existing and in good standing under the laws of the State of its organization. The Acquired Companies have all requisite corporate power and authority to carry on the Business as it is now being conducted, and to own, operate and lease its properties and assets. Each Acquired Company is qualified or licensed to do business in the states listed on Schedule 3.1(a), and each is in good standing in each such state. Each Acquired Company is qualified or licensed to do business in all states in which the character of the properties owned or held under lease by it or the nature of its business makes such qualification or license necessary, except where failure to be so qualified or licensed would not, individually or in the aggregate, have a material and adverse impact on any such Acquired Company. Except as set forth on Schedule 3.1(a) since January 1, 2017, no

Exhibit 2.1
Execution Version

Acquired Company has been known by or used any corporate, fictitious or other name in the conduct of the Acquired Companies’ Business.
(b)Company has full power to execute and deliver this Agreement and each Ancillary Agreement to which it is a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each Ancillary Agreement to which the Company is a party, the performance of Company’s obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby have been (and in the case of the applicable Ancillary Agreements at or prior to Closing will be) duly and validly authorized by all necessary proceedings on the part of Company. This Agreement has been (and in the case of the applicable Ancillary Agreements at or prior to Closing will be) duly executed and delivered by Company, and, assuming the due execution hereof by Buyer, constitutes (or will constitute with respect to the applicable Ancillary Agreements) the legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, or moratorium laws, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies.
(c)Schedule 3.1(c) lists all current directors and corporate officers of each Acquired Company, showing each such Person’s name and position(s). The Company has made available to Buyer all of the organizational documents, as amended to date, of each Acquired Company and the complete minute books of each Acquired Company. The minute books and records of the proceedings of each Acquired Company (i) contain complete records of all material actions since the formation of such Acquired Company taken at any meeting of such Acquired Company’s equityholders, board of directors and any committees of the board of directors and all material written consents in lieu of such meetings and (ii) are correct and complete in all material respects.
Section 3.2No Conflict. Except as set forth on Schedule 3.2(a), the execution, delivery and performance of this Agreement and each Ancillary Agreement to which it is a party, and the consummation of the transactions contemplated hereby and thereby will not (a) violate any provision of the articles of incorporation or bylaws of any Acquired Company, (b) give to any Person any right of termination, amendment, suspension, revocation or cancellation of, require any consent under, conflict with or violate any provision of, or be an event that is (or with the passage of time or giving of notice will result in) a violation of, or result in a default of or the acceleration of or entitle any Person to accelerate or declare a default of (whether after the giving of notice or lapse of time or both) any obligation under, or result in the imposition of any Lien upon any Acquired Company’s assets or properties pursuant to, any Scheduled Contract or Order to which such Acquired Company is a party or by which such Acquired Company’s assets or properties are bound, or (c) violate any Law or other restriction of any Governmental Entity to which such Acquired Company or such Acquired Company’s assets or properties are subject, except in the case of either of clauses (b) or (c) as would not reasonably be expected to be, individually or in the aggregate, material to the Business or the Acquired Companies. Except as set forth in Schedule 3.2(b) and filings under the HSR Act, no consent, approval, order or

Exhibit 2.1
Execution Version

authorization of, or registration, qualification, designation, declaration or filing with, or notice to, any Governmental Entity on the part of the Company is required in connection for the execution and delivery by the Company of this Agreement or any Ancillary Agreement to which the Company is a party, the performance of the obligations of the Company hereunder or thereunder or for the consummation by the Company of the transactions contemplated hereby or thereby.
Section 3.3Capitalization.
(a)Schedule 3.3(a) sets forth the following for each Acquired Company: (i) the number of shares of authorized capital stock of such Acquired Company, (ii) of the authorized capital stock of such Acquired Company, the number of shares issued and outstanding, and (iii) a list of the beneficial and record owners of all of the issued and outstanding shares of capital stock of such Acquired Company. There are no other outstanding equity interests of any Acquired Company. All issued and outstanding shares of capital stock of the Acquired Companies are duly authorized, validly issued, fully paid and nonassessable, and were issued in compliance with all applicable Laws and the terms and conditions of the applicable Acquired Company’s organizational documents, and were not issued in violation of any pre-emptive rights, rights of first refusal or first offer or similar rights. Company has good and valid title to all of the outstanding shares of capital stock of each Company Subsidiary, free and clear of any and all Liens, except for Liens imposed by applicable securities Laws. The stock transfer ledger of each Acquired Company is correct and complete and reflects all issuances, transfers, repurchases and cancellations of equity securities since each such Acquired Company’s formation.
(b)Other than this Agreement, there are no outstanding or authorized options, warrants, purchase rights, pre-emptive rights, rights of first refusal or first offer, subscription rights, conversion rights, exchange rights, or other Contracts or commitments that could require any Acquired Company to issue, sell, or otherwise cause to become outstanding any shares of capital stock of any Acquired Company or securities convertible or exchangeable for, or any options, warrants or other rights to purchase, any such capital stock. There are no bonds, debentures, notes or other Loan Indebtedness of any Acquired Company having the right to vote or consent (or convertible into or exchangeable for, securities having the right to vote or consent) on any matters reserved by applicable Law or by such Acquired Company’s organizational documents (as amended as of the date hereof) for approval by equityholders. Except as set forth on Schedule 3.3(b), there are no outstanding or authorized equity appreciation, phantom, profit participation, or similar rights with respect to any Acquired Company.
(c)Other than the Company’s Shareholders’ Agreement, (i) there are no Contracts or understandings to which any Acquired Company is a party with respect to the transfer, disposition, repurchase, redemption or other acquisition of any outstanding shares of capital stock of any Acquired Company, and (ii) there are no voting trusts, proxies, or other Contracts or understandings with respect to the voting of the capital stock of any Acquired Company or any dividends or distributions on account of such capital stock.
(d)Other than the Company Subsidiaries, and except as set forth in Schedule 3.3(d), none of the Acquired Companies (x) presently owns or controls, or has prior to the date

Exhibit 2.1
Execution Version

hereof owned or controlled, directly or indirectly, any interest in any other corporation, association or other business entity or Person and (y) is currently, or has been prior to the date hereof, a participant in any joint venture, partnership or similar arrangement.
Section 3.4Financial Statements; Controls.
(a)Company has delivered to Buyer (i) the audited consolidated balance sheets, statements of stockholders’ equity, statements of income and statements of cash flows of the Acquired Companies as of and for the twelve-month periods ended December 31, 2018, December 31, 2019 and December 31, 2020 and (ii) the unaudited consolidated balance sheets, statements of stockholders’ equity, statements of income and statements of cash flows of the Acquired Companies as of and for the two-month period from January 1, 2021 and ended February 28, 2021 (the “Latest Balance Sheet Date”, and such financial statements, the “Interim Financial Statements”), copies of which are attached as Schedule 3.4(a) (collectively, the “Financial Statements”). The Financial Statements present fairly in all material respects the financial condition and results of operations and cash flows of the Acquired Companies for the period or as of the date set forth therein and were prepared in accordance with the books and records of the Acquired Companies. The Financial Statements have been prepared in accordance with the Company’s Accounting Principles applied on a consistent basis throughout and among the periods indicated, except that the Interim Financial Statements do not contain footnotes and other presentation items required by GAAP and are subject to normal and recurring year-end adjustments, which would not reasonably be expected to be material in the aggregate.
(b)Except as disclosed on Schedule 3.4(b), there have been no “off-balance sheet arrangements” within the meaning of Item 303 of Regulation S-K of the United States Securities and Exchange Commission by any Acquired Company. The Acquired Companies maintain a system of internal accounting established and administered in accordance with GAAP. Each Acquired Company maintains materially accurate books and records reflecting its assets and liabilities and maintains internal accounting controls sufficient to provide reasonable assurance (consistent with that of similarly situated entities) that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP (subject in the case of unaudited financial statements to the absence of footnotes and other presentation items and changes resulting from normal and recurring year-end adjustments, which would not reasonably be expected to be material in the aggregate) and to maintain asset accountability; (iii) access to assets of such Acquired Company is permitted only in accordance with management’s general or specific authorization; (iv) the reporting of assets of such Acquired Company is compared with existing assets at regular intervals; and (v) accounts, notes and other receivables are periodically verified for actual amounts and recorded accurately, and proper and adequate procedures are implemented to effect the collection of accounts, notes and other receivables on a current and timely basis.
Section 3.5Undisclosed Liabilities. Except as disclosed on Schedule 3.5, and except to the extent reflected, reserved against or otherwise disclosed in the Financial Statements, the Acquired Companies do not have any Liabilities or obligations of any nature, except for

Exhibit 2.1
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Liabilities or obligations (a) under this Agreement or any Ancillary Agreement, (b) expressly included as a current liability in the Final Closing Net Working Capital, (c) expressly included in Final Closing Loan Indebtedness, (d) expressly included in Final Closing Transaction Expenses, (e) arising in the Ordinary Course since the Latest Balance Sheet Date, and which are not material to the Acquired Companies, taken as a whole, or (f) that are executory obligations under the Acquired Companies’ Contracts in the Ordinary Course (excluding Liabilities arising or relating to breach of contract or violations of Law).
Section 3.6Absence of Certain Changes. Since the Latest Balance Sheet Date through the date hereof: (a) there has been no Material Adverse Effect with respect to the Acquired Companies and (b) except as disclosed on Schedule 3.6, the Acquired Companies have not (i) incurred any material obligations or Liabilities or entered into any material transaction, Contract or commitment other than in the Ordinary Course; (ii) mortgaged, pledged, or subjected any of their assets to any Lien other than a Permitted Lien; (iii) disposed of any material assets (other than sales of inventory in the Ordinary Course) or entered into any Contract or other arrangement for any disposition; (iv) suffered any physical damage, destruction, or loss of any material assets; (v) forgiven or canceled any debts or claims of a material value or waived any rights of a material value or (vi) taken any actions or failed to take any action that would be prohibited if taken or failed to be taken after the date hereof pursuant to Section 6.5.
Section 3.7Title to and Condition of Assets.
(a)Except as set forth on Schedule 3.7(a), the Acquired Companies have good and valid title to, or a valid leasehold interest in, all of the tangible assets used or held for use by the Acquired Companies, in each case free and clear of all Liens except Permitted Liens. All of the tangible personal property in use by the Acquired Companies is in good working order, ordinary wear and tear excepted.
(b)The property and assets of the Acquired Companies, including tangible personal property, Intellectual Property, Contracts, Licenses and all other assets of the Acquired Companies, constitute all of the assets, rights and properties that are currently used in the operation of the Business of the Acquired Companies and, taken together, constitute all of the assets, properties, rights and privileges which are necessary and sufficient to conduct the operation of such business as presently conducted. Subject to obtaining the consents listed on Schedule 3.2, immediately following the Closing, all of the property and assets of the Acquired Companies, including tangible personal property, Intellectual Property, Contracts, Licenses and all other assets of the Acquired Companies, will be owned, leased or available for use by the Acquired Companies on terms and conditions identical to those under which, immediately prior to the Closing, the Acquired Companies own, lease, use or hold available for use such assets and property.
Section 3.8Real Property.
(a)The Acquired Companies do not own and have never owned any real property. Schedule 3.8(a) sets forth the address of each parcel of real property leased or subleased by any Acquired Company on the date hereof (the “Leased Real Property”) and a

Exhibit 2.1
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complete and accurate list of all agreements, including all amendments thereto, to which any Acquired Company is a party for the lease or occupancy of such Leased Real Property (the “Lease Agreements”). The Leased Real Property comprises all of the real property used by the Acquired Companies in the operation of the Business.
(b)To Company’s Knowledge, (i) all buildings, structures and improvements included in the Leased Real Property are in good working order, ordinary wear and tear excepted, in a manner consistent with standards generally followed with respect to similar properties or are currently under construction and not yet delivered, and (ii) there is no condemnation, expropriation or other proceeding in eminent domain, pending or threatened, affecting the Leased Real Property or any portion thereof or interest therein.
(c)Except as set forth on Schedule 3.8(c)(i), neither any Acquired Company nor, to Company’s Knowledge, any other party to any such Lease Agreement is in material default thereunder and, to Company’s Knowledge there does not exist under any provision thereof any event that, with the giving of notice or the lapse of time or both, would constitute such a material default. Each tenant under the respective Lease Agreements has all licenses and permits to operate the Business on the Leased Real Property. The Lease Agreements are in full force and effect and have not been assigned, modified, supplemented or amended in any way except as noted on Schedule 3.8(a). Except as set forth on Schedule 3.8(c)(ii), there are no existing defenses or offsets, claims or counterclaims which the Acquired Companies have against the enforcement of the Lease Agreements. Except as set forth on Schedule 3.8(c)(iii), each tenant under the respective Lease Agreements has accepted possession of the Leased Real Property and there are no outstanding obligations to perform tenant improvements. Each tenant under the respective Lease Agreements has not transferred, assigned, or sublet any portion of the Leased Real Property nor entered into any license or concession agreements with respect thereto, except as set forth on Schedule 3.8(c)(iv).
Section 3.9Litigation; Orders. Except for workers compensation claims incurred in the Ordinary Course and except as disclosed on Schedule 3.9, since January 1, 2017, (a) there are, and have been, no pending or, to the Company’s Knowledge, threatened Orders or Actions against any Acquired Company, or its material properties or assets, (b) no Acquired Company has received written notice or, to the Company’s Knowledge, oral notice, of any Order or Action against any Acquired Company, or any of its material properties or assets and (c) to the Company’s Knowledge, there are and have been no such Orders or Actions, or written notice with respect thereto, against any of the officers, directors or employees of any Acquired Company with respect to their business activities on behalf of any Acquired Company or to which any Acquired Company is otherwise a party, including Actions related to this Agreement (other than routine wage garnishment actions with respect to employees in the ordinary course of business consistent with past practice). There are no arbitration unsatisfied decisions, unsatisfied judgments or other similar outstanding Orders against any Acquired Company, and no Acquired Company is in material violation or breach of any Order. To the Company’s Knowledge, no event has occurred or circumstance exists that is reasonably likely to give rise to, or serve as a basis for, the commencement of any material Action against any Acquired Company. Except as set forth on Schedule 3.9, since January 1, 2017, no Acquired Company has engaged in any

Exhibit 2.1
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Action to recover monies due it or damages sustained by it. The Company has made available to Buyer correct and complete copies of all material pleadings, correspondence and other documents relating to each active Action required to be listed on Schedule 3.9.
Section 3.10Intellectual Property.
(a)Schedule 3.10(a) sets forth a complete and accurate list of all the following that are owned by any Acquired Company: (1) registered Intellectual Property and other applications for registration of Intellectual Property (“Company Registered IP”); (2) all material service marks and domain names; (3) all material Software (other than commercially-available, off-the-shelf Software) ((1) through (3) collectively, the “Company-Owned IP”); and (4) all licenses or similar agreements or arrangements to which any Acquired Company is a licensee or licensor of Intellectual Property (excluding licenses for commercially-available, off-the-shelf Software with one-time or annual fees of $10,000 or less, and excluding non-exclusive licenses issued in the Ordinary Course the principal purpose of which was not the license of Intellectual Property) (“IP Licenses”). Schedule 3.10(a) also lists any deadlines related to (X) registration, maintenance or renewal fees, or (Y) the filing of any documents, applications or certificates (including responses to office actions), in each case, that are required within ninety (90) days of the date hereof to maintain any of the Company Registered IP. No registration relating to the Company Registered IP is the subject of any inter-partes proceeding, opposition, cancellation, or other similar Actions. The Company Registered IP is valid and subsisting, and each was duly registered in, filed in or issued by the official governmental registers and/or issuers (or officially recognized registers or issuers) for such Intellectual Property. Each such registration, filing, issuance and/or application (i) has not been abandoned or cancelled, (ii) has been maintained effective by all requisite filings, renewals and payments, and (iii) remains in full force and effect. To Company’s Knowledge, no Acquired Company has misrepresented or failed to disclose, and there has been no misrepresentation of, any fact or circumstances in any application or registration for any Company Registered IP that would constitute fraud or a misrepresentation with respect to the application or registration or that would otherwise, as a matter of law, cause any Company Registered IP to be rendered unenforceable.
(b)Except as set forth in Schedule 3.10(b)(i), the Acquired Companies are the owners of, or have rights to use, all of the Intellectual Property used in or otherwise necessary for the conduct of the Business as currently conducted (the “Company IP”). The Acquired Companies own, with the unrestricted right to use, modify, improve, make derivative works, sell, license, transfer or assign, the Company-Owned IP free and clear of any Lien (other than Permitted Liens). Except for the licenses, sublicenses, and other agreements disclosed in Schedule 3.10(b)(ii), there are no agreements under which any Acquired Company has granted rights to others in any Company IP (other than customer agreements entered into in the ordinary course of business). The Company IP constitutes all Intellectual Property necessary and sufficient for the conduct of the Acquired Companies’ business in the same manner as conducted by the Acquired Companies during the eighteen (18) months prior to Closing. True, correct and complete copies of each IP License have been made available to Buyer.

Exhibit 2.1
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(c)Except as set forth in Schedule 3.10(c), (1) the Acquired Companies have not received any written notices of, and the Company has no Knowledge of any facts which indicate a reasonable likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to any Intellectual Property rights (including any demand or request that any Acquired Company license any rights from a third party), (2) there are no actions, claims or proceedings pending, or to the Company’s Knowledge threatened in writing, against any Acquired Company asserting the invalidity, misuse or unenforceability of any of the Intellectual Property owned by any Acquired Company, (3) the conduct of the Business as currently conducted does not infringe upon or misappropriate the Intellectual Property rights of any third party and has not infringed upon or misappropriated the Intellectual Property rights of any third party, (4) to the Company’s Knowledge, there is no infringement of any of Company-Owned IP by any third party, and (5) the transactions contemplated by this Agreement will not have an adverse effect on any Acquired Company’s right, title or interest in and to the Company IP and all such Company IP shall be owned or available for use by the Acquired Companies on identical terms and conditions immediately following the Closing.
(d)No Company IP is subject to any outstanding order, decree, judgement, consent or settlement restricting the ownership or disposition thereof by the Acquired Companies. Neither the Acquired Companies, nor to Company’s Knowledge, any other party thereto, is in material breach or default of the IP Licenses, in any respect, nor to Company’s Knowledge has any event occurred that with notice or lapse of time or both would constitute a material default thereunder. Other than the terms of the applicable IP License, there are no restrictions on the use of in-licensed Intellectual Property rights used by the Acquired Companies. The Acquired Companies have all rights necessary to grant the licenses granted by the Acquired Companies in the IP Licenses.
(e)The Acquired Companies have taken commercially reasonable measures to establish and preserve the confidentiality, secrecy and ownership of all Company-Owned IP that constitutes confidential information or trade secret information, as well as the confidential information and trade secrets of customers, licensors and vendors, and have preserved the confidential and/or trade secret status thereof. The Acquired Companies have protected trade secrets and source code for any Company-owned Software and in-licensed Software from unauthorized use or disclosure, and have maintained the trade secrets and such Software and source code in confidence so as to preserve their status as trade secrets or proprietary source code. There has been no violation of the confidentiality of any non-public confidential information or trade secrets owned by the Acquired Companies or otherwise held for use by the Acquired Companies. The Acquired Companies are not making and do not have current plans that make unlawful use of any confidential information or trade secrets of any third party. To Company’s Knowledge, none of the employees, consultants, or independent contractors of the Acquired Companies have any agreements or arrangements with any former employers relating to confidential information or trade secrets of such employers that would interfere with the activities of the Company. To Company’s Knowledge, none of the activities of the employees, consultants, or independent contractors of the Acquired Companies violate any agreements or arrangements which such persons have with former employers or any other third party, including any non-competition, non-solicitation and/or confidentiality agreements. The Acquired

Exhibit 2.1
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Companies have not received any written or, to the Company’s Knowledge, oral notice that any current or former employee is in violation or breach of any confidentiality agreement and/or agreement not to compete. All current and former employees and contractors of the Acquired Companies who have contributed to the development of the Company-Owned IP within the scope of their employment or engagement have executed written instruments that protect the confidential information and trade secrets of the Acquired Companies. All Company-Owned IP developed by current and former employees and contractors of the Acquired Companies has either (i) been assigned to the Acquired Companies pursuant to a valid written agreement, or (ii) fully vested in the Acquired Companies as a “work made for hire” under applicable copyright Law. No current or former employee or contractor of the Acquired Companies owns any rights in or to any Company IP.
(f)Schedule 3.10(f) sets out for each item of Software, including any online Software provided as “Software as a service,” owned by the Company (as opposed to licensed by the Company) (“Company-Owned Software”): the name of the Company-Owned Software product, all version numbers developed by any Acquired Company for each Software product that is currently offered as a product or service, the source of funding for each module if other than an Acquired Company, the rights of ownership and use for each module if other than an Acquired Company, and a description of the Software. Except as set forth in Schedule 3.10(f), (i) the Company-Owned Software is not subject to any limitations that would prevent its use, modification, transfer, license or assignment; (ii) the Acquired Companies have the most current copy or release of Company-Owned Software and have and own the source code for all Company-Owned Software; (iii) the Acquired Company have catalogued, architected, included programmers’ comments in, and otherwise documented the Company-Owned Software as reasonably necessary to enable competently skilled programmers and engineers to use, update and enhance such Software using the existing source code and documentation, and has all information sufficient to use and maintain such Software in the conduct of the business or operations of the Acquired Companies as of the date of this Agreement; (iv) no third party holds rights under agreements or arrangements with respect to the marketing, distribution, licensing or promotion of Company-Owned Software; and (v) to the extent that the Company-Owned Software was developed by or for the Acquired Companies, the Software is free from any material defect and does not contain any mechanism for viruses, Trojan horses, worms, time bombs, or unauthorized backdoor access that could be used to interfere with the operation of such Software, and the Company-Owned Software conforms in all material respects with its documentation with respect to performance, features, and functionality. With regard to any Software that the Acquired Companies use but that is not owned by the Acquired Companies, to Company’s Knowledge, such Software is free from any material defect and does not contain any mechanism for viruses, Trojan horses, worms, time bombs, or unauthorized backdoor access that could be used to interfere with the operation of such Software, and, to Company’s Knowledge, the Software conforms in all material respects with its documentation with respect to performance, features, and functionality.
(g)Except as set forth in Schedule 3.10(g), no Company-Owned Software was developed by any Acquired Company using (in whole or in part) government or university funding or facilities nor was it obtained from any Governmental Entity or university, and no

Exhibit 2.1
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Acquired Company has granted to any Governmental Entity any unlimited, unrestricted or government purpose rights as defined by the FAR in Company IP. Additionally, Schedule 3.10(g) lists any Software that is commercial Software required to be delivered or actually delivered to a Governmental Entity under any Contract, and in each case, the specific modules delivered and the rights granted to the Governmental Entity with respect to such Software deliverable.
(h)Schedule 3.10(h)(i) sets forth all Open Source Materials used by or distributed with the Company-Owned Software. Schedule 3.10(h)(i) describes the manner in which these Open Source Materials were or are used, including whether and how the Open Source Materials were or are modified or distributed by any Acquired Company. Except as set forth on Schedule 3.10(h)(ii), the Acquired Companies have not (x) used Open Source Materials, (y) incorporated Open Source Materials into any material Company-Owned Software or material Software that is exclusively licensed by any Acquired Company, or (z) distributed Open Source Materials in conjunction with any material Company-Owned Software or material Software that is exclusively licensed by any Acquired Company, in any of the foregoing cases in an OSS Triggering Manner. As used herein, “OSS Triggering Manner” means use of Open Source Materials in a manner that grants, or purports to grant, to any third party, any rights or immunities under any Company-Owned IP, Company-Owned Software or exclusively licensed Software, including requiring that any such Company-Owned IP, Company-Owned Software or exclusively licensed Software be (i) disclosed or distributed in source code form, (ii) licensed for any purpose, including for the purpose of making derivative works, or (iii) redistributable at no charge. The Acquired Companies are in material compliance with the license terms for all Open Source Materials used in connection with the Company-Owned Software, including any requirement that the Company-Owned Software include specified language, notices or disclaimers.
Section 3.11Business Systems; Information Security.
(a)The execution of this Agreement and the transfer of all Personal Information and nonpublic information to Buyer’s control in connection with the consummation of the transaction contemplated hereby will not violate the applicable Information Privacy and Security Requirements in any material respect, or the Acquired Companies’ privacy policies in any material respect. Immediately upon the Closing, Buyer will continue to have the right to use such Personal Information on substantially identical terms and conditions as Company enjoyed immediately prior to the Closing. No Person (including any Governmental Entity) has commenced or, to the Company’s Knowledge, threatened in writing any Action relating to the Acquired Companies’ information privacy or data security practices, including with respect to the collection, use, transfer, storage, or disposal of Personal Information maintained by or on behalf of the Acquired Companies.
(b)The information technology assets, resources, and services used for operations of the Acquired Companies, including (i) applications, operating system, network, supply chain, enterprise resource management, and other Software; (ii) network, routing, wireless, telecommunications, and other hardware; (iii) servers, workstations, personal

Exhibit 2.1
Execution Version

computers, and mobile devices; and (iv) hosting, cloud, data center, disaster recovery, and managed services, whether owned, licensed or leased by the Acquired Companies in the conduct of the Business as currently conducted (collectively, the “Company Systems”) (x) operate and perform in all material respects in accordance with their documentation and functional specifications and have not materially malfunctioned or failed within the past five (5) years, and (y) are reasonably sufficient for the current needs and, to Company’s Knowledge, the reasonably anticipated future needs of the Acquired Companies, including as to capacity, scalability, and ability to process current and reasonably anticipated peak volumes in a timely manner.
(c)The Acquired Companies, and any third parties acting on their behalf, have implemented and maintained reasonable and appropriate organizational, physical, administrative and technical measures consistent in all material respects with industry standard practices in the industry in which the Acquired Companies operate and with the Information Privacy and Security Requirements to protect the operation, confidentiality, integrity, and security of all Personal Information and Business Data, and all Company Systems and Company-Owned Software (including all information and transactions processed by such systems) of the Company or third parties acting on its behalf against Security Incidents. The Acquired Companies maintain a written information security plan that has been made available to Buyer and that describes the Acquired Companies’ program to comply with the Information Privacy and Security Requirements, and includes industry standard security controls, disaster recovery and business continuity plans, procedures and facilities. Without limiting the generality of the foregoing, the Acquired Companies have taken reasonable actions to protect the security and integrity of the Company Systems and the data and other information contained therein, including procedures preventing Security Incidents and the introduction of malicious code and the taking and storing on-site and off-site of back-up copies of critical data. To Company’s Knowledge, there have been no Security Incidents related to the Company Systems (including with respect to any data or other information contained therein or that have caused any material harm to the Company Systems). The Acquired Companies have (A) regularly conducted and regularly conduct Vulnerability Testing, risk assessments, and external audits of, and tracks Security Incidents related to the Company Systems (collectively, “Information Security Reviews”); (B) timely corrected any material exceptions or vulnerabilities identified in such Information Security Reviews; (C) made available to Buyer true and accurate copies of all Information Security Reviews; and (D) timely installed Software security patches and other fixes to identified technical information security vulnerabilities. There are no material information security vulnerabilities in the Company Systems that have not been remediated.
(d)The Acquired Companies have contractually obligated all third party service providers, outsourcers, or similar processors of Personal Information collected, held, or controlled by any Acquired Company to (i) comply with applicable Information Privacy and Security Requirements; (ii) take reasonable steps to protect and secure Personal Information from unauthorized disclosure, access or use; (iii) restrict processing of Personal Information to those authorized or required under the servicing, outsourcing, processing, or similar arrangement; and (iv) certify or guarantee the return or adequate disposal or destruction of Personal Information. The Acquired Companies have taken reasonable measures to ensure that

Exhibit 2.1
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all such third party service providers, outsourcers, or similar processors of such Personal Information have complied with their contractual obligations in all material respects.
Section 3.12Employment and Labor Matters. No Acquired Company is, or at any time in the past three (3) years has been, a party to or subject to any collective bargaining agreement or other agreement with a labor union. No representation petition respecting the employees of any Acquired Company is currently pending with or has been filed within the last three (3) years with, National Labor Relations Board and, to the knowledge of Company, there is no current effort to organize the employees of any Acquired Company into any collective bargaining unit or any solicitation of them to join any labor organization. Except as set forth in Schedule 3.12(a), the Acquired Companies are, and at all times in the prior three (3) years have been, in material compliance with all applicable federal, state and local Laws, Orders and judicial and administrative decisions and decrees relating to fair employment practices, discrimination and harassment, equal pay, accommodations for disabilities and religious practices, accommodations for pregnancy, wage and hour (including minimum wage and overtime pay), wage payment (including timely payment of final compensation), paid and unpaid leave, paid sick time, paid vacations, workplace safety (including COVID-19 mitigation requirements), immigration, whistleblower protections, wrongful discharge, credit reports and background checks (criminal, education, employment history), mass layoffs and plant shutdowns. Except as set forth in Schedule 3.12(b), the Acquired Companies are, and at all times in the prior year have been, in material compliance with then current guidance from the Centers for Disease Control and applicable state and local health authorities on mitigating COVID-19 in the workplace. Except as set forth in Schedule 3.12(c), at no time during the past three (3) years has a current or former employee of an Acquired Company made an internal complaint, or to the Company’s Knowledge, external complaint, of unlawful harassment (including sexual harassment), discrimination or retaliation. Except as set forth in Schedule 3.12(d), at no time during the past three (3) years has a current or former employee of an Acquired Company made an internal complaint of unsafe working conditions. Except as set forth in Schedule 3.12(e), there is no pending, or to the Company’s Knowledge threatened, complaint or charge of discrimination with the Equal Employment Opportunity Commission, the U.S. Department of Labor or the Occupational Safety and Health Administration, or any analogous state or local agencies. Except as set forth in Schedule 3.12(f), the Acquired Companies have complied with the requirements of the Immigration Reform and Control Act of 1986 and have a properly completed Form I-9 for all current employees. Except as set forth in Schedule 3.12(g), within the past three (3) years there have been no actions taken by any of the Acquired Companies that would trigger notice requirements under the federal WARN Act or analogous state Laws. Schedule 3.12(h)(i) list all employees of the Acquired Companies as of the date hereof, including name, position, compensation rate (if hourly, then hourly rate, if salary, then annual salary), commission rate (if applicable) and classification as exempt or nonexempt from overtime pay. Except as set forth in Schedule 3.12(h)(ii), all employees identified in Schedule 3.12(h)(i) as exempt from overtime pay are properly classified for purposes of the Fair Labor Standards Act and applicable state overtime pay Laws. Schedule 3.12(h)(iii) list all individuals engaged as independent contractors by the Acquired Companies as of the date hereof (excluding Medical Providers), including name, services provided and remuneration. Except as set forth in Schedule 3.12(h)(iv), all individuals identified in Schedule 3.12(h)(iii) are properly classified as contractors rather than employees

Exhibit 2.1
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for purposes of the Fair Labor Standards Act, applicable state overtime pay Laws and the Code. All employees of all Acquired Companies reside in the United States.
Section 3.13Employee Benefits.
(a)Schedule 3.13(a) lists all compensation and benefit plans, contracts and arrangements maintained, sponsored or participated in by the Acquired Companies (other than routine administrative procedures or government-required programs) in effect including all pension (including all such employee pension benefit plans as defined in Section 3(2) of ERISA), profit-sharing, savings and thrift, fringe benefit, bonus, incentive or deferred compensation, severance pay and medical and life insurance plans and employee welfare benefit plans as defined in Section 3(1) of ERISA that are sponsored by any Acquired Company or in which any employees of any Acquired Company participate (collectively, “Employee Benefit Plans”).
(b)With respect to each Employee Benefit Plan, the Company has provided Buyer with true and complete copies of, as applicable:  (i) the plan document (as currently in effect) or a written description of the terms of any unwritten Employee Benefit Plan; (ii) all related trust agreements, insurance contracts, and administrative service agreements; (iii) the most recent IRS determination or opinion letter; (iv) the most recently filed IRS Form 5500; (v) the most recent summary plan description distributed to participants in such Employee Benefit Plan; and (vi) all material written communications received from the IRS, the Pension Benefit Guaranty Corporation, the Department of Labor or any other Governmental Entity during the last two (2) years.
(c)The Employee Benefit Plans have been maintained, funded and administered in compliance in all material respects with their terms and with the applicable provisions of ERISA, the Code, and the requirements of other applicable Laws.  None of the Acquired Companies or, to the Company’s Knowledge, any other Person has engaged in a nonexempt “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) with respect to any Employee Benefit Plan.  There are no Actions (other than routine claims for benefits, appeals of such claims and domestic relations order proceedings) pending or, to the Company’s Knowledge, threatened with respect to any Employee Benefit Plan.
(d)No Acquired Company has ever maintained, sponsored, contributed (or was required to contribute) to, or has any Liability under or with respect to, any:  (i) plan that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code or is otherwise a “defined benefit plan” (as defined in Section 3(35) of ERISA); (ii) “multiemployer plan” (as defined in Section 3(37) of ERISA); (iii) “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA); or (iv) multiple employer plan as described in Section 413(c) of the Code.  No Acquired Company has any Liability with respect to any of the foregoing solely on account of at any time being considered a single employer with any other Person under Section 414(b), (c), (m), or (o) of the Code.
(e)Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code (i) is the subject of an unrevoked favorable determination letter from the IRS, (ii) has a request for such a letter pending with the IRS or has remaining a period of time

Exhibit 2.1
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under the Code or applicable Treasury regulations or IRS pronouncements in which to request, and make any amendments necessary to obtain, such a letter from the IRS, or (iii) is a prototype or volume submitter plan entitled to rely on a favorable opinion or advisory letter issued by the IRS to the sponsor of such prototype or volume submitter plan.  To the Company’s Knowledge, there are no circumstances that would reasonably be expected to adversely affect the qualified status of any such Employee Benefit Plan.
(f)Except as set forth on Schedule 3.13(f), no Employee Benefit Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, or (ii) death benefits under any pension plan.
(g)None of the transactions contemplated by this Agreement (alone or in conjunction with any other event, including any termination of employment on or following the Closing) will (i) entitle any current or former employee or director of any Acquired Company to any compensation or benefit; (ii) accelerate the time of payment or vesting, or trigger any payment or funding, of any compensation or benefit or trigger any other material obligation under any Employee Benefit Plan; or (iii) result in any breach or violation of, or default under, or limit any Acquired Company’s right to amend, modify or terminate, any Employee Benefit Plan.
(h)No Acquired Company has made any payments, is obligated to make any payments or is a party to any agreement that could obligate it to make any payments, that may be treated as an “excess parachute payment” under Section 280G of the Code (without regard to Sections 280G(b)(4) and 280G(b)(5) of the Code) as a result of the consummation of the transactions contemplated hereby (whether alone or together with any other event). No Acquired Company has any obligation under any Employee Benefit Plan to gross up, indemnify or otherwise reimburse any individual for any excise taxes, interest or penalties incurred pursuant to Section 409A or Section 4999 of the Code.
(i)For the purposes of this Section 3.13, the Acquired Companies shall include all trades or businesses under common control with any Acquired Company as provided in the regulations under Code Section 414(c).
Section 3.14Compliance with Laws.
(a)Except as set forth on Schedule 3.14(a) or Schedule 3.19(b), the Acquired Companies are and at all times in the past five (5) years have been in compliance in all material respects with all Laws and Orders applicable thereto, including all Regulatory Laws. Since January 1, 2016, no Acquired Company has received any written notice, or to Company’s Knowledge any oral notice, of material actual or alleged violation or material noncompliance with applicable Laws.
(b)None of the Acquired Companies, any Shareholder, nor any director or officer of any Acquired Company, nor to the Company’s Knowledge, any employee acting within the scope of such employee’s employment with any Acquired Company or independent contractor acting within the scope of such independent contractor’s engagement with any

Exhibit 2.1
Execution Version

Acquired Company, has materially violated, is in material violation of, or to the Company’s Knowledge, is being investigated for a violation of any Regulatory Laws by which such Person is bound or to which any business activity or professional services performed by such Person is subject. None of the Acquired Companies has received written notice, or to Company’s Knowledge oral notice, of any Action against any Acquired Company, any Shareholder or any director, officer employee or independent contractor of any Acquired Company related to Regulatory Laws.
(c)Except as set forth on Schedule 3.14(c)(i), the billing and payment practices of the Acquired Companies have during the past five (5) years been conducted in material compliance with all applicable Laws, including Regulatory Laws, VA Contracts and requirements, and all Medical Provider Agreements. All claims submitted by the Acquired Companies for items, services and goods provided to or on behalf of the VA represent claims for items, services or goods actually provided, as applicable, by an Acquired Company or a Medical Provider under contract with an Acquired Company. Except as set forth on Schedule 3.14(c)(ii), no Acquired Company has billed, received, or paid reimbursement in excess of amounts allowed by Law, and each Acquired Company maintains appropriate documentation to support all filed, paid, or denied claims and reports. No funds are being, or to the Company’s Knowledge are anticipated to be, withheld pursuant to any Regulatory Law.
(d)Except as set forth on Schedule 3.14(d), during the past five (5) years no Acquired Company has received written notice of any overpayments from the VA or any contractor on its behalf; each Acquired Company has paid or caused to be paid all identified refunds or overpayments which have become due in accordance with applicable Regulatory Laws; and there is no pending or, to the Company’s Knowledge, threatened recoupment, denial of payment, overpayment, or penalty action or proceeding, program integrity review or reimbursement audit against any Acquired Company.
(e)None of the Acquired Companies, any Shareholder, nor any director or officer of any Acquired Company, nor to the Company’s Knowledge any employee acting within the scope of such employee’s employment with any Acquired Company or independent contractor acting within the scope of such independent contractor’s engagement with any Acquired Company, has engaged in any of the following conduct: (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment directly or indirectly from the VA; (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment directly or indirectly from the VA; (iii) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment directly or indirectly from the VA; (iv) knowingly and willfully soliciting or receiving anything of value (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay or receive such remuneration (A) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by the VA, or (B) in return for purchasing, leasing, or ordering or arranging for or recommending

Exhibit 2.1
Execution Version

purchasing, leasing, or ordering any good, facility, service or item for which payment may be made in whole or in part by the VA; and (v) failing to timely return overpayments received from the VA after identification of such overpayments.
(f)None of the Acquired Companies, any Shareholder, nor any director or officer of any Acquired Company, nor to the Company’s Knowledge, any employee or independent contractor of any Acquired Company, in connection with the operation of the Business (i) is currently excluded, debarred, suspended from or otherwise ineligible to contract with the VA or federal government, and, to Company’s Knowledge, no such disbarment, disqualification, suspension or exclusion is threatened; (ii) is or ever has been, convicted of (A) a criminal offense, (B) offenses of any Law relating to fraud, theft, embezzlement, breach of fiduciary responsibility, improper billing or other financial misconduct, or (C) any Law relating to the interference with or obstruction of any investigation by a Governmental Entity; (iii) to the Company’s Knowledge, is under investigation related to circumstances that may result in the Person being excluded, debarred, suspended from or otherwise made ineligible to contract with the VA or federal government; (iv) has ever been convicted of a felony violation of any Laws; (v) has ever been a defendant to a qui tam/False Claims Act litigation; (vi) has entered into any settlement agreement or deferred prosecution agreement with any Governmental Entity; or (vii) has been subject to any criminal, civil, administrative fine or penalty related to any violation or alleged violation of a Regulatory Law.
(g)To the extent applicable, each Acquired Company (i) is and at all times in the past five (5) years has been in compliance in all material respects with HIPAA and all other Information Privacy and Security Requirements; (ii) has implemented written policies and procedures (“Privacy Policies and Procedures”) that accurately describe the privacy practices of each Acquired Company, published them to its website, mobile application or other electronic platform, and has been in compliance with such Privacy Policies and Procedures; (iii) has implemented training programs to ensure compliance with HIPAA and all other Information Privacy and Security Requirements; and (iv) has performed an accurate and thorough assessment of the potential risks and vulnerabilities to the confidentiality, integrity, and availability of “electronic protected health information” (as defined at 45 C.F.R. § 160.103) held by it in accordance with 45 C.F.R. § 164.308(a)(1)(ii)(A), and has eliminated or mitigated to a reasonable and appropriate level all risks and vulnerabilities identified by such risk analyses. The Acquired Companies have provided Buyer with a copy of all Privacy Policies and Procedures and internal or external risk analyses or assessments conducted within the past five (5) years, as well as any risk mitigation and corrective action plans.
(h)Each Acquired Company has all necessary authority, rights, consents and authorizations to collect, use, maintain, disclose, process or transmit any Personal Information maintained by or for the Acquired Companies to the extent required in connection with the operation of the Acquired Companies’ Business as currently conducted.  The Acquired Companies do not sell, rent or otherwise make available to any Person any Personal Information, except in a manner that complies in all material respects with Information Privacy and Security Requirements.

Exhibit 2.1
Execution Version

(i)Each Acquired Company, as applicable, has executed current and valid “business associate contracts” (as described in 45 C.F.R. §§ 164.502(e) and 164.504(e)) with each: (i) “business associate” (as defined by 45 C.F.R. § 160.103) that performs functions or activities that render the person or entity a business associate of such Acquired Company; (ii) “covered entity” (as defined at 45 C.F.R. § 160.103) for which such Acquired Company provides functions or activities that render such Acquired Company a “business associate” (as defined at 45 C.F.R. § 160.103); and (iii) “subcontractor” (as defined at 45 C.F.R. § 160.103) of such Acquired Company that is a business associate (pursuant to paragraph (3)(iii) of the definition of “business associate” at 45 C.F.R. § 160.103). The business associate contracts satisfy all of the requirements of HIPAA in all material respects and permit the Acquired Companies to operate their business as it is presently conducted. No Acquired Company has breached any such business associate contract and, to the Company’s Knowledge, no business associate or subcontractor has breached in any material respect any such business associate contract with any Acquired Company.
(j)Since January 1, 2016, no Acquired Company has received, and to the Company’s Knowledge, there have been no complaints to, investigations or actions by the U.S. Department of Health and Human Services Office for Civil Rights or other state or federal regulators with respect to HIPAA or Information Privacy and Security Requirements compliance by the Acquired Companies or any of their business associates or subcontractors. Since January 1, 2016, no Person has made any written complaint, or to Company’s Knowledge any oral complaint, to any Acquired Company or, to the Company’s Knowledge, to any Governmental Entity with respect to the Acquired Companies or any business associate or subcontractor of Acquired Companies’ non-compliance with HIPAA or Information Privacy and Security Requirements.
(k)Since January 1, 2016, neither the Acquired Companies, nor, to the Company’s Knowledge, any of their business associates or subcontractors has experienced any: (i) “breach of security” (or similar terms such as “breach of security of the system”); (ii) “breach” of “unsecured protected health information” (as defined by 45 C.F.R. § 164.402); or (iii) any successful “security incident” (as defined by 45 C.F.R. § 164.304).
(l)The Acquired Companies have commercially reasonable physical, technical, organizational and administrative security measures and policies in place to protect all Personal Information collected by them or on their behalf from and against unauthorized access, use and/or disclosure. Except as set forth in Schedule 3.14(l), in the last five (5) years there has been no (i) loss or theft of Personal Information or (ii) unintended or improper material disclosure of or access to any Personal Information in the custody of Acquired Companies. In the last five (5) years there has been no material (A) unauthorized acquisition of, access to, loss of or misuse (by any means) of any Personal Information or trade secret, or (B) unauthorized or unlawful Handling of any Personal Information or trade secret, in each case, used or held for use by or on behalf of the Acquired Companies. During the last five (5) years, the Acquired Companies have made all notifications to customers or individuals required to be made by the Acquired Companies under applicable Information Privacy and Security Requirements arising

Exhibit 2.1
Execution Version

out of or relating to any event of unauthorized access to or disclosure or acquisition of any Personal Information by any Person of which the Acquired Companies have Knowledge.
(m)Since January 1, 2016, none of the Acquired Companies, nor any director or officer of any Acquired Company, nor to the Company’s Knowledge, any employee acting within the scope of such employee’s employment with any Acquired Company or independent contractor acting within the scope of such independent contractor’s engagement with any Acquired Company, nor to the Company’s Knowledge, any other third party acting on behalf of any Acquired Company, has taken any action in violation of any applicable export control Law, trade or economic sanctions Law, or antiboycott Law, in the United States or any other jurisdiction in which any Acquired Company conducts business, including: the Arms Export Control Act (22 U.S.C.A. § 2278), the Export Administration Act (50 U.S.C. App. §§ 2401-2420), the International Traffic in Arms Regulations (22 C.F.R. 120-130), the Export Administration Regulations (15 C.F.R. 730 et seq.), the Office of Foreign Assets Control Regulations (31 C.F.R. Chapter V), the Customs Laws of the United States (19 U.S.C. § 1 et seq.), the International Emergency Economic Powers Act (50 U.S.C. § 1701-1706), the U.S. Commerce Department antiboycott regulations (15 C.F.R. 560), the U.S. Treasury Department antiboycott requirements (26 U.S.C. § 999), any other export control regulations issued by the agencies listed in Part 730 of the Export Administration Regulations, and any applicable non-U.S. Laws of a similar nature.
Section 3.15Scheduled Contracts. Schedule 3.15(x) sets forth, by applicable subsection and/or subclause, the following types of Contracts and commitments to which any Acquired Company is a party or by which any of such Acquired Company’s assets are bound as of the date hereof:
(a)The VA Contracts;
(b)purchase arrangements (other than purchase orders, sales orders and similar forms of purchase and sale authorizations in the Ordinary Course) with the ten (10) largest suppliers to the Acquired Companies (by dollar volume purchased by the Acquired Companies during the calendar years 2019 and 2020);
(c)any agreement for the lease of real or personal property to or from any Person providing for lease payments in excess of $250,000 per annum;
(d)any equity holder agreement, voting agreement, proxy agreement, investor rights agreement, partnership agreement, joint venture agreement, limited liability company operating agreement, teaming agreement, profit sharing or similar agreement or similar Contract;
(e)any agreement under which any Acquired Company has created, incurred, assumed, or guaranteed any Loan Indebtedness (excluding any Loan Indebtedness under clauses (ix), (x), (xi) and (xv) of the definition thereof) in excess of $250,000 or under which a Lien has been imposed on any of its assets, tangible or intangible;

Exhibit 2.1
Execution Version

(f)any agreement that (A) limits the ability of the Company or any Company Subsidiary to compete in any line of business or with any Person or in any geographic area or to provide services generally or in any market segment or any geographic area, (B) during any period of time grants “most favored nation” status or exclusivity to any other Person; (C) contains take or pay provisions; (D) restricts the solicitation by the Company or any Company Subsidiary of any personnel employed by any other Person or (E) otherwise restricts or limits the ability of the Company or any Company Subsidiary, or to the Knowledge of the Company, any of its employees, to compete with any other Person;
(g)any agreement with any Shareholder or any officer or director of any Acquired Company or any Affiliate or immediate family member of such Persons (other than Employee Benefit Plans);
(h)any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of any of its current or former directors, officers or employees (other than Employee Benefit Plans);
(i)any Medical Provider Agreement with a Medical Provider to whom the Acquired Companies provided compensation in excess of $250,000 during the calendar year 2019 or 2020 which is not on the Acquired Companies’ Standard Form of Medical Provider Agreement;
(j)any agreement (other than any Medical Provider Agreement or Employee Benefit Plan) for the employment or other engagement of any individual on a full-time, part-time, consulting, independent contractor or other basis (I) providing annual compensation in excess of $250,000 or (II) providing severance benefits, change in control, “stay-pay”, retention, non-competition, non-solicitation, non-disclosure, restrictive covenant, indemnification, golden parachute or similar provisions, and which is not otherwise disclosed on Schedule 3.15(x);
(k)any sales representative or agency agreement, brokers agreement or dealer agreement or other agreement relating to the sale or distribution of products or services to or by other Persons;
(l)any agreement that provides for the settlement of any material claim, suit, action or proceeding that contains any ongoing payment in excess of $250,000 or ongoing conduct obligations other than customary confidentiality and non-disparagement obligations;
(m)any agreement providing for the indemnification of any current or former director, officer or employee of any Acquired Company;
(n)any agreement requiring capital expenditures after the date of this Agreement in an amount in excess of $250,000 in any calendar year;
(o)any agreement (or series of related Contracts) for the acquisition (whether by merger, sale or purchase of stock, sale or purchase of assets or otherwise) of the business or capital stock of a third party or substantially all of the assets of a third party which would, after

Exhibit 2.1
Execution Version

such acquisition, be material to the business of the Company and the Company Subsidiaries, taken as a whole or was entered into the past three (3) years;
(p)any agreement (or series of related Contracts) that provides for the disposition of any material assets of the Company or any Company Subsidiary, in each case outside the Ordinary Course (whether by merger, sale or purchase of stock, sale or purchase of assets or otherwise) entered into in the past three (3) years;
(q)any business associate agreement, as defined under HIPAA and described at 45 C.F.R. §§ 164.502(e) and 164.504(e);
(r)any union or collective bargaining agreement;
(s)any power of attorney affecting any Acquired Company; and
(t)any other Contract entered into by any Acquired Company other than in the Ordinary Course.
The Contracts required to be listed on Schedule 3.15(x) are referred to herein as “Scheduled Contracts.” With respect to all such Scheduled Contracts, neither any Acquired Company nor, to Company’s Knowledge, any other party to any such Scheduled Contract is in material breach thereof or material default thereunder and, to Company’s Knowledge there does not exist under any provision thereof any event that, with the giving of notice or the lapse of time or both, would constitute such a material breach or material default. Copies of all Scheduled Contracts have been made available to Buyer and are correct and complete. There are no oral Scheduled Contracts. Neither the Company nor any Company Subsidiary has received any written cure notices under any Scheduled Contract or any written allegation of an intention to terminate, cancel or modify in any way materially adverse to the Company or any Company Subsidiary any such Scheduled Contract (other than notices that have been rescinded and other than upon the expiration or termination of such Scheduled Contract in the Ordinary Course in accordance with the terms of such Scheduled Contract). No waiver of any material rights has been granted by the Company, any Company Subsidiary or any of the other parties thereto under any of the Scheduled Contracts, other than as set forth in amendments or modifications thereto. No Person is actively renegotiating, or has a contractual right pursuant to the terms of any Scheduled Contract to unilaterally renegotiate, any amount paid or payable to the Company or any Company Subsidiary under any Scheduled Contract or any other material term or provision of any Scheduled Contract.
Section 3.16VA Contracts. Except as set forth on Schedule 3.16:
(a)Since November 28, 2018 and, solely with respect to the VA District 7 Contract, March 28, 2016, VES Texas has complied in all material respects with (i) the terms and conditions of each VA Contract, including all material clauses, provisions and requirements incorporated expressly, by reference or by operation of law therein, and (ii) all statutory and regulatory requirements applicable to the VA Contracts, including the Procurement Integrity Act,

Exhibit 2.1
Execution Version

the Federal Acquisition Regulation, the Department of Veterans Affairs Acquisition Regulation, and the Truthful Cost and Pricing Data Act, where and as applicable to each VA Contract.
(b)With respect to each VA Contract: (i) there are no criminal allegations against any Acquired Company under the False Statements Act (18 U.S.C. § 1001) or the False Claims Act (18 U.S.C. § 287) or comparable state Laws; (ii) there are no administrative audit, civil fraud, criminal investigations or, to Company’s Knowledge, allegations against any Acquired Company by any Governmental Entity or any third party such as reasonably would be likely to give rise to an Action under the False Claims Act, the Truthful Cost and Pricing Data Act, or to any request for a reduction in the price of any of the VA Contracts; (iii) there are no material requests by a Governmental Entity for a contract price adjustment based on a claimed disallowance by an applicable Governmental Entity, threatened refunds, reimbursements, withholdings or setoffs, or adjustments including any cost disallowances or a material claim of defective pricing; and (iv) there are no material, outstanding claims or requests for equitable adjustment by or against VES Texas in connection with any of the VA Contracts. Further, since November 28, 2018 and, solely with respect to the VA District 7 Contract, March 28, 2016, no Acquired Company has been or is: (x) to Company’s Knowledge, the subject of an investigation by the U.S. Department of Labor for potential violations of the McNamara-O’Hara Service Contract Act, the Davis-Bacon Act, or the Contract Work Hours and Safety Standards Act; (y) request or required by pay back wages outlined in a form WH-56 by the U.S. Department of Labor; or (z) proposed for debarment by the Department of Labor for violations of these acts.
(c)Since November 28, 2018 and, solely with respect to the VA District 7 Contract, March 28, 2016, no Acquired Company has been under administrative, civil or criminal indictment or to Company’s Knowledge, investigation by any Governmental Entity with respect to any alleged irregularity, misstatement or omission arising under or relating to any VA Contract.
(d)No Acquired Company nor, to Company’s knowledge, any “Principal” (as defined in FAR 52.209-5), has been nor is now suspended, debarred or proposed for suspension or debarment from government contracting.
(e)No VA Contract is the subject of a bid protest and, to the Knowledge of the Company, no such bid protest is threatened.
(f)No Acquired Company has been notified in writing or, to the Company’s Knowledge, orally by any Governmental Entity or other Person that any VA Contract has been or may be terminated for any reason. No Acquired Company has received a cure notice or show cause notice within the past three (3) years and no cure notice or show cause notice is currently in effect pertaining to any VA Contract.
(g)No VA Contract is required by its terms or applicable Law (excluding the discretionary right to terminate for convenience) to be terminated by a Governmental Entity as a result of the consummation of the transactions contemplated by this Agreement.

Exhibit 2.1
Execution Version

(h)Without regard to the transactions contemplated by this Agreement, to the Company’s Knowledge, the Acquired Companies have not performed any activities under any VA Contract that would create or result in any Acquired Company having an Organizational Conflict of Interest as defined in FAR subpart 9.5 or any other applicable Laws.
(i)No Acquired Company has received any Past Performance Evaluations ratings from the VA lower than “satisfactory” within the past three (3) years.
Section 3.17Licenses, Approvals, Other Authorizations. Except as set forth on Schedule 3.17(a), the Acquired Companies possess or have been granted, all governmental licenses, permits, franchises and other authorizations of any foreign, federal, state or local Governmental Entity in connection with the operation of the Business, in each case material to the Business (“Licenses”). Schedule 3.17(b) lists each current License held by the Acquired Companies, including the regulating and issuing authority and the name of the licensed entity. Except as noted on Schedule 3.17(b)(i), all such Licenses are in full force, effect, and good standing. Except as noted on Schedule 3.17(c), no Action is pending or, to Company’s Knowledge, threatened seeking the revocation or limitation of any License, and such Licenses have not been suspended, revoked or restricted in any manner. All material applications, notices or other forms required to have been filed for the renewal or extensions of any such License have been duly filed on a timely basis with the appropriate regulating and issuing authority, and none of the Acquired Companies have been notified in writing that such renewals or extensions will be withheld or delayed. The Acquired Companies have provided Buyer with true, accurate and complete copies of all Licenses. Each of the Acquired Companies’ employees and, to Company’s Knowledge, Medical Providers has obtained and maintains in good standing, and is in material compliance with all terms and conditions of, all Licenses required to be obtained or maintained to perform his or her duties for the Acquired Companies.
Section 3.18No Unlawful Payments. No Acquired Company has, since January 1, 2016, made any unlawful payment to any foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended or any other similar Law which makes unlawful payments to Governmental Entities or international non-governmental agencies and their employees in exchange for favorable treatment or benefits not otherwise available but for such payments. None of the Acquired Companies, any Shareholder, nor any director or officer of any Acquired Company, nor any employee of any Acquired Company acting for the benefit of or on behalf of any Acquired Company, nor, to Company’s Knowledge, any independent contractor of any Acquired Company acting for the benefit of or on behalf of any Acquired Company, has since January 1, 2016 in violation of applicable Law offered, paid, solicited or received anything of value, directly or indirectly, overtly or covertly, in cash or in kind to or from any Person, including any foreign official, in order to induce business, to reward the referral of business, to influence an official’s actions, to secure any improper advantage, or to induce an official to use his influence with foreign Governmental Entities to obtain or retain business.

Exhibit 2.1
Execution Version

Section 3.19Environmental Matters.
(a)The Acquired Companies are and have been in compliance in all material respects with Environmental Laws and have no material liability under any Environmental Laws or with respect to Hazardous Materials, and have not assumed such liability by operation of law, contractually or otherwise. To Company’s Knowledge, there are no underground storage tanks located on the Leased Real Property.
(b)(i) the Acquired Companies hold or have been issued all Environmental Permits that are required for the Acquired Companies’ operations as presently conducted; (ii) all such Environmental Permits are listed on Schedule 3.19(b) and (iii) the Acquired Companies are in compliance in all material respects with all Environmental Permits.
(c)No Acquired Company has received any written notices, demand letters, penalties, complaints, citations, or requests for information from any Governmental Entity indicating that it is or may be in violation of, or liable under, any Environmental Law or with respect to Hazardous Materials, and no Acquired Company is subject to any pending or, to Company’s Knowledge, threatened claim, Action or Order under any Environmental Law or with respect to Hazardous Materials.
(d)There has been no Release of, and no Acquired Company has disposed of or Released, any Hazardous Materials on, in, under or from any real property that requires remediation under Environmental Laws or that has resulted in an environmental condition for which any Acquired Company has incurred or would reasonably be expected to incur any material Liability.
(e)No Acquired Company has arranged, by Contract or otherwise, for offsite transportation, disposal or treatment of any Hazardous Materials as to which any Acquired Company has incurred or would reasonably be expected to incur any material Liability under any Environmental Laws.
(f)Since January 1, 2017, no Acquired Company has conducted any material environmental investigation, study, test, audit, review or other analysis in relation to the current or prior business of the Acquired Companies.
(g)The Company has made available to Buyer correct and complete copies of any and all assessments, audits, reports and any other material documents in its possession or under its control that relate to the Company’s compliance with Environmental Laws or the environmental condition of any real property currently or formerly owned, operated, or leased by any Acquired Company.
Section 3.20Taxes.
(a)Each Acquired Company has duly and timely filed all income tax Returns and all other material Returns that were required to be filed. All Returns filed by or on behalf of the Acquired Companies were complete and correct in all material respects, and all Taxes due

Exhibit 2.1
Execution Version

and payable (whether or not shown on any Return) as of the Closing Date have been timely paid in full.
(b)The aggregate unpaid Taxes of the Acquired Companies (i) did not, as of the Latest Balance Sheet Date, exceed the reserve for Tax liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Interim Financial Statements (rather than in any notes thereto), and (ii) do not exceed that reserve as adjusted for the passage of time through the end of the Closing Date in accordance with the past custom and practice of the Acquired Companies in preparing their Financial Statements.
(c)No claim has been made, within the past four (4) years, in writing by a Taxing Authority in a jurisdiction where an Acquired Company does not file Returns for a particular type of Tax that such Acquired Company is or may be subject to such Tax by that jurisdiction, or is or may be required to file such Returns in that jurisdiction.
(d)None of the assets of the Acquired Companies are encumbered by any Liens for Taxes (except for statutory Liens for Taxes that are not yet due and payable) and, to Company’s Knowledge, there is no reasonable basis for the assertion or assessment of any Liens against any of the assets of the Acquired Companies in respect of any Taxes (other than statutory Liens for Taxes, if payment thereof is not yet due).
(e)No Shareholder is a “foreign person” within the meaning of Section 1445 of the Code.
(f)No Acquired Company has ever been a member of an affiliated group of corporations (as defined in Section 1504(a) of the Code) (other than an affiliated group the common parent of which is the Company). No Acquired Company has any liability for the Taxes of any Person (other than an Acquired Company) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract, as a result of operation of applicable Law or otherwise.
(g)There is no Action or unresolved claim for assessment or collection, pending or, to Company’s knowledge, threatened, by, or present dispute with any Taxing Authority for assessment or collection from any Acquired Company of any Taxes of any nature.
(h)No Acquired Company has agreed to extend or waive any statute of limitations in respect of Taxes beyond the date hereof or agreed to any extension of time beyond the date hereof within which to file any Return. No request from any Taxing Authority for any such waiver or extension is currently pending.
(i)No Acquired Company is a party to any “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or foreign Law), gain recognition agreement or similar agreement with any Taxing Authority.

Exhibit 2.1
Execution Version

(j)All Taxes that are required to have been withheld or collected by the Acquired Companies have been duly withheld and collected and have been properly paid or deposited to the extent required by applicable Tax Laws. Each Acquired Company has complied in all material respects with any information reporting provisions of applicable Tax Law.
(k)With respect to all sales or services that are exempt from sales, use, value added, goods and services or similar Taxes, or that were made without charging or remitting any such Taxes, the Acquired Companies have properly received and retained for a period of five (5) years all Tax exemption certificates and other documentation required by law for purposes of qualifying such sale or service as exempt.
(l)No Acquired Company has participated in any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(1).
(m)Neither Buyer nor any of its Affiliates (including following the Closing, for the avoidance of doubt, the Acquired Companies) will be required to include any item of income in, or exclude any deduction from, taxable income, or pay any Tax, for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting of any Acquired Company for a Pre-Closing Tax Period; (ii) use of an improper method of accounting by any Acquired Company for a Pre-Closing Tax Period; (iii) installment sale or open transaction disposition made by any Acquired Company prior to the Closing; (iv) prepaid or deposit amount received, or deferred revenue accrued, prior to the Closing by any Acquired Company; (v) election described in Section 108(i) of the Code (or any corresponding or similar provision of state, local or foreign law) made by any Acquired Company prior to the Closing Date; (vi) the forgiveness of any loan made to any Acquired Company under the Paycheck Protection Program, as enacted under the CARES Act; or (vii) election under Section 965(h) of the Code (or any corresponding or similar provision of state, local or foreign Law).
(n)Each Acquired Company is in compliance with all terms and conditions of all Tax grants, abatements or incentives granted or made available by any Taxing Authority within the past five (5) years, and the consummation of the transactions contemplated by this Agreement will not have any adverse effect on the continued validity and effectiveness of any such Tax grants, abatements or incentives.
(o)No Acquired Company has received or requested any private letter or similar ruling from the Internal Revenue Service or other taxing authority that will be binding upon any Acquired Company following the Closing.
(p)Each Acquired Company is and at all times has been resident for Tax purposes in the United States and does not have a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise have an office or fixed place of business in any other country. No Acquired Company owns an equity interest in any entity organized outside of the United States.
(q)No Acquired Company (i) has elected to defer the payment of any “applicable employment taxes” (as defined in Section 2302(d)(1) of the CARES Act) pursuant to

Exhibit 2.1
Execution Version

Section 2302 of the CARES Act or (ii) has elected to defer any Applicable Taxes on Applicable Wages as an Affected Taxpayer (each as defined in IRS Notice 2020-65).
Section 3.21Accounts Receivable and Accounts Payable. All accounts receivable of the Acquired Companies, whether reflected in the Financial Statements or accrued thereafter, represent valid obligations arising from bona fide sales actually made or services actually performed by the Acquired Companies in the Ordinary Course. Subject to any reserves reflected in the Financial Statements, there is no contest, claim, defense or right of setoff with respect to the amount or validity of any such account receivable. A summary of all billed and unbilled accounts receivable of each Acquired Company as of February 28, 2021 are set forth on Schedule 3.21(a). Except as set forth on Schedule 3.21(b), all accounts payable and notes payable of any Acquired Company, whether shown on any balance sheet included in the Financial Statements or accrued thereafter, (i) are the result of bona fide transactions in the Ordinary Course and (ii) have been paid or are not yet due and payable as of the date of this Agreement.
Section 3.22Insurance. Schedule 3.22 lists all policies of insurance (including policies providing property, casualty, liability, and workers’ compensation coverage and bond and surety arrangements but not including any policy with respect to an Employee Benefit Plan) to which any Acquired Company is a party or which are maintained on behalf of any Acquired Company, including the policy number, policy type, insurer, annual premium, premium payment dates, expiration date, and type (i.e., “claims made” or “occurrences”), and amount of coverage. Correct and complete copies of all such policies have been made available to the Buyer. With respect to each such insurance policy: (a) the policy is in full force and effect by its terms; (b) the policy is legal, binding, valid and enforceable, except to the extent enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency or moratorium laws, or other laws affecting the enforcement of creditors’ rights generally or by the principles governing the availability of equitable remedies; (c) none of the Acquired Companies, or, to the Company’s Knowledge, any other party to the policy, is in breach or default (including with respect to the payment of premiums or the giving of notices); and (d) no Acquired Company has received written notice or, to the Company’s Knowledge, oral notice from the insurer disclaiming coverage or reserving rights with respect to a particular claim or such policy in general. Since January 1, 2017, no Acquired Company (x) has been denied insurance coverage for any reason; (y) has received written notice from or on behalf of, any insurance carrier relating to or involving any materially adverse change in the conditions of insurance, any refusal to issue an insurance policy or non-renewal of such policy, or requiring material alteration of any of the Acquired Companies’ property or assets, purchase of additional equipment or material modification of any of the Company’s methods of doing business and (z) has not made a claim against an insurance policy as to which the insurer is denying or has denied coverage. The Acquired Companies do not have any self-insurance or co-insurance programs, other than Employee Benefit Plans. The insurance policies of the Acquired Companies (a) are sufficient for compliance in all material respects with applicable law and all material agreements to which any Acquired Company is a party and (b) insure the Acquired Companies against such casualties and contingencies in such amounts, types and forms as are commercially reasonable for the Acquired Companies’ Business and as are usual and customary in the industry of which the Acquired Companies are a part.

Exhibit 2.1
Execution Version

Section 3.23Related Party Transactions. Except as set forth on Schedule 3.23, no Shareholder, or any current or former officer or director of any Acquired Company or any Affiliate (other than an Acquired Company) or immediate family member of such Persons, or, to Company’s Knowledge, any current employee of any Acquired Company or any Affiliate or immediate family member of such Persons (other than an Acquired Company) since January 1, 2017: (a) owns or controls, or has owned or controlled, directly or indirectly, any material interest in any Person which is a competitor, supplier or customer of the Acquired Companies; (b) owns or controls, or has owned or controlled, directly or indirectly, in whole or in part, any material property, asset or right, real, personal or mixed, tangible or intangible (including any of the Intellectual Property) which is utilized by or in connection with the Business; (c) is or has been a customer of or supplier to any Acquired Company; or (d) directly or indirectly is or has been a party to any Contract valued at over $250,000 (excluding Employee Benefit Plans), whether or not in writing, pertaining or relating to any Acquired Company, provided that the dollar limitation in this clause (d) shall not apply to Contracts involving George Turek or any member of his immediate family.
Section 3.24Brokers, Finders, Etc. Except as set forth on Schedule 3.24, no Acquired Company has employed any broker or finder, or incurred any liability for a brokerage fee, commission or finders’ fee that is the responsibility of any Acquired Company in connection with the transactions contemplated by this Agreement.
Section 3.25Bank Accounts. Set forth on Schedule 3.25 are the names and locations of all banks and other financial institutions in which any Acquired Company has (or has access to as to which deposits are made on behalf of such Acquired Company) accounts, lines of credit, safety deposit boxes and, with respect to each account, line of credit, and safety deposit box, the names of all persons authorized to draw thereon or to have access to, as well as the account numbers. All cash in any such accounts is held on demand deposit and is not subject to any restriction or limitation as to withdrawal. All accounts receivable described in Section 3.21 are paid or payable into the accounts set forth on Schedule 3.25.
Section 3.26No Other Agreement to Sell. Other than the sale of assets in the Ordinary Course (which assets are not material individually or in the aggregate) and except with respect to the transactions contemplated by this Agreement, none of any Acquired Company nor any Shareholder has any legal obligation, absolute or contingent, to any other Person to sell or otherwise transfer any Acquired Company, any Shares, the assets or the business of the Acquired Companies (in whole or in part), or to effect any merger, consolidation, combination, exchange, recapitalization, liquidation, dissolution or other reorganization involving any Acquired Company, or to enter into any Contract with respect thereto.
Section 3.27Insolvency Proceedings. None of any Acquired Company, its property or assets is the subject of any pending, rendered or, to the Company’s Knowledge, threatened insolvency Actions of any character. No Acquired Company has made an assignment for the benefit of creditors or taken any action with a view to or that would constitute a valid basis for the institution of any such insolvency Actions. No Acquired Company is insolvent nor will it

Exhibit 2.1
Execution Version

become insolvent as a result of the Company entering into this Agreement or performing its obligations hereunder or under any Ancillary Agreement.
Section 3.28Schedules and Exhibits. Disclosure of any fact or item in any Schedule or Exhibit referenced by a particular paragraph or Section in this Agreement shall, to the extent that the existence of the fact or item or its contents is readily apparent on the face of such disclosure to be applicable to any other paragraph or Section, be deemed to be disclosed with respect to that other paragraph or Section whether or not an explicit cross-reference appears.
Section 3.29No Implied Representations. It is the explicit intent of each party that except as otherwise specifically provided in this ARTICLE III or in ARTICLE IV, NO SHAREHOLDER OR ANY ACQUIRED COMPANY IS MAKING ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY AS TO THE VALUE, CONDITION, MERCHANTABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE SHARES, ANY ASSETS OR LIABILITIES OF ANY ACQUIRED COMPANY, OR THE BUSINESS, WHICH WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED. In furtherance and not in limitation of the foregoing, it is expressly understood by each party that any cost estimates, projections, forecasts or other predictions contained or referred to in any offering or other materials that may have been provided to Buyer are not and shall not be deemed to be representations or warranties of any Shareholder or any Acquired Company, except to the extent expressly provided in this ARTICLE III or in ARTICLE IV.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS
The Shareholders, severally and not jointly, hereby represent and warrant to Buyer as follows:
Section 4.1Authorization; Etc. Such Shareholder has full power, capacity and authority to execute and deliver this Agreement and any Ancillary Agreement to which such Shareholder is a party, to perform such Shareholder’s obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Ancillary Agreement to which such Shareholder is a party, the performance of such Shareholder’s obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary proceedings on the part of such Shareholder. This Agreement has been, and each applicable Ancillary Agreement will be at or prior to Closing, duly executed and delivered by such Shareholder, and, assuming the due execution hereof by Buyer, constitutes (or will constitute with respect to the applicable Ancillary Agreements) the legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, or moratorium laws, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies.

Exhibit 2.1
Execution Version

Section 4.2No Conflict. The execution, delivery and performance of this Agreement and each Ancillary Agreement to which such Shareholder is a party, and the consummation of the transactions contemplated hereby and thereby will not (a) except as set forth in the Company’s Shareholders’ Agreement, give to others any rights of termination, amendment, suspension, revocation or cancellation of, require any consent under, conflict with or violate any provision of, or be an event that is (or with the passage of time or giving of notice will result in) a violation of, or result in a default of or the acceleration of or entitle any Person to accelerate or declare a default of (whether after the giving of notice or lapse of time or both) any obligation under, or result in the imposition of any Lien upon such Shareholder’s assets (including such Shareholder’s Shares) or properties pursuant to, any Contract or Order to which such Shareholder is a party or by which such Shareholder’s assets or properties are bound, or (b) violate any Law or other restriction of any Governmental Entity or court to which such Shareholder or such Shareholder’s assets (including such Shareholder’s Shares) or properties are subject, in each case except as would not materially and adversely affect the ability of such Shareholder to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement. Except as set forth in Schedule 4.2(b) and filings under the HSR Act, the execution, delivery and performance by such Shareholder of this Agreement does not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to any Governmental Entity, except where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prevent or materially delay the consummation of the transactions contemplated by this Agreement.
Section 4.3Title to Shares. Such Shareholder holds of record and owns beneficially the Shares set forth next to its name on Schedule 3.3(a), free and clear of any restrictions on transfer (other than any restrictions under the Securities Act of 1933, as amended, and state securities Laws, or under the Company’s Shareholders’ Agreement) or Liens (including any spousal interests (community or otherwise)). Upon delivery of such Shares to Buyer pursuant to this Agreement, the entire legal and beneficial interest in such Shares and good and valid title to such Shares shall pass to Buyer, free and clear of all Liens (including any spousal interests (community or otherwise)) other than restrictions of general applicability imposed by federal or state securities Laws. None of such Shares are subject to or bound by any other encumbrances, options, warrants, purchase rights, Contracts, commitments, equities, claims and demands except as set forth in the Company’s Shareholders’ Agreement. Except for the Company’s Shareholders’ Agreement or as set forth in Schedule 4.3, such Shareholder is not a party to any option, warrant, purchase right or other Contract or commitment (other than this Agreement) that could require such Shareholder to sell, transfer or otherwise dispose of or acquire any equity interests or securities of the Company. Except for the Company’s Shareholders’ Agreement or as set forth in Schedule 4.3, such Shareholder is not party to (i) any voting agreement, voting trust, registration rights agreement, equityholder agreement or other similar agreement or arrangement with respect to such Shares or (ii) any Contract obligating such Shareholder to vote or dispose of equity or voting interests in the Company or which has the effect of restricting or limiting the transfer, voting or other rights associated with such Shares.
Section 4.4Litigation. No Action by or against such Shareholder (including, with respect to the Shareholder that is the Shareholder Representative, in his capacity as such) is or

Exhibit 2.1
Execution Version

since January 1, 2017 has been, pending or, to the knowledge of such Shareholder, threatened, which would affect the legality, validity or enforceability of this Agreement or any of the Ancillary Agreements to which such Shareholder is a party, or would materially delay or impede the consummation of the transactions contemplated hereby.
Section 4.5Insolvency Proceedings. Such Shareholder is not the subject of any pending, rendered or threatened in writing or, to such Shareholder’s knowledge, orally threatened insolvency proceedings of any character. Such Shareholder has not made any assignment for the benefit of creditors or taken any action with a view to or that would constitute a valid basis for the institution of any such insolvency proceedings. Such Shareholder is not insolvent and shall not become insolvent as a result of entering into this Agreement.
Section 4.6Brokers, Finders, Etc. No Shareholder has employed any broker or finder, or incurred any liability for a brokerage fee, commission or finders’ fee that is or will be the responsibility of any Acquired Company or Buyer in connection with the transactions contemplated by this Agreement.
Section 4.7Compliance With Laws. Such Shareholder is and at all times in the past five (5) years have been in compliance in all material respects with all Laws and Orders applicable to such Shareholder’s ownership of the Shares, except as would not affect the legality, validity or enforceability of this Agreement or any of the Ancillary Agreements to which such Shareholder is a party, or would materially delay or impede the consummation of the transactions contemplated hereby.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF BUYER
Buyer hereby represents and warrants to the Shareholders as follows:
Section 5.1Organization; Authorization; Etc. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia. Buyer has full power and authority to execute and deliver this Agreement and any Ancillary Agreement to which it is a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Ancillary Agreement to which Buyer is a party, the performance of Buyer’s obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby have been (and in the case of the applicable Ancillary Agreements at or prior to Closing will be) duly and validly authorized by all necessary proceedings on the part of Buyer. This Agreement has been, and each applicable Ancillary Agreement will be at or prior to Closing, duly executed and delivered by Buyer, and, assuming the due execution hereof by the Company and any applicable Shareholders, constitutes (or will constitute with respect to the applicable Ancillary Agreements) the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, or moratorium laws, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies.

Exhibit 2.1
Execution Version

Section 5.2No Conflict. Except as set forth on Schedule 5.2, the execution, delivery and performance of this Agreement and each Ancillary Agreement to which it is a party, and the consummation of the transactions contemplated hereby and thereby will not (a) violate any provision of the articles of incorporation, bylaws or similar organizational instruments of Buyer, (b) give to any Person any rights of termination, amendment, suspension, revocation or cancellation of, require any consent under, conflict with or violate any provision of, or be an event that is (or with the passage of time or giving of notice will result in) a violation of, or result in a default of or the acceleration of or entitle any Person to accelerate or declare a default of (whether after the giving of notice or lapse of time or both) any obligation under, or result in the imposition of any Lien upon Buyer’s assets or properties pursuant to, any Contract or Order to which Buyer is a party or by which Buyer’s assets or properties are bound, or (c) violate any Law or other restriction of any Governmental Entity to which Buyer or Buyer’s assets or properties are subject, in each case except as would not materially and adversely affect the ability of Buyer to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement. The execution, delivery and performance by Buyer of this Agreement does not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to any Governmental Entity except (x) the notification and waiting period requirements of the HSR Act or (y) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prevent or materially delay the consummation by Buyer of the transactions contemplated by this Agreement.
Section 5.3Brokers, Finders, Etc. Except as set forth on Schedule 5.3, Buyer has not employed any broker or finder, or incurred any liability for a brokerage fee, commission or finder’s fee in connection with the transactions contemplated by this Agreement.
Section 5.4Financial Capability. Buyer as of the Closing Date will have available (either from its immediately available cash or from available unused lines of credit, Debt Financing or other third party financing, or a combination thereof) funds sufficient to pay the Initial Purchase Price in cash and to consummate the transactions contemplated by this Agreement. Buyer knows of no circumstance or condition that would prevent the availability at the Closing of the requisite financing to consummate the transactions contemplated by this Agreement on the terms set forth herein. Buyer has delivered to Company true and correct copies of Buyer’s commitment letters from its Debt Financing Sources with respect to the Debt Financing (for the avoidance of doubt, subject to customary redactions in the case of any related fee letters).
Section 5.5Investment Intent. Buyer is acquiring the Shares for investment and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act of 1933, as amended.
Section 5.6R&W Policies. Buyer has entered into binder agreements with respect to the R&W Insurance Policies, the primary binder of which (with the accompanying form of policy) is attached hereto as Exhibit D.
Section 5.7Disclosure; Reliance. Buyer acknowledges, agrees and confirms that Company and Shareholder Representative have made available to Buyer and its representatives

Exhibit 2.1
Execution Version

and agents to the satisfaction of Buyer, the opportunity to review all applicable books and records of the Acquired Companies, the opportunity to ask questions of and receive answers from Company and Shareholder Representative concerning the Acquired Companies and the opportunity to conduct such other due diligence investigations of the Acquired Companies as Buyer and its representatives and agents have requested. Buyer acknowledges, agrees and confirms that the representations and warranties of Company and the Escrow Participating Shareholders expressly and specifically set forth in ARTICLE III and the representations and warranties of the Shareholders expressly and specifically set forth in ARTICLE IV, in each case as qualified by the Schedules, and the representations and warranties of the Company and the Shareholders in any certificate or other Ancillary Agreements delivered in connection with the transactions under this Agreement, respectively constitute the sole and exclusive representations and warranties of any Shareholder, any Acquired Company or any other Person to Buyer in connection with the transactions contemplated hereby, and that (a) all other representations and warranties. expressed or implied (including any relating to the future financial condition or prospects of any Acquired Company) are specifically disclaimed by the Shareholders and the Acquired Companies; (b) Buyer is not relying on any such other representations, warranties, or statements; and (c) Buyer has relied only on the representations and warranties of Company and the Escrow Participating Shareholders that are expressly set forth in ARTICLE III, the representations and warranties of the Shareholder that are expressly set forth in ARTICLE IV, and the representations and warranties of the Company and the Shareholders in any certificates and other Ancillary Agreements delivered in connection with the transactions under this Agreement.
ARTICLE VI
COVENANTS OF THE PARTIES
Section 6.1Due Diligence; Access to Records.
(a)The Company will provide the Buyer and its representatives with such information concerning the Acquired Companies, the Shares and the Acquired Companies’ properties, assets and business as the Buyer and its representatives may reasonably request, and continue to give to the Buyer and its accountants, counsel, financial advisors and other representatives, reasonable access in accordance with the terms of the Confidentiality Agreement during normal business hours to its books, Contracts, properties, assets and records and, with the prior consent of the Shareholder Representative (or his authorized designees), which consent shall not be unreasonably withheld, conditioned or delayed, to the officers, employees, agents and accountants of the Acquired Companies with respect to matters relating to the Business of the Acquired Companies; provided, however, that the foregoing right of access shall not require furnishing information that, in the reasonable opinion of counsel, would violate any Laws relating to exchange of information and attorney-client communication and privileges. Between the date hereof and the Closing Date, neither Buyer nor its representatives shall contact any of the employees, customers or suppliers of the Acquired Companies in connection with the transactions contemplated hereby, whether in person or by telephone, mail or other means of communication, without the specific prior written authorization of Shareholder Representative.

Exhibit 2.1
Execution Version

(b)Any information provided to Buyer or its representatives pursuant to this Agreement or in connection with the transactions contemplated hereby shall be held by Buyer and its representatives in accordance with, and shall be subject to the terms of, the Confidentiality Agreement dated January 28, 2020 by and between Company and an Affiliate of Buyer (as extended on November 24, 2020, the “Confidentiality Agreement”), the terms of which are hereby incorporated in this Agreement as though fully set forth herein. At the time of the Closing, such Confidentiality Agreement shall terminate and be of no further force or effect.
(c)From and after the Closing through the seventh (7th) anniversary of the Closing Date, Buyer agrees to, and shall cause the Acquired Companies to (i) hold all of the books and records of the Acquired Companies relating to the period prior to the Closing and not to destroy or dispose of any of them for such seven (7) year period or such longer time as may be required by applicable Law, and (ii) afford Shareholder Representative and his accountants, legal counsel and other agents, during normal business hours, upon reasonable request, reasonable access to such books and records of the Acquired Companies to the extent that such access may be requested for any legitimate business purpose, including preparing or responding to any inquiry regarding any Returns of the Company and any Company Subsidiary, or Returns required to be filed by the Shareholders, including any Returns filed by the Company or any Company Subsidiary with respect to any Tax period prior to Closing (regardless of whether such Returns are filed before or after Closing). Shareholder Representative will bear all reasonable out-of-pocket costs and expenses incurred by Buyer or the Acquired Companies (excluding salaries or wages of its employees) in connection with Shareholder Representative’s requests for such access.
(d)From and after the Closing, Buyer agrees to, and shall cause the Acquired Companies to, keep strictly confidential all communications and information of a personal nature concerning any Shareholder or any Affiliate of any Shareholder, including communications and information relating to personal legal, financial and tax matters (collectively, “Personal Shareholder Information”), that are retained in the books and records of the Acquired Companies on the Closing Date, including on any computer or e-mail systems or on any electronic data storage media used for archival or back-up purposes, and not use or disclose or knowingly access any of such Personal Shareholder Information for any purpose or in any manner whatsoever, except as may be permitted or required under this Agreement or any Ancillary Agreement, or in connection with such Shareholder’s employment by or other Contract with Buyer, the Acquired Companies or their Affiliates.
(e)Each Shareholder acknowledges and agrees that from and after the Closing, Buyer will be entitled to possession of all documents, books, records, agreements, and financial data of any sort relating to the Company and any Company Subsidiary. Following the Closing, each Shareholder shall keep confidential and not directly or indirectly reveal, report, publish, disclose or transfer any Confidential Information, other than to its representatives (subject to an obligation of confidentiality with respect to such information provided) who have a need to know Confidential Information. Notwithstanding the foregoing limitations, Confidential Information shall not include information that (a) is known or available through other lawful sources not bound by a confidentiality obligation, directly or indirectly, with the disclosing party

Exhibit 2.1
Execution Version

or otherwise prohibited from disclosing such information, including, to the knowledge of such Shareholder, by a legal, contractual, fiduciary or other obligation; or (b) becomes available to the general public after the Closing Date (other than as a result of disclosure by such Shareholder or any of its Affiliates in violation of this Section 6.1(e)). A party may disclose Confidential Information as required or requested to be disclosed pursuant to Law (including securities Laws of any jurisdiction, rules and regulations of any applicable stock exchange, and subpoena, court order or any other similar judicial or legal process or governmental, regulatory or self-regulatory body), provided that Buyer and the Company are given reasonable prior written notice; provided further, that such notice shall not be required if it is prohibited by applicable Law or if the disclosure was made to a bank examiner, regulatory examiner or self-regulatory examiner in the course of such examiner’s examination or inspection; provided further, that prior to making such disclosure, where reasonably practicable, such Shareholder shall cooperate with Buyer to seek protective measures for such Confidential Information. Further, a party may disclose Confidential Information that relates solely to the income Tax aspects and consequences of the transactions contemplated by this Agreement.
Section 6.2Commercially Reasonable Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties shall use commercially reasonable efforts to take, or cause to be taken, promptly, all actions, and to do, or cause to be done, promptly, all things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby, to satisfy the conditions to the obligations to consummate the transactions contemplated by this Agreement, to obtain all necessary waivers, consents, orders, authorizations and approvals and to effect all necessary registrations, declarations, filings, notices, petitions, statements, applications and submissions and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties the benefits contemplated by this Agreement. The Shareholders and the Company shall, and shall cause each Company Subsidiary to, promptly give such notices to third parties and use its commercially reasonable efforts to obtain such third party consents and estoppel certificates referenced in Schedule 6.2 in connection with the transactions contemplated by this Agreement. Buyer shall reasonably cooperate and use commercially reasonable efforts to assist the Company and any Company Subsidiary in giving such notices and obtaining such consents and estoppel certificates.
Section 6.3Regulatory Approvals; Filings.
(a)To the extent applicable, as soon as may be reasonably practicable following the execution and delivery of this Agreement by the parties, Company and Buyer shall (and Company and Buyer shall cause their respective Affiliates to) make all filings, notices, petitions, statements, registrations and submissions of information, application or submission of other documents required by any Governmental Entity in connection with the transactions contemplated by this Agreement. Each of Company and Buyer shall (and Company and Buyer shall cause their respective Affiliates to) cause each document that it is responsible for filing with any Governmental Entity under this Section 6.3 to comply in all material respects with applicable Law.

Exhibit 2.1
Execution Version

(b)Notwithstanding anything to the contrary in Section 6.3(a), each of Company and Buyer shall (and/or Company and Buyer shall cause their respective Affiliates to), to the extent required in the reasonable judgment of counsel to Company and Buyer, (i) file with the FTC and the DOJ a Notification and Report Form relating to this Agreement and the transactions contemplated by this Agreement as required by the HSR Act within ten (10) Business Days following the date of this Agreement; and (ii) promptly file comparable pre-merger or post-merger notification filings, forms and submissions with any Governmental Entity pursuant to other applicable antitrust Laws in connection with the transactions contemplated by this Agreement, with Buyer having primary responsibility for the making of such filings. Each of Company and Buyer will use commercially reasonable efforts to (A) cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act and any other antitrust Laws applicable to the transactions contemplated by this Agreement; and (B) obtain any required consents pursuant to any antitrust Laws applicable to the transactions contemplated by this Agreement, in each case as soon as practicable. Buyer shall pay all filing fees for the filings under the HSR Act by the parties.
Section 6.4Regulatory Filing Procedures.
(a)Company and Buyer shall (and shall cause their respective Affiliates to) cooperate and coordinate with each other in the making of the filings required by Section 6.3 and regarding the strategy for interacting with applicable Governmental Entities in connection with the matters contained in Section 6.3.
(b)If any party or Affiliate thereof receives a request for additional information or documentary material from any Governmental Entity with respect to the transactions contemplated by this Agreement, then such party will make (or cause to be made), as soon as reasonably practicable and after consultation with the other parties, an appropriate response in compliance with such request. Company and Buyer shall use their respective commercially reasonable efforts to, and shall use their respective commercially reasonable efforts to cause any of their respective applicable Affiliates to, promptly (i) supply the other (or cause the other to be supplied) with any information that reasonably may be required in order to prepare or complete the filings contemplated by Section 6.3, and (ii) supply (or cause to be supplied) any additional information that may be required or requested by the FTC, DOJ or other applicable Governmental Entities of any other jurisdiction in which any filings required by Section 6.3 are made.
(c)Company and Buyer shall (and shall cause their respective Affiliates to), subject to any restrictions under applicable Laws, (i) promptly notify the other party of, and, if in writing, furnish the other with copies of (or, in the case of oral communications, advise the other of the contents of) any material communication received by such Person from a Governmental Entity in connection with the transactions contemplated by this Agreement and permit the other party to review and discuss in advance (and to consider in good faith any comments made by the other party in relation to) any proposed draft notifications, formal notifications, filing, submission or other substantive written communication (and any analyses, presentations, memoranda, briefs, white papers, correspondence, other materials, arguments, opinions,

Exhibit 2.1
Execution Version

proposals or other documents submitted therewith) made in connection with the transactions contemplated by this Agreement to a Governmental Entity, (ii) keep the other party reasonably informed with respect to the status of any such submissions and filings to any Governmental Entity in connection with the transactions contemplated by this Agreement and any material, substantive developments, meetings or discussions with any Governmental Entity in respect thereof, including with respect to (A) the receipt of any non-action, action, clearance, consent, approval or waiver, (B) the expiration of any waiting period, (C) the commencement or proposed or threatened commencement of any investigation, litigation or administrative or judicial action or proceeding under applicable Laws and (D) the nature and status of any objections raised or proposed or threatened to be raised by any Governmental Entity with respect to the transactions contemplated by this Agreement; and (iii) not independently participate in any substantive meeting, hearing, proceeding or discussions (whether in person, by telephone or otherwise) with or before any Governmental Entity in respect of the transactions contemplated by this Agreement without giving the other party reasonable prior notice of such meeting or discussions and, unless prohibited by such Governmental Entity, the opportunity to attend or participate. However, each of Company and Buyer may designate any non-public information provided to any Governmental Entity as restricted to “outside counsel” only and any such information shall not be shared with employees, officers or directors or their equivalents of the other party without approval of the party providing the non-public information; provided, however, that before sharing any information provided to any Governmental Entity with the other party to this Agreement on an “outside counsel” only basis each of Company and Buyer may redact any information (1) to remove references concerning valuation of any Acquired Company, (2) as necessary to comply with contractual arrangements, and (3) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns.
(d)Except where prohibited by applicable Law, each of Company and Buyer, as applicable, shall consult with the other prior to taking a position with respect to any filing required by Section 6.3, shall permit the other to review and discuss in advance, and consider in good faith, the views of the other in connection with any analyses, appearances, presentations, memoranda, briefs, white papers, correspondence, other materials, arguments, opinions, proposals or documents submitted therewith before making or submitting any of the foregoing to any Governmental Entity in connection with any investigations or proceedings in connection with this Agreement or the transactions contemplated hereby, coordinate with the other in preparing and providing such information and, subject to entering into an appropriate joint defense agreement if either party reasonably so requests, promptly provide the other (and its legal counsel) copies of all filings, presentations and submissions (and a summary of oral presentations) made by such party with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby.
(e)Each party shall notify the other promptly upon the receipt of (i) any comments from any officials of any Governmental Entity in connection with any filings made pursuant hereto, and (ii) any request by any officials of any Governmental Entity for amendments or supplements to any filings made pursuant to, or information provided to comply in all materials respect with, applicable Law. Whenever any event occurs that is required to be set forth in an amendment or supplement to any filing made pursuant to Section 6.3, each party

Exhibit 2.1
Execution Version

will promptly inform the other parties of such occurrence, and each of Company and Buyer will cooperate with the other in filing with the applicable Governmental Entity such amendment or supplement.
(f)Buyer agrees to use its commercially reasonable efforts to take promptly any and all steps necessary to avoid or eliminate each and every impediment under any antitrust, competition or trade regulation Law that may be asserted by any Governmental Entity or any other Person with respect to the transaction contemplated by this Agreement so as to enable the Closing to occur as expeditiously as reasonably possible, provided, however, that none of Buyer nor any of its Affiliates shall be required to (i) sell, hold, divest, discontinue or limit, before or after the Closing Date, any assets, businesses or interests of Buyer and its Affiliates, including the Business, (ii) agree to any conditions relating to, or changes or restrictions in, the operations of any such assets, businesses or interests which, in either case, could reasonably be expected to result in a material and adverse impact on the economic or business benefits to Buyer and its Affiliates of the transactions contemplated by this Agreement, (iii) agree to any material modification or waiver of the terms and conditions of this Agreement or (iv) commence any litigation or arbitration proceeding.
Section 6.5Conduct of Business. From the date hereof through the Closing, except as disclosed on Schedule 6.5 or otherwise expressly contemplated by this Agreement, and except as consented to or approved by Buyer in writing, which approval shall not unreasonably be withheld, Company shall, and shall cause each of the Acquired Companies to:
(a)operate the Business in the Ordinary Course and in material compliance with all applicable Laws and the requirements of all contractual obligations;
(b)except as required by Law or by contractual obligations existing on the date hereof, not (i) except in the Ordinary Course with respect to any employee who is not an officer, increase in any manner the base compensation of, or enter into any new or amend any existing employment or consulting agreement or arrangement, or any similar agreement with, any director, officer, employee, consultant or other individual service provider of any Acquired Company; (ii) enter into any new or amend any existing deferred compensation, change in control, bonus or incentive agreement or arrangement, or any similar agreement with, any current or former director, officer, employee, consultant or other individual service provider of any Acquired Company; (iii) pay or agree to pay any pension, retention, termination pay, retirement allowance or other benefit to, or amend any existing severance, retention or termination arrangement with, any current or former director, officer or employee of, or consultant or other individual service provider of, any Acquired Company; (iv) establish, adopt or, amend, or commit itself to establishing, adopting or amending, any additional pension, profit-sharing, deferred compensation, group insurance, severance pay, retirement or other similar employee benefit, including any collective bargaining agreement or Employee Benefit Plan; or (v) increase or accelerate the payment or, vesting or funding of, compensation or benefits payable or rights under any existing Employee Benefit Plan;
(c)(i) use its commercially reasonable efforts to (A) preserve intact its Business, (B) maintain its rights and franchises and the condition of its assets and properties, (C)

Exhibit 2.1
Execution Version

retain the services of its officers and key employees, (D) maintain its goodwill and relationships with customers, suppliers, distributors, landlords, creditors, licensors, licensees and any other Persons with whom it has a material business relationship, and (E) keep in full force and effect, with financially responsible insurance companies, liability insurance and bonds comparable in amount and scope of coverage to that currently maintained; (ii) file all Returns that it is required to file, and pay all Taxes that it is required to pay; and (iii) pay all accounts payable and collect all accounts receivable in the Ordinary Course (including with respect to the timing of such payments and collections);
(d)refrain from the taking or performing any actions as follows:
(i)(A) sell, transfer or otherwise dispose of any assets valued in excess of $150,000 of any Acquired Company (other than the sale of inventory in the Ordinary Course), or (B) create any new Lien on any of the assets of any Acquired Company, including the Shares (other than Liens that will be removed at Closing);
(ii)pay, discharge or satisfy any material Actions or Liabilities except (A) in the Ordinary Course or (B) Actions settled or compromised to the extent permitted by Section 6.5(d)(iii);
(iii)amend, cancel, waive, settle or compromise any Action, other than Actions in an aggregate amount not in excess of $150,000, provided that such settlement documents related to such settlement do not involve any material non-monetary obligations on the part of any Acquired Company or Buyer;
(iv)enter into any plan of, or consummate any, complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the transactions contemplated by this Agreement);
(v)revalue or reclassify in any material respect any of its assets, including writing down the value of inventory or writing-off notes or accounts receivables, or change any method of accounting or accounting principles or practice;
(vi)(A) amend its organizational documents, (B) split, combine or reclassify its outstanding common stock or any other equity securities, or (C) repurchase, redeem or otherwise acquire any of the outstanding Shares or any other equity securities or obligations convertible into or exchangeable for any of its equity securities, or any options, warrants or conversion or other rights to acquire any of its equity securities or obligations convertible into or exchangeable for any of its equity securities;
(vii)issue, sell, pledge, deliver, award, grant or dispose of, or agree to issue, sell, pledge, deliver, award, grant or dispose of, any additional equity securities, or any options, warrants or rights of any kind to acquire any shares of its equity securities, or any debt or equity securities convertible into, exchangeable for or exercisable for such equity securities, or enter into any Contract with respect to any of the foregoing;

Exhibit 2.1
Execution Version

(viii)declare, set aside or pay any dividends, or otherwise make any distribution with respect of the Shares or any other equity securities, except for cash dividends or distributions;
(ix)(A) incur, issue, guarantee or become contingently Liable, or enter into any “keep well” or other agreement to maintain the financial condition of another Person with respect to any Loan Indebtedness other than (x) pursuant to its current credit facilities in the Ordinary Course or (y) any capitalized leases in the Ordinary Course pursuant to existing Contracts; (B) make any acquisition of (or agree to acquire) or merge or consolidate with, whether by purchase of an equity interest in or a portion of the assets of or by any other manner, any businesses or material assets of or equity interests in any other Person or division thereof; (C) make any capital expenditures, capital additions or capital improvements (other than expenditures for fixed or capital assets in the Ordinary Course), (D) loan, advance funds or make any investment in or capital contribution to any other Person, or (E) enter into any Contract with respect to any of the foregoing;
(x)(A) abandon or fail to maintain any material Company IP, or (B) license, sublicense, assign, sell or otherwise transfer any material Company IP;
(xi)enter into any joint venture, partnership or similar arrangement or make any investments in or the acquisition of the securities of any other Person;
(xii)unless required by Law or expressly contemplated by this Agreement, (A) make or change any Tax election, (B) change any annual Tax accounting period, (C) amend any Return, (D) elect to adopt any method of Tax accounting, (E) settle or compromise any Tax liability or assessment, (F) surrender any right to claim a refund of any Tax, (G) enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any comparable agreement under state, local or foreign applicable Law) with respect to Taxes or (H) consent to waive or extend any statute of limitations applicable to any claim or assessment with respect to Taxes;
(xiii)(x) terminate or accelerate or materially amend or waive any material rights under any Scheduled Contract, Medical Provider Agreement or Lease Agreement other than upon the expiration or termination of such Scheduled Contract, Medical Provider Agreement or Lease Agreement in the Ordinary Course in accordance with the terms of such Scheduled Contract, Medical Provider Agreement or Lease Agreement; (y) enter into any agreement that would constitute a “Scheduled Contract”, “Medical Provider Agreement” or “Lease Agreement” as defined herein if entered into prior to the date hereof (A) that could reasonably be expected to be adverse to the Company in any material respect, (B) that includes non-competition or similar provision that would place any material restriction on any Acquired Company or its Affiliates (including Buyer after the Closing), (C) that, other than in the case of any Medical Provider Agreement (provided any such Medical Provider Agreement is entered into on the Acquired Companies’ standard form of contract), is reasonably expected to involve more than $250,000 in annual revenues to or expenditures by or Liabilities of any Acquired Company, or (D) pursuant to which any other Person is granted exclusive rights of any type or scope with respect to any services of any Acquired Company; and (z) enter into or authorize an

Exhibit 2.1
Execution Version

agreement with respect to any of the foregoing actions, or take or commit to take any action to effect any of the foregoing actions.
Section 6.6Further Assurances. The Shareholders and Buyer agree that, from time to time for a reasonable period after the Closing Date, each of them will execute and deliver such further instruments of conveyance and transfer and take such other action as may be reasonably requested by the other party to carry out the purposes and intents of this Agreement and the transactions contemplated hereby.
Section 6.7Employee Matters.
(a)With respect to each individual that is employed by the Acquired Companies as of immediately prior to the Closing (each, an “Acquired Company Employee”), Buyer shall, for a period of one (1) year following the Closing Date (or, if earlier, the date of termination of employment of the relevant Acquired Company Employee), cause the Acquired Companies to provide such Acquired Company Employee with compensation, benefits, and severance payments that, taken as a whole, are no less favorable in the aggregate than the compensation, benefits and severance payments provided to such Acquired Company Employee immediately prior to the Closing.
(b)The provisions of this Section 6.7 are solely for the benefit of the parties hereto and are not intended to confer upon any other Persons any rights or remedies hereunder. Except as expressly provided in this Agreement, nothing in this Agreement shall preclude Buyer or any of its Affiliates, at any time after the Closing, from amending, merging, modifying, terminating, eliminating, reducing or otherwise altering in any respect any Employee Benefit Plan, any benefit under any Employee Benefit Plan or any trust, insurance policy or funding vehicle related to any Employee Benefit Plan.
Section 6.8R&W Insurance Policies.
(a)As of the date of this Agreement, Buyer shall have entered into the requisite binder agreements to incept coverage under the R&W Insurance Policies, the form of primary policy of which is an exhibit to the binder attached hereto as Exhibit D, insuring Buyer for Losses due to breaches of representations and warranties of Company and the Escrow Participating Shareholders under ARTICLE III and representations and warranties of the Shareholders under ARTICLE IV with aggregate limits of not less than One Hundred Million Dollars ($100,000,000). The R&W Insurance Policies shall provide that the insurer may not seek to enforce or enforce any subrogation rights it might have against any Shareholder, or any Affiliate of any Shareholder, as a result of any alleged breach of any representation or warranty under ARTICLE III or ARTICLE IV, except with respect to Fraud. Buyer agrees to pay the total premium and other associated costs related to the purchase of the R&W Insurance Policies on or before the Closing Date, provided that fifty percent (50%) of such cost shall be deducted from the Initial Purchase Price as a Transaction Expense.
(b)Buyer and its Affiliates will not amend, waive or otherwise modify the R&W Insurance Policies in any manner that would allow the insurer thereunder to subrogate or

Exhibit 2.1
Execution Version

otherwise make or bring any action or proceedings against any Shareholder or any Affiliate of any Shareholder or any past, present or future officer, director, employee or advisor of any of the foregoing based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, except in the case of Fraud.
Section 6.9Tax Matters.
(a)Shareholder Representative will prepare or cause to be prepared, and timely file or cause to be timely filed, all Returns for the Acquired Companies for any taxable period ending on or before the Closing Date the due date of which (taking into account extensions of time to file) is after the Closing Date but only if not filed prior to the Closing (the “Shareholder Prepared Returns”). All such Shareholder Prepared Returns will be prepared in a manner consistent with the past custom and practice of the Acquired Companies, except as otherwise required by applicable Law. Shareholder Representative shall submit each Shareholder Prepared Return prepared for a Pre-Closing Tax Period to Buyer at least thirty (30) days prior to the due date (including extensions) of such Return. If Buyer objects to any item on any Shareholder Prepared Return, Buyer shall notify Shareholder Representative in writing that it so objects, specifying with particularity any such item (including how such item could reasonably be expected to result in a material adverse effect on the Buyer’s Tax liability) and stating the specific factual or legal basis for any such objection. If a notice of objection is duly delivered, Buyer and Shareholder Representative shall negotiate in good faith and use their commercially reasonable efforts to resolve such items. Any amounts remaining in dispute shall be submitted to the Neutral Auditors in accordance with the provisions of Section 2.6(e), mutatis mutandis (including, the allocation of responsibility for the fees and expenses of the Neutral Auditors). Notwithstanding the foregoing, in all events, Shareholder Representative shall file or cause to be filed all Shareholder Prepared Returns when due (taking into account all extensions properly obtained) and timely pay all Taxes that are shown as payable with respect to any Shareholder Prepared Returns, except to the extent the amount of any such Taxes was included in the calculation of Loan Indebtedness or Net Working Capital, as finally determined, and, if such Return is sent to the Neutral Auditors and changes are required as a result thereof, Shareholder Representative shall thereafter file an amended Return as required by the Code or any other relevant Tax Law and timely pay any all Taxes that are shown as payable (or be entitled to any refund payable in connection therewith as contemplated by Section 6.9(h)) with respect to such amended Shareholder Prepared Returns.
(b)Buyer will prepare or cause to be prepared, and timely file or cause to be timely filed, all Returns for the Acquired Companies other than Shareholder Prepared Returns that are due after the Closing Date (the “Buyer Prepared Returns”). All such Buyer Prepared Returns related to a Straddle Period will be prepared in a manner consistent with the past custom and practice of the Acquired Companies, except as otherwise required by applicable Law. Buyer shall submit each Buyer Prepared Return prepared for a Straddle Period to Shareholder Representative at least thirty (30) days prior to the due date (including extensions) of such Return. If Shareholder Representative objects to any item on any such Buyer Prepared Return, Shareholder Representative shall notify Buyer in writing that it so objects, specifying with particularity any such item (including how such item could reasonably be expected to result in a

Exhibit 2.1
Execution Version

material adverse effect on the Shareholders’ Tax liability) and stating the specific factual or legal basis for any such objection. If a notice of objection is duly delivered, Buyer and Shareholder Representative shall negotiate in good faith and use their commercially reasonable efforts to resolve such items. Any amounts remaining in dispute shall be submitted to the Neutral Auditors in accordance with the provisions of Section 2.6(e), mutatis mutandis (including, the allocation of responsibility for the fees and expenses of the Neutral Auditors). Notwithstanding the foregoing, in all events, Buyer shall file or cause to be filed all Buyer Prepared Returns when due (taking into account all extensions properly obtained), and, if such Return is sent to the Neutral Auditors and changes are required as a result thereof, Buyer shall thereafter file an amended Return as required by the Code or any other relevant Tax Law. Shareholder Representative, on behalf of the Shareholders, shall pay to Buyer any Taxes shown on any Buyer Prepared Return that are properly allocable to the Shareholders in a manner consistent with Section 6.9(j) no later than five (5) Business Days before the due date (including extensions) of such Return, except to the extent the amount of any such Taxes was included in the calculation of Loan Indebtedness or Net Working Capital, as finally determined or was otherwise paid to or deposited with the applicable Taxing Authority as of the Closing.
(c)The Acquired Companies will elect with the relevant Taxing Authority to treat for all purposes the Closing Date as the last day of a taxable period of the Acquired Companies. The parties agree that Buyer and its Affiliates and the Acquired Companies will neither (i) make an election under Treasury Regulation Section 1.1502-76(b)(2)(ii)(D) to ratably allocate items (or make any similar election or ratably allocate items under any corresponding provision of state, local or foreign law) nor (ii) apply the “next day” rule of Treasury Regulation Section 1.1502-76(b)(1)(ii)(B) with respect to any of the Transaction Tax Deductions.
(d)With respect to the preparation of Returns, Buyer and Shareholders agree that all Transaction Tax Deductions will be treated as properly allocable to the Pre-Closing Tax Period to the extent permitted under applicable Law as determined in good faith by the Shareholder Representative. Shareholder Representative will include all Transaction Tax Deductions in the Returns of the Acquired Companies for the Pre-Closing Tax Period for U.S. federal income (and applicable state and local income) Tax purposes and will request a refund (rather than a credit against future Taxes) with respect to any overpayment for any Pre-Closing Tax Period. Buyer will, and will cause its Affiliates to provide Shareholder Representative with such assistance as may be reasonably requested in connection with the preparation of any Return, or any audit or other examination by any Taxing Authority, or judicial or administrative proceeding relating to Taxes with respect to any Acquired Company. Company shall execute any power of attorney or other authorization in favor of Shareholder Representative that is requested by Shareholder Representative in connection with any audit or similar governmental review related to a Pre-Closing Tax Period, and shall retain in its possession, and shall provide Shareholder Representative reasonable access on a timely basis to (including the right to make copies of), such supporting books and records and any other materials that Shareholder Representative may reasonably specify in writing with respect to matters relating to Taxes for Pre-Closing Tax Periods. Buyer shall cooperate and assist Shareholder Representative, and will take any actions required to ensure that the Acquired Companies promptly (and in every case prior to the expiration of any applicable deadline or limitation period) respond to any such

Exhibit 2.1
Execution Version

request for information (including requests for information set forth in any information document request or similar request by any Taxing Authority) in a manner that preserves all available appeal rights. Notwithstanding anything to the contrary herein, Buyer shall not be required to provide the Shareholders or Shareholder Representative with a complete copy of any Return of Buyer or any Return filed on an affiliated, consolidated, combined, unitary or other group basis with any Person that is not an Acquired Company (however, for the avoidance of doubt, relevant pro-forma Returns of the Acquired Companies shall be provided to Shareholder Representative if reasonably requested by Shareholder Representative in connection with a Tax Contest).
(e)Notwithstanding anything to the contrary in this Agreement, all sales, use, stamp, registration, value added, goods and services and other substantially similar Taxes and fees (including any penalties and interest) (“Transfer Taxes”) incurred in connection with the transactions contemplated in this Agreement for any Pre-Closing Tax Periods, shall be borne (i) fifty percent (50%) by Buyer and (ii) fifty percent (50%) by the Shareholders.
(f)Buyer will not make any election under Code Section 338 or Section 336 (or any similar provisions under state, local, or foreign law) with respect to the acquisition of the Acquired Companies.
(g)(i)    Following the date of this Agreement, Shareholder Representative will use its commercially reasonable efforts to cause the Acquired Companies to enter into any Voluntary Disclosure Agreement with respect to state and local income, franchise, margins, gross receipts, commercial activity and similar state and local Taxes (“State Income Taxes”), in each case, only for those states listed on Schedule 6.9(g) and only with respect to Pre-Closing Tax Periods. In connection with each such Voluntary Disclosure Agreement, Shareholder Representative may file State and Local Income Tax Returns in such jurisdictions, and make such other filings required by the fully executed Voluntary Disclosure Agreement. A related revenue ruling, private letter ruling or other ruling may be sought with a Taxing Authority in such jurisdictions, provided any such ruling is initiated prior to the Closing. Following the Closing, Shareholder Representative shall retain control of any such Voluntary Disclosure Agreement filed or initiated prior to Closing by Shareholder Representative or the Acquired Companies, including any Tax Contest for a Pre-Closing Tax Period related thereto. A Voluntary Disclosure Agreement shall be considered initiated prior to the Closing if, prior to the Closing, there has been (A) written correspondence between an authorized representative of the Shareholder Representative or the Acquired Companies and a Taxing Authority, which correspondence can be made on an anonymous basis, setting forth the Company’s business activities in the state, the nature of liability, and all other relevant facts required to be received by the Taxing Authority, in order to constitute a valid submission by an Acquired Company pursuant to which such Acquired Company shall have voluntarily disclosed and offered to pay to such Taxing Authority any State Income Taxes owed to such Taxing Authority, or (B) the submission of information through a Taxing Authority’s website that actually initiates a Voluntary Disclosure Agreement process with a Taxing Authority under applicable Law. After the Closing, Buyer shall cause the Acquired Companies to reasonably cooperate with Shareholder Representative with respect to the matters referred to in the prior sentence. “Funded State and Local Tax Liability Amount” shall mean the aggregate amount of State

Exhibit 2.1
Execution Version

and Local Tax Liabilities incurred pursuant to this Section 6.9(g)(i) with respect to a state set forth on Schedule 6.9(g) that is paid by Shareholder Representative or an Acquired Company prior to the Closing.
(ii)If as of the Closing, Shareholder Representative has not caused the Acquired Companies to initiate a Voluntary Disclosure Agreement with respect to a state listed on Schedule 6.9(g), then Buyer shall be permitted to cause the Acquired Companies to file Returns for State Income Taxes, enter into any Voluntary Disclosure Agreement with respect thereto, and make such other filings, including requesting any revenue ruling, private letter ruling or other ruling, with a Taxing Authority, in each case, for such state, in each case, with respect to a Pre-Closing Tax Period. Following the Closing, Buyer shall control any such Voluntary Disclosure Agreement that is filed or initiated by Buyer pursuant to this Section 6.9(g)(ii), including any Tax Contest related thereto. Notwithstanding anything herein to the contrary, with respect to any Post-Closing Tax Period, Buyer shall be permitted to, or to cause the Acquired Companies to file a Return in any state, local or non-U.S. jurisdiction where the Buyer determines, in its sole discretion exercised in good faith, that such Return is required to be filed under applicable Law.
(iii)The party controlling the filing of the Return, Voluntary Disclosure Agreement or other filing (i.e., Shareholder Representative under Section 6.9(g)(i) or Buyer under Section 6.9(g)(ii), the “Controlling Party”) shall submit each Return, Voluntary Disclosure Agreement or other filing described in the applicable Section to the non-Controlling Party (Buyer under Section 6.9(g)(i), or Shareholder Representative under Section 6.9(g)(ii)) at least ten (10) Business Days prior to the filing of such Return, Voluntary Disclosure Agreement or other filing. If the non-Controlling Party objects to any item on any such Return, the non-Controlling Party shall notify the Controlling Party in writing that it so objects, specifying with particularity any such item (including, in the case of Shareholder Representative as the non-Controlling Party, how such item could reasonably be expected to result in a material adverse effect on the Shareholders’ Tax liability) and stating the specific factual or legal basis for any such objection. If a notice of objection is duly delivered, Buyer and Shareholder Representative shall negotiate in good faith and use their commercially reasonable efforts to resolve such items. Any amounts remaining in dispute shall be submitted to the Neutral Auditors in accordance with the provisions of Section 2.6(e), mutatis mutandis (including, the allocation of responsibility for the fees and expenses of the Neutral Auditors). The Controlling Party (A) shall keep the non-Controlling Party reasonably informed and consult in good faith with the non-Controlling Party with respect to the negotiation of and any issue relating to a Voluntary Disclosure Agreements, and (B) shall provide the non-Controlling Party with a copy of, and an opportunity to review and comment on, all submissions made to or correspondence received from a Taxing Authority in connection with such Voluntary Disclosure Agreement.
(iv)Except as provided in this Section 6.9, following the Closing, Buyer will not cause or permit the Acquired Companies or any of their Affiliates to (i) file or amend or otherwise modify any Return that relates in whole or in part to any Pre-Closing Tax Period, (ii) make or change any Tax election or Tax accounting methods for, or that has retroactive effect to, any Pre-Closing Tax Period, (iii) voluntarily approach or contact any Taxing

Exhibit 2.1
Execution Version

Authority with respect to any Pre-Closing Tax Period or Taxes attributable to a Pre-Closing Tax Period, or (iv) extend or waive the statute of limitations with respect to any Pre-Closing Tax Period to the extent such actions would reasonably be expected to increase the liability of any Shareholder under this Agreement.
(v)In the event a Return of an Acquired Company is filed after the Closing that relates in whole or in part to any Pre-Closing Tax Period and such Return reports income or other determinative of Tax that was reported in another Return of an Acquired Company for any Pre-Closing Tax Period, if requested in writing by the Shareholder Representative, Buyer shall, and shall cause the Acquired Companies to, cooperate in the preparation and filing of an amendment to such other Return to reflect the allocation of income or other determinative of Tax and to pursue a Tax refund thereunder.
(vi)The provisions of this Section 6.9(g), rather than those of Section 6.9(i), Section 9.4(a) and Section 9.4(b), shall apply with respect to any Voluntary Disclosure Agreements or Tax Contests related to State Income Taxes.
(h)The Shareholders will be entitled to any Tax refunds that are received by Buyer, any Acquired Company or any of their respective Affiliates, and any amounts credited against Tax to which Buyer, any Acquired Company or any of their respective Affiliates become entitled in any Post-Closing Tax Period to the extent not applied to reduce any Acquired Company’s Tax liability in any Pre-Closing Tax Period, that relate to any Pre-Closing Tax Period of an Acquired Company. Buyer will, or will cause such Acquired Company or Affiliate to pay over to Shareholder Representative (for the benefit of the Shareholders) any such refund or amount of any such credit less the amount of any expenses incurred by the Buyer, any Acquired Company, or any of their respective Affiliates in obtaining such refund or credit and the amount of any Taxes incurred (or that will be incurred) by the Buyer, any Acquired Company, or any of their respective Affiliates with respect thereto within ten (10) days after actual receipt of such refund by or credit against Taxes of Buyer, an Acquired Company or any such Affiliate. Shareholder Representative and Buyer will cause the Acquired Companies to request a refund (rather than a credit in lieu of refund) with respect to all Pre-Closing Tax Periods. In the event any previously referenced refund or credit is disallowed by an applicable Taxing Authority, Shareholder Representative, on behalf of the Shareholders, shall promptly reimburse the Buyer for the amount of such disallowed refund or credit.  For the avoidance of doubt, the Shareholders shall not be entitled to any payment or other compensation for any reduction in Taxes payable with respect to any Post-Closing Tax Period that is attributable to the carry-forward and application of any losses, deductions, credits or other Tax attributes from a Pre-Closing Tax Period.
(i)Buyer shall promptly notify Shareholder Representative in writing upon receipt by Buyer or an Acquired Company of written notice of any audit or proposed assessment by a Taxing Authority for Taxes of an Acquired Company (“Tax Contest”) with respect to Pre-Closing Tax Periods. Such notification by Buyer shall include a copy of the notice or other document received from such Taxing Authority. Following the Closing, except as set forth in Section 6.9(g), Shareholder Representative (at the Shareholders’ expense) shall control the

Exhibit 2.1
Execution Version

conduct of any such Tax Contest, provided that, if Buyer so requests in writing within thirty (30) days after receipt of such notice, Buyer shall have the right to participate in (at its own expense) the conduct of the Tax Contest to the extent such matter relates to the Pre-Closing Tax Periods. If Buyer so requests, Shareholder Representative (i) shall keep Buyer reasonably informed and consult in good faith with Buyer with respect to any issue relating to such Tax Contest, (ii) shall provide Buyer with a copy of, and an opportunity to review and comment on, all submissions made to a Taxing Authority in connection with such Tax Contest and (iii) Shareholder Representative shall not settle any such Tax Contest without Buyers’ written consent, not to be unreasonably withheld, conditioned or delayed. The provisions of this Section 6.9(i), rather than those of Section 9.4(a) and Section 9.4(b), shall apply with respect to any Tax Contests.
(j)In the case of Taxes with respect to a Straddle Period, the portion of any such Tax that is allocable to the portion of such Straddle Period ending on or prior to the Closing Date shall be:
(i)in the case of Taxes that are either (A) based upon or related to income or receipts, or (B) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible) (other than conveyances pursuant to this Agreement, as provided under Section 6.9(e)), deemed equal to the amount which would be payable if the taxable period ended on and including the Closing Date; and
(ii)in the case of Taxes imposed on a periodic basis, including ad valorem property taxes, deemed to be the amount of such Taxes for the entire Straddle Period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period), multiplied by a fraction, the numerator of which is the number of days in the Straddle Period ending on and including the Closing Date and the denominator of which is the number of days in the entire Straddle Period.
(k)All Tax sharing, Tax allocation, Tax indemnification and similar agreements, Contracts and arrangements (other than any commercial Contract or agreement, including commercial Contracts or agreements with customers, vendors, lenders, lessors or the like, entered into in the Ordinary Course, the principal purpose of which is not Taxes) with respect to or involving any Acquired Company shall be terminated as of the Closing Date, and, after the Closing Date, no Acquired Company shall be bound thereby or have any liability thereunder.
Section 6.10Public Announcements. On and after the date hereof and prior to the Closing, none of the parties shall issue any press release or make any public statement with respect to this Agreement or the transactions contemplated hereby, except to the extent disclosure may be required by applicable Law or any listing agreement of any party (or any Affiliate of Buyer), or for financial reporting purposes, provided that the disclosing party shall advise the other(s) prior to issuing any such press release or making any public statement and the parties shall use their commercially reasonable efforts to cause a mutually agreeable press release or announcement to be issued. Following the Closing, the parties shall consult with each other before issuing any press release or making any public statements with respect to this Agreement or the transactions contemplated hereby, and none of the parties shall issue any press release or

Exhibit 2.1
Execution Version

make any public statement prior to obtaining the other party’s written approval, which approval shall not be unreasonably withheld, conditioned or delayed, except that no such approval shall be necessary to the extent disclosure may be required by applicable Law or any listing agreement of any party (or any Affiliate of Buyer) or for financial reporting purposes, provided that the disclosing party shall advise the other(s) prior to issuing any such press release and the parties shall use commercially reasonable efforts to cause a mutually agreeable press release or announcement to be issued.
Section 6.11Financing Cooperation.
(a)Prior to the Closing, the Company shall use commercially reasonable efforts to, and shall use commercially reasonable efforts to cause appropriate senior management of the Acquired Companies to, provide Buyer such reasonable cooperation as is necessary, customary or advisable and reasonably requested by Buyer to assist Buyer, in each case at Buyer’s sole expense, in connection with the obtaining of and consummation of any Debt Financing, including using its commercially reasonable efforts to: (i) upon reasonable notice, participate in a reasonable number of lender meetings, due diligence presentations and sessions with rating agencies, in each case solely with respect to information regarding the Acquired Companies, in each case as reasonably requested by Buyer and reasonably required in connection with the obtaining of Debt Financing at Closing and in each case on a telephonic or other remote basis, (ii) assist Buyer and the Debt Financing Sources in benefitting from the existing lending relationships of the Acquired Companies, (iii) furnish Buyer with (1) the Financial Statements and (2) such other pertinent and customary financial and other information and disclosures (including financial information and data derived from the historical books and records of the Acquired Companies) regarding the Acquired Companies that is (x) required to permit Buyer to prepare relevant pro forma financial statements or (y) customary and necessary to permit the consummation of debt financings similar to the Debt Financing, including all information relating to the Acquired Companies customary for use in information documents with respect to the placement, arrangement and/or syndication of loans of the type contemplated by such Debt Financing, to the extent applicable, including in connection with the preparation by the Buyer of materials for rating agency presentations, marketing materials, bank information memoranda (including with respect to the presence of or absence of material non-public information relating to the Acquired Companies and the accuracy of the information relating to the Acquired Companies contained therein), confidential information memorandum, lender presentations, private placement memoranda and similar documents reasonably required in connection with the Debt Financing, in each case as reasonably requested by the Buyer, (iv) at least five (5) Business Days prior to the Closing Date, furnish Buyer and any prospective Debt Financing Sources with all documentation and other information required by any Governmental Entity with respect to such financing under applicable law (including “know your customer” and anti-money laundering rules and regulations), to the extent requested in writing at least ten (10) Business Days prior to the Closing Date, (v) provide assistance in connection with the execution and delivery of customary credit agreements (or amendments thereto), pledge and security documents, guarantees, indentures, contribution agreements, management and services agreements, purchase agreements, solvency certificates, and other customary definitive documentation relating to the relevant Debt Financing provided that the foregoing documentation

Exhibit 2.1
Execution Version

and the pledge of any collateral shall be subject to the occurrence of the Closing and become effective no earlier than the Closing, (vi) request its independent accountants to provide necessary “comfort letters” on customary terms and consistent with customary practice in connection with a Debt Financing, (vii) cooperate reasonably with the due diligence efforts of the Debt Financing Sources related to the Acquired Companies in connection with the Debt Financing, and (viii) to the extent the same become reasonably necessary in connection with a Debt Financing, obtaining waivers, consents estoppels and approvals from other parties to material leases, encumbrances and contracts relating to each Acquired Company (including arranging discussions among each Acquired Company and the Debt Financing Sources with other parties to such material leases, encumbrances and contracts as of the Closing).
(b)Notwithstanding anything to the contrary contained herein, nothing in this Section 6.11 shall require any such cooperation or assistance to the extent that it would: (i) require any Acquired Company to waive or amend any terms of this Agreement or agree to pay any commitment or other fees or reimburse any expenses prior to the Closing Date, or incur any liability or give any indemnities to any third party or otherwise commit to take any similar action, in each case, that is not contingent on the Closing, (ii) unreasonably interfere with the ongoing business or operations of the Acquired Companies, (iii) require the Acquired Companies to commit to take any action that is not contingent on the Closing or to enter into any agreement or document unless the effectiveness thereof shall be conditioned upon, or become operative upon or after, the occurrence of the Closing, (iv) require the Acquired Companies to take any action that would (A) subject any director, member, manager, officer or employee of the Acquired Companies to any actual or potential personal liability, (B) conflict with, violate or result in a breach of or default under any organizational documents of the Acquired Companies, any contract or any law or (C) require the Acquired Companies to change any fiscal period, (v) cause any representation and warranty in this Agreement to be inaccurate or breached, (vi) cause or result in any closing condition to fail to be satisfied, (vii) otherwise cause or result in the breach of this Agreement or any contract, (viii) require any officer of any of the Acquired Companies to pass resolutions or covenants to approve the Debt Financing or authorize the creation of any agreements, documents or actions in connection therewith, in each case which are not subject to the occurrence of the Closing or which by their terms become effective prior to the Closing or (ix) prepare (1) any financial information concerning the Acquired Companies that the Acquired Companies do not maintain in the Ordinary Course and that is not otherwise required to be provided pursuant to this Agreement or (2) any other information that is not reasonably available to the Acquired Companies or (3) any pro forma financial information.
(c)Buyer shall (i) promptly on request by the Company, reimburse the Company for all reasonable and documented outofpocket fees, costs and expenses (including, to the extent incurred at the request or consent of Buyer, reasonable legal fees) incurred by the Acquired Companies in connection with the cooperation or assistance contemplated by this Section 6.11 and (ii) indemnify, defend and hold harmless the Acquired Companies from and against any losses suffered or incurred by them in connection with the arrangement of any financing, any action taken by them at the request of Buyer pursuant to this Section 6.11 and any information used in connection therewith, other than to the extent such losses are a direct result of the Company’s gross negligence or acting in bad faith through the

Exhibit 2.1
Execution Version

knowing, intentional and material breach of the Company’s obligations under this Section 6.11. Without limiting the foregoing, the Companies shall not be required, under the provisions of this Section 6.11 or otherwise in connection with the Debt Financing (A) to pay any commitment or other fee prior to the Closing or (B) to incur any fees, costs or expenses, unless such fees, costs or expenses are reimbursed by Buyer on the earlier of the Closing and the termination of this Agreement in accordance with ARTICLE X.
Section 6.12Payoff of Loan Indebtedness. The Company shall, and shall cause the Company Subsidiaries to, deliver all customary notices and take all other reasonably necessary actions to facilitate, as applicable, the termination on the Closing Date of all commitments in respect of the Closing Loan Indebtedness, the repayment in full on the Closing Date of all obligations in respect of the Closing Loan Indebtedness, and the release on the Closing Date of any Liens securing such Closing Loan Indebtedness and guarantees in connection therewith.
Section 6.13Release. Effective as of the Closing, and subject to the limitations set forth in this Section 6.13:
(a)Each Shareholder, on such Shareholder’s own behalf and on behalf of such Shareholder’s past, present and future agents, attorneys, administrators, heirs, executors, trustees, beneficiaries, representatives, shareholders, successors and assigns claiming by or through such Shareholder (each, a “Shareholder Releasing Party”), hereby absolutely, unconditionally and irrevocably releases and forever discharges the Acquired Companies and their respective past, present and future directors, managers, members, shareholders, officers, employees, agents, Affiliates, attorneys, representatives, successors and assigns, from any and all Actions (including any derivative claim on behalf of any Person), obligations, Liabilities, causes of action, suits, arbitrations, proceedings, sums of money, accounts, covenants, Contracts (whether written or oral, express or implied), controversies, agreements, promises, damages, fees, expenses, judgments, executions, indemnification rights, and demands, at law or in equity, in contract or tort, of any nature whatsoever, whether known or unknown, suspected or unsuspected, previously, now or hereafter arising, in each case arising out of, relating to, against or directly connected with any of the Acquired Companies and their Affiliates, in respect of any and all Contracts, Liabilities or obligations entered into or incurred on or prior to the Closing Date, or in respect of any event occurring or circumstances existing on or prior to the Closing Date, whether or not relating to claims pending on, or asserted after, the Closing Date, including any claims or Actions relating to the entry into this Agreement and, with respect to the non-Escrow Participating Shareholders, with respect to (i) any amounts released from the Escrow Amount or the Shareholder Representative Expense Amount, (ii) any amounts to be paid by Buyer in accordance with Section 2.6(f)(i) and (iii) any amounts to be paid by Buyer pursuant to Schedule 6.15(b);
(b)Buyer, on Buyer’s own behalf and on behalf of Buyer’s past, present and future directors, managers, members, shareholders, officers, employees, agents, Affiliates (including the Acquired Companies), attorneys, representatives, successors and assigns claiming by or through Buyer (each, a “Buyer Releasing Party”), hereby absolutely, unconditionally and irrevocably releases and forever discharges the Shareholders and their respective past, present

Exhibit 2.1
Execution Version

and future agents, attorneys, administrators, heirs, executors, trustees, beneficiaries, representatives, shareholders, successors and assigns, from any and all Actions (including any derivative claim on behalf of any Person), obligations, Liabilities, causes of action, suits, arbitrations, proceedings, sums of money, accounts, covenants, Contracts (whether written or oral, express or implied), controversies, agreements, promises, damages, fees, expenses, judgments, executions, indemnification rights, and demands, at law or in equity, in contract or tort, of any nature whatsoever, whether known or unknown, suspected or unsuspected, previously, now or hereafter arising, in each case arising out of, relating to, against or directly connected with any of the Acquired Companies and their Affiliates, in respect of any and all Contracts, Liabilities or obligations entered into or incurred on or prior to the Closing Date, or in respect of any event occurring or circumstances existing on or prior to the Closing Date, whether or not relating to claims pending on, or asserted after, the Closing Date, including any claims or Actions relating to the entry into this Agreement;
(c)provided, however, that the foregoing releases do not extend to, include or restrict or limit in any way, and each Shareholder Releasing Party and Buyer Releasing Party (each, a “Releasing Party”) hereby reserves such Releasing Party’s rights, if any, and the right of the other Releasing Parties, if any, (i) to pursue any and all claims, actions or rights that such Releasing Party may now or in future have solely on account of rights of such Releasing Party under this Agreement or any Ancillary Agreements entered into in connection herewith to which it is a party, (ii) to pursue any and all claims, actions or rights to the extent such claims, actions or rights cannot be released as a matter of Law; (iii) in the case of Shareholders, to receive payments of employment or consulting compensation or expense reimbursement, to the extent accrued since the Acquired Companies’ last payroll, or employee benefits, in each case arising prior to Closing but unpaid as of Closing, (iv) in the case of Shareholders, to receive the applicable consideration for the sale of such Shareholder’s Shares pursuant to this Agreement, including, with respect to the Escrow Participating Shareholders, any portion of the Escrow Amount released to Shareholder Representative, (v) in the case of a Buyer Releasing Party, to pursue any and all claims, actions or rights of such party based on Fraud by the Company or any Shareholder and (vi) in the case of a Buyer Releasing Party, to pursue any and all claims, actions or rights of such party to the extent unrelated to (A) the Acquired Companies and (B) the negotiation and execution of this Agreement and the Ancillary Agreements, and the transactions contemplated herein and therein. Each Releasing Party is aware that it may hereafter discover facts in addition to or different from those it now knows or believes to be true with respect to the release provided for in this Section 6.13, however, it is the intention of each Releasing Party that such release shall be effective as a full and final accord and satisfactory release of each and every matter specifically or generally referred to in this Section 6.13.
Section 6.14Exclusivity. During the period between signing and Closing, (a) each of the Company, Shareholder Representative and Shareholders will, and will cause their representatives to, immediately cease any existing discussion or negotiation with any Persons (other than Buyer and its Affiliates) conducted prior to the date hereof with respect to any proposed, potential or contemplated acquisition of the Shares, the assets of any Acquired Company (other than assets disposed of in the Ordinary Course), any Acquired Company, or any merger, consolidation, combination, share exchange, recapitalization, liquidation or dissolution

Exhibit 2.1
Execution Version

involving any Acquired Company (an “Acquisition Transaction”); and (b) each of the Acquired Companies, Shareholder Representative and Shareholders will refrain, and will cause each representative of the Company (including the Company Subsidiaries), Shareholder Representative and Shareholders to refrain from taking, directly or indirectly, any action (i) to solicit or initiate the submission of any proposal or indication of interest relating to an Acquisition Transaction with any Person (other than Buyer and its Affiliates); (ii) to participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or that may reasonably be expected to lead to, an Acquisition Transaction with any Person (other than Buyer or its Affiliates); (iii) to authorize, engage in, or enter into any agreement or understanding (other than with Buyer or its Affiliates) with respect to an Acquisition Transaction (or any proposal or indication of interest relating thereto); (iv) to merge, consolidate, or combine, or to permit any other Person to merge, consolidate or combine with, any Acquired Company; or (v) to enter into any letter of intent, memorandum of understanding or other Contract contemplating or otherwise relating to an Acquisition Transaction. If any proposal or offer for an Acquisition Transaction is received by the Company or any of the Shareholders following the date hereof, the Company and the Shareholders agree to promptly notify Buyer in writing, disclose the material terms of any such offer or proposal (including the identity of the prospective purchaser) to Buyer, and the Company and the Shareholders will notify any prospective purchaser of their obligation hereunder. For the sake of clarity, the restrictions on the actions of the Acquired Companies, the Shareholders and Shareholder Representative, and their respective representatives under this Section 6.14 will also apply to any unsolicited proposal with respect to an Acquisition Transaction.
Section 6.15Other Agreements. The parties agree to fulfill the covenants set forth on Schedule 6.15(a) and Schedule 6.15(b) in accordance with the terms set forth therein and in this Agreement.
Section 6.16Run-Off Policies. At or prior to the Closing, the Company shall purchase “run-off policies” on terms and conditions (in both amount and scope) reasonably acceptable to Buyer, covering any matters existing or arising on or before the Closing Date, including the transactions contemplated hereby, as follows: (a) a six (6) year prepaid policy with a minimum of $1,000,000 in coverage with respect to directors and officers liability, (b) a six (6) year prepaid policy with a minimum of $1,000,000 in coverage with respect to each of employment practices liability and fiduciary liability, and (c) a three (3) year prepaid policy or policies with an aggregate minimum of $5,000,000 in coverage with respect to cyber liability (collectively, the “Run-off Policies”). The Buyer covenants and agrees to not cancel or redeem the Run-off Policies. In addition, as of the date hereof, the Company (x) shall have bound and will maintain through the Closing a customary directors and officers liability policy with a minimum of $1,000,000 in coverage, (y) shall maintain through the Closing the coverage under its existing cyber liability policy and shall increase coverage under such policy to a limit of $3,000,000, and (z) shall have bound and will maintain through the Closing excess coverage for cyber liability to a limit of $2,000,000 (collectively, the “Pre-Closing Policies”). The cost and any applicable premiums for the Run-off Policies and the Pre-Closing Policies shall be borne by the Shareholders in the amount of $74,500 (the “Shareholder Policy Contribution Amount”) (as a Transaction Expense to the extent any portion remains outstanding and unpaid as of the Closing)

Exhibit 2.1
Execution Version

and the remainder by Buyer (the “Buyer Policy Contribution Amount”) (as a reduction to Transaction Expenses to the extent any portion thereof was paid by the Acquired Companies or Shareholders prior to the Closing).
Section 6.17Uncashed Veteran Mileage Checks. Following the Closing, Buyer shall, with respect to all Uncashed Veteran Mileage Checks, either (a) pay the amount thereof to the applicable payee thereof, (b) refund any or all of the amount thereof to the VA, or (c) distribute the balance of the amount thereof not paid under clause (a) or refunded under clause (b) to the applicable states in accordance with applicable escheat Laws.
ARTICLE VII
CONDITIONS TO BUYER’S OBLIGATIONS TO CLOSE
Buyer’s obligation to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver by Buyer on or prior to the Closing Date of each of the following conditions:
Section 7.1Representations, Warranties and Covenants of Company and the Shareholders.
(a)(i) The Company Fundamental Representations and Shareholder Fundamental Representations shall be true and correct in all respects as of the date hereof and on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct as of such date or time) and (ii) all other representations and warranties of Company and the Escrow Participating Shareholders contained in ARTICLE III and of the Shareholders contained in ARTICLE IV, disregarding all qualifications contained therein relating to materiality or Material Adverse Effect, shall be true and correct in all respects as of the date hereof and on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date except for (x) representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct as of such date or time) and (y) breaches or inaccuracies of representations and warranties which, individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.
(b)The covenants and agreements of Company and the Shareholders to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects.
(c)Buyer shall have received at the Closing a certificate, dated as of the Closing Date, to the effect that the conditions set forth in Section 7.1(a) and (b) have been satisfied, which certificate shall be validly executed by an officer of the Company on behalf of Company and by Shareholder Representative on behalf of the Shareholders.
Section 7.2Filings; Consents. The registrations, filings, applications, notices, consents, approvals, orders, qualifications and waivers required to be made, filed, given or

Exhibit 2.1
Execution Version

obtained with, to or from any Governmental Entities or other third parties in connection with the consummation of the transactions contemplated by this Agreement, in each case as specifically set forth on Schedule 7.2 shall have been made, filed, given or obtained, and the waiting period applicable to the consummation of purchase of the Shares under the HSR Act shall have expired or been terminated.
Section 7.3No Injunction; No Law. As of the Closing Date, (i) there shall be no Action pending before any Governmental Entity of competent jurisdiction where an unfavorable order could reasonably be expected to enjoin, restrain, prohibit or prevent the consummation of any of the transactions contemplated by this Agreement and (ii) no Law or Order will have been adopted, promulgated, entered, enforced or issued by any Governmental Entity that would enjoin, restrain, prohibit or prevent consummation of any of the transactions contemplated by this Agreement.
Section 7.4No MAE. Since the date hereof, there will have been no occurrence of any Effect which has had or would reasonably be expected to have, a Material Adverse Effect with respect to any Acquired Company.
Section 7.5R&W Policies. The binders for the R&W Insurance Policies shall be in full force and effect, and there shall be no conditions to the issuance of the R&W Insurance Policies remaining unsatisfied other than payment of the premium by Buyer, such other administrative matters set forth in such binder and conditions which by their nature cannot be satisfied prior to Closing.
Section 7.6Deliveries. Buyer shall have received the documents and other items set forth in Section 2.3.
ARTICLE VIII
CONDITIONS TO THE SHAREHOLDERS’ OBLIGATION TO CLOSE
The Shareholders’ and the Company’s obligation to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver by the Shareholder Representative on or prior to the Closing Date of each of the following conditions:
Section 8.1Representations, Warranties and Covenants of Buyer.
(a)(i) The Buyer Fundamental Representations shall be true and correct in all respects as of the date hereof and on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct as of such date or time) and (ii) all other representations and warranties of Buyer contained in ARTICLE V, disregarding all qualifications contained therein relating to materiality or Material Adverse Effect, shall be true and correct in all respects as of the date hereof and on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date except for (x) representations and warranties that speak as of a specific date or time other than the Closing Date

Exhibit 2.1
Execution Version

(which need only be true and correct as of such date or time) and (y) breaches or inaccuracies of representations and warranties which, individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.
(b)The covenants and agreements of Buyer to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects.
(c)The Shareholders shall have at the Closing a certificate, dated as of the Closing Date, to the effect that the conditions set forth in Section 8.1(a) and (b) have been satisfied, which certificate shall be validly executed by an officer of Buyer on behalf of Buyer.
Section 8.2Filings; Consents. The registrations, filings, applications, notices, consents, approvals, orders, qualifications and waivers required to be made, filed, given or obtained with, to or from any Governmental Entities or other third parties in connection with the consummation of the transactions contemplated by this Agreement, in each case as specifically set forth on Schedule 7.2 shall have been made, filed, given or obtained, and the waiting period applicable to the consummation of purchase of the Shares under the HSR Act shall have expired or been terminated.
Section 8.3No Injunction; No Law. As of the Closing Date, (i) there shall be no Action pending before any Governmental Entity of competent jurisdiction where an unfavorable order could reasonably be expected to enjoin, restrain, prohibit or prevent the consummation of any of the transactions contemplated by this Agreement and (ii) no Law or Order will have been adopted, promulgated, entered, enforced or issued by any Governmental Entity that would enjoin, restrain, prohibit or prevent consummation of any of the transactions contemplated by this Agreement.
Section 8.4R&W Policies. The binders for the R&W Insurance Policies shall be in full force and effect, and there shall be no conditions to the issuance of the R&W Insurance Policies remaining unsatisfied other than payment of the premium by Buyer, such other administrative matters set forth in such binder and conditions which by their nature cannot be satisfied prior to Closing.
Section 8.5Deliveries. Shareholder Representative shall have received the documents and other items set forth in Section 2.4, and Buyer shall have made the payments contemplated thereby.
ARTICLE IX
SURVIVAL; INDEMNIFICATION
Section 9.1Survival Period. The representations and warranties of Company, the Shareholders and Buyer contained in this Agreement shall survive the Closing for a period of twelve (12) months, provided that the Fundamental Representations shall survive until the sixth (6th) anniversary of the Closing Date (except for the representations and warranties set forth in Section 3.20 (Taxes), which shall survive until the expiration of the applicable statute of

Exhibit 2.1
Execution Version

limitations with respect to the underlying subject matter plus ninety (90) days). Those covenants of the Shareholders and Buyer that contemplate or may involve actions to be taken or obligations in effect after the Closing shall survive in accordance with their terms. If, at any time prior to 11:59 p.m. (ET) on the applicable survival date set forth in this Section 9.1, any Indemnified Party believes that it is reasonably likely to suffer or incur Losses subject to indemnification pursuant to Section 9.2 or Section 9.3, as applicable, based on facts or circumstances known by the Indemnified Party, and delivers, in accordance with Section 9.4, a notice (an “Indemnity Claim Notice”) of a potential claim pursuant to Section 9.2 or Section 9.3, as applicable, in reasonable detail to the extent known (and regardless of whether litigation is commenced or a complaint in litigation is filed at such time), then the claim asserted in such Indemnity Claim Notice, all of the representations, warranties, covenants and agreements on which such claim is based (but only to the extent they relate to such claim), the right to commence a proceeding in respect thereof, and the right to recovery of Losses arising out of, related to or resulting from such claim, including Losses incurred or suffered on or after the applicable survival date, shall survive the survival date until such claim is fully and finally resolved. For the avoidance of doubt, Losses for which an Indemnified Party shall be entitled to recover pursuant to this Agreement in connection with any claim made prior to the applicable survival date for such claim shall include any such Losses incurred or suffered on or after the expiration of the applicable survival period. Notwithstanding anything to the contrary in this Agreement, the survival periods set forth in this Section 9.1 shall not affect or otherwise limit any claim made or available under the R&W Insurance Policies, or any claim relating to Fraud.
Section 9.2Indemnification by Buyer. Subject to the other provisions of this ARTICLE IX, from and after the Closing, Buyer shall indemnify, defend and hold harmless the Shareholders and their Affiliates, each of their respective shareholders, members, directors, officers, managers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, “Shareholder Indemnified Parties”) from and against any and all Losses incurred by or asserted against any of the Shareholder Indemnified Parties in connection with or arising from (a) any breach by Buyer of its covenants and agreements contained herein; or (b) any breach by Buyer of its representations and warranties contained in (x) ARTICLE V as of the date such representation or warranty was made and as if such representation or warranty was made anew on and as of the Closing Date and (y) the certificate delivered pursuant to Section 8.1(c). Any claim for indemnification under this Section 9.2 must be made during the survival period set forth in Section 9.1.
Section 9.3Indemnification by the Shareholders.
(a)Subject to the other provisions of this ARTICLE IX, from and after the Closing, the Escrow Participating Shareholders shall jointly and severally indemnify, defend and hold harmless Buyer and its Affiliates, each of their respective shareholders, members, directors, officers, managers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, “Buyer Indemnified Parties”) from and against any and all Losses incurred by or asserted against any of the Buyer Indemnified Parties in connection with or arising from (i) any breach by any Acquired Company of any covenants and agreements contained herein applicable thereto; (ii) any breach by Company and the Escrow

Exhibit 2.1
Execution Version

Participating Shareholders of the representations and warranties contained in (x) ARTICLE III as of the date such representation or warranty was made and as if such representation or warranty was made anew on and as of the Closing Date and (y) the certificate delivered pursuant to Section 7.1(c); (iii) any Indemnified Taxes; (iv) the matters set forth on Schedule 9.3(a)(iv); and (v) any State and Local Tax Liability and/or Personal Deduction Tax Liability. Any claim for indemnification under this Section 9.3(a) must be made during the survival period set forth in Section 9.1.
(b)Subject to the other provisions of this ARTICLE IX, from and after the Closing, each Shareholder shall severally and not jointly indemnify, defend and hold harmless the Buyer Indemnified Parties from and against any and all Losses incurred by or asserted against any of the Buyer Indemnified Parties in connection with or arising from (i) any breach by such Shareholder of any covenants and agreements contained herein applicable thereto; and (ii) any breach by such Shareholder of such Shareholder’s representations and warranties contained in ARTICLE IV as of the date such representation or warranty was made and as if such representation or warranty was made anew on and as of the Closing Date. Any claim for indemnification under this Section 9.3(b) must be made during the survival period set forth in Section 9.1.
(c)For purposes of this ARTICLE IX, any inaccuracy in or breach of any representation or warranty (including any such representation or warranty made in the certificates to be delivered pursuant to Section 7.1(c) and Section 8.1(c)), and the amount of Losses arising out of or resulting from any such inaccuracy or breach of a representation or warranty, shall be determined without regard to any materiality, Material Adverse Effect or other similar qualification contained in or otherwise applicable to such representation or warranty; provided, however, the foregoing shall not apply to Section 3.6(a).
(d)Any payment made pursuant to this ARTICLE IX shall be treated by the Shareholders and Buyer as an adjustment to the Estimated Purchase Price (or Final Purchase Price, if applicable), and the Shareholders and Buyer agree not to take any position inconsistent therewith for any purpose, except as may be required by applicable Law.
Section 9.4Claims Procedures.
(a)Third Party Claims. If a claim by a third party (a “Third Party Claim”) is made against a Shareholder Indemnified Party or a Buyer Indemnified Party (an “Indemnified Party”), and if such Indemnified Party intends to seek indemnity with respect thereto under this ARTICLE IX, such Indemnified Party shall promptly provide an Indemnity Claim Notice to the indemnifying party (which shall include Shareholder Representative if the Indemnified Party is a Buyer Indemnified Party) (each an “Indemnifying Party”). The failure to timely provide such notice shall not result in a waiver of any right to indemnification hereunder except to the extent the Indemnifying Party is actually prejudiced by such failure. The Indemnifying Party shall have thirty (30) days after receipt of an Indemnity Claim Notice to assume by written notice to the Indemnified Party (which shall include the acknowledgment of the Indemnifying Party of its obligation to indemnify the Indemnified Party in respect of such Third Party Claim in accordance with this Agreement and subject to the limitations set forth in this ARTICLE IX), the entire

Exhibit 2.1
Execution Version

control of the defense, compromise or settlement of such claim or demand (including the selection of counsel), subject to the right of the Indemnified Party to participate (with counsel of its choice, but the fees and expenses of such additional counsel shall solely be at the expense of the Indemnified Party; provided that the fees and expenses of such counsel shall be borne by the Indemnifying Party (subject to the limitations herein), if based on the reasonable opinion of counsel to the Indemnified Party, an actual conflict exists between the Indemnified Party and the Indemnifying Party in connection with such Third Party Claim); and provided further, that the Indemnifying Party shall not be entitled to control (but shall have the right, at its own cost and expense and with counsel selected by it, to participate in), and the Indemnified Party shall be entitled to have control over, the defense or settlement of any Third Party Claim (and the cost of such defense and any Losses with respect to such Third Party Claim shall constitute an amount for which the Indemnified Party is entitled to indemnification hereunder, subject to the limitations herein) if (i) the Third Party Claim involves a criminal proceeding, action, indictment, allegation or investigation, (ii) the Third Party Claim seeks injunctive or equitable relief, (iii) the Third Party Claim may result in suspension of debarment of a Buyer Indemnified Party by a Governmental Entity, (iv) with respect to a Buyer Indemnified Party, the Third Party Claim has reasonable likelihood of resulting in Losses that, at the time of such Third Party Claim, would exceed the then-remaining balance of the Indemnification Escrow Funds, (v) (A) the assumption of the defense by the Indemnifying Party is reasonably likely to cause a Buyer Indemnified Party to lose coverage under the R&W Insurance Policies or (B) a Buyer Indemnified Party or the insurer is required to assume the defense of such Third Party Claim pursuant to the R&W Insurance Policies, (vi) if the Third Party Claim alleges a claim relating to fraud against the Company or any Company Subsidiary, and (vii) if the applicable claimant in the Third Party Claim is a Governmental Entity. The Indemnified Party shall have the right, at its own cost and expense, to participate in the defense of any Third Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. If the Indemnifying Party does not assume the defense of a Third Party Claim within thirty (30) days after receipt of the Indemnity Claim Notice (or ceases in good faith and with reasonable diligence to continue the defense of such Third Party Claim), the Indemnified Party may, subject to Section 9.4(b), pay, compromise, or defend such Third Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third Party Claim. Shareholder Representative and Buyer shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available records relating to such Third Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third Party Claim. The party defending a Third Party Claim shall keep the other party reasonably informed in a timely fashion of the status of, and material developments pertaining to, such Third Party Claim.
(b)Settlement of Third Party Claim. The Indemnifying Party shall not compromise or settle any Third Party Claim without the prior written consent of the Indemnified Party and the insurer under the R&W Insurance Policies, if required by such policy, unless, after consultation with the Indemnified Party, (x) such settlement is solely for the payment of money and does not impose any injunctive or equitable relief against the Indemnified Party nor require any admission or acknowledgement of liability or fault of the Indemnified Party, (y) the

Exhibit 2.1
Execution Version

Indemnifying Party makes such payment in full (irrespective of any limitations contained herein) and (z) the Indemnified Party receives an unconditional release from all liabilities and obligations with respect to such matter, with prejudice. If the Indemnified Party has assumed the defense of a Third Party Claim pursuant to Section 9.4(a), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed).
(c)Direct Claims. Any claim by an Indemnified Party on account of a Loss which does not result from a Third Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party by prompt delivery to the Indemnifying Party of an Indemnity Claim Notice. The failure to timely provide such Indemnity Claim Notice shall not, however, result in a waiver of any right to indemnification hereunder except to the extent the Indemnifying Party is actually prejudiced by such failure. Such Indemnity Claim Notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have forty-five (45) days (the “Response Period”) after its receipt of such notice to respond in writing to such Direct Claim; provided that if the Indemnifying Party does not notify the Indemnified Party in writing of any objection to such Direct Claim (an “Indemnity Objection Notice”) within the Response Period, such Direct Claim and the amount of such Direct Claim shall be conclusively deemed a Liability of the Indemnifying Party hereunder, subject to the limitations set forth in this ARTICLE IX. During the Response Period, the Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim. The Indemnified Party shall cooperate with the Indemnifying Party’s investigation by giving such information and assistance (including access to the Company’s premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party delivers an Indemnity Objection Notice within the Response Period, the parties shall attempt in good faith for twenty (20) Business Days to agree upon the rights of the respective parties with respect to each such claim. If the parties should so agree, (i) a memorandum setting forth such agreement and the agreed upon dollar amount of Liability for such claim of the party against whom the claim is made shall be prepared and signed by (or on behalf of) the parties and (ii) if the Indemnified Party is a Buyer Indemnified Party, the Buyer and the Shareholder Representative shall deliver joint written instructions to the Escrow and Paying Agent instructing the Escrow and Paying Agent to release to Buyer the amount of such agreed claim from the Indemnification Escrow Fund within five (5) Business Days of receipt of such joint written instructions by wire transfer of immediately available funds. At any time following delivery of an Indemnity Objection Notice pursuant to this Section 9.4(c) or in the event of any dispute arising pursuant to ARTICLE IX, such objection or dispute shall be resolved in accordance with Section 11.12 and the Escrow and Paying Agent shall only distribute funds thereafter pursuant to joint written instructions as described in this Section 9.4(c) or a final, non-appealable court order from a court of competent jurisdiction.

Exhibit 2.1
Execution Version

Section 9.5Indemnification Offset. All indemnification payments required pursuant to this Agreement shall be made net of all insurance benefits actually received by the Indemnified Party and after accounting for any Tax Benefit actually received in respect of Losses by the Indemnified Party. In the event that any claim for indemnification hereunder is, or may be, the subject of any insurance coverage or other right of indemnification or contribution from any third Person (other than an Affiliate of the Indemnified Party), the Indemnified Party expressly agrees that it shall promptly notify, use commercially reasonable efforts to pursue any available claim and reasonably cooperate with the applicable insurance carrier, and shall also promptly notify and use commercially reasonable efforts to pursue any available claim against any potential third party indemnitor or contributor which may be liable for any portion of such Losses or claims; provided, however, in no event shall an Indemnified Party be obligated (i) to make any claim under any insurance coverage or otherwise exercise any other right of indemnification or contribution from any third party prior to making a claim for indemnification under this ARTICLE IX or with respect to the R&W Insurance Policies or (ii) to commence or engage in litigation or initiate any other legal proceedings or action against any such insurance carrier or third party indemnitor or contributor. In the event insurance benefits or Tax Benefit are actually received by the Indemnified Party with respect to a Loss, the amount of such insurance benefit or Tax Benefits actually received (net of documented out of pocket expenses incurred in connection with such recovery, including the amount of any co-payment or deductible and any increase in premiums arising from or relating to the underlying claim) shall be deducted from the aggregate amount of the Loss associated with such claim, and, to the extent the Indemnifying Party or the Indemnification Escrow Fund has made a payment indemnifying the Indemnified Party for such Loss, the Indemnified Party shall promptly pay to the Indemnifying Party or to the Escrow and Paying Agent for deposit into the Indemnification Escrow Fund, as applicable, the amount of the insurance benefits or Tax Benefit received by it (net of documented out of pocket expenses incurred in connection with such recovery, including the amount of any co-payment or deductible and any increase in premiums arising from or relating to the underlying claim) not to exceed the amount of the indemnifying payment. For purposes of this Agreement, “Tax Benefit” shall mean any reduction of Taxes paid in the year of the Loss or the immediately following year by or on behalf of the Indemnified Party or any of its Affiliates as a result of a Loss.
Section 9.6Recourse.
(a)Except in the case of Excluded Claims, no Escrow Participating Shareholder shall be liable for any indemnification obligations pursuant to Section 9.3(a)(ii) or Section 9.3(b)(ii) unless and until the aggregate amount of indemnifiable Losses which may be recovered from the Escrow Participating Shareholders pursuant to Section 9.3(a)(ii) and Section 9.3(b)(ii) equals or exceeds in the aggregate Five Million Two Hundred Fifty Thousand Dollars ($5,250,000) (the “Deductible”) after which the Buyer indemnified Parties shall be entitled to indemnification hereunder only for such Losses in excess of the Deductible and, solely to the extent of and solely from the Indemnification Escrow Amount or the R&W Insurance Policies.
(b)With respect to Losses for which a Buyer Indemnified Party is entitled to indemnification under Section 9.3(a)(ii) or Section 9.3(b)(ii) (other than with respect to the

Exhibit 2.1
Execution Version

Excluded Claims), such Losses shall be satisfied as follows: (i) first, by application of the Deductible in accordance with Section 9.6(a); (ii) second, once the Deductible has been exhausted, from the Indemnification Escrow Funds to the extent of such Indemnification Escrow Funds; and (iii) third, from the R&W Insurance Policies, to the extent a Buyer Indemnified Party obtains such recoveries after exercising commercially reasonable efforts to seek and procure such recoveries; provided that Buyer shall have no obligation to commence or engage in litigation or initiate any other legal proceedings or action against the insurer under the R&W Insurance Policies. For the avoidance of doubt, the Buyer Indemnified Parties shall have no direct recourse against any Shareholder with respect to claims pursuant to Section 9.3(a)(ii) or Section 9.3(b)(ii) other than with respect to the Excluded Claims.
(c)With respect to any Losses for which a Buyer Indemnified Party is entitled to indemnification for the Excluded Claims or under Section 9.3(a)(i), Section 9.3(b)(i) or Section 9.3(a)(iii), Item (B) on Section 9.3(a)(iv) or Item (C) on Section 9.3(a)(iv), such Losses shall be satisfied as follows: (i) first, from the Indemnification Escrow Funds to the extent of such Indemnification Escrow Funds; (ii) second, with respect to Losses covered by the R&W Insurance Policies, from the R&W Insurance Policies, to the extent a Buyer Indemnified Party obtains such recoveries after exercising commercially reasonable efforts to seek and procure such recoveries; provided that Buyer shall have no obligation to commence or engage in litigation or initiate any other legal proceedings or action against the insurer under the R&W Insurance Policies; and (iii) third, if coverage under the R&W Insurance Policies is exhausted in full or if such Losses are not covered by the R&W Insurance Policies, (A) for Company Excluded Claims or claims under Section 9.3(a)(i) or Section 9.3(a)(iii), Item (B) on Section 9.3(a)(iv) or Item (C) on Section 9.3(a)(iv) from the Escrow Participating Shareholders, in accordance with their Pro Rata Escrow Portion and (B) for Shareholder Excluded Claims or claims under Section 9.3(b)(i), from the applicable Shareholder.
(d)With respect to any Losses for which a Buyer Indemnified Party is entitled to indemnification for the State and Local Tax Liability or Personal Deduction Tax Liability, such Losses shall be satisfied as follows: (i) first, from the Tax Escrow Funds to the extent of such Tax Escrow Funds; (ii) second, from the Indemnification Escrow Funds to the extent of such Indemnification Escrow Funds; (iii) third, with respect to Losses covered by the R&W Insurance Policies, from the R&W Insurance Policies, to the extent a Buyer Indemnified Party obtains such recoveries after exercising commercially reasonable efforts to seek and procure such recoveries; provided that Buyer shall have no obligation to commence or engage in litigation or initiate any other legal proceedings or action against the insurer under the R&W Insurance Policies; and (iv) fourth, if coverage under the R&W Insurance Policies is exhausted in full or if such Losses are not covered by the R&W Insurance Policies, from the Escrow Participating Shareholders, in accordance with their Pro Rata Escrow Portion.
(e)With respect to any Losses for which a Buyer Indemnified Party is entitled to indemnification for claims pursuant to Item (A) on Schedule Section 9.3(a)(iv), such Losses shall be satisfied as follows: (i) first, from the Contingent Matter Escrow Funds, to the extent of such Contingent Matter Escrow Funds, (ii), second, from the Indemnification Escrow Funds to the extent of such Indemnification Escrow Funds; (iii) third, with respect to Losses covered by

Exhibit 2.1
Execution Version

the R&W Insurance Policies, from the R&W Insurance Policies, to the extent a Buyer Indemnified Party obtains such recoveries after exercising commercially reasonable efforts to seek and procure such recoveries; provided that Buyer shall have no obligation to commence or engage in litigation or initiate any other legal proceedings or action against the insurer under the R&W Insurance Policies; and (iv) fourth, if coverage under the R&W Insurance Policies is exhausted in full or if such Losses are not covered by the R&W Insurance Policies, from the Escrow Participating Shareholders, in accordance with their Pro Rata Escrow Portion.
(f)Notwithstanding anything else in this Agreement to the contrary, except in the case of Fraud, no Shareholder shall be liable for aggregate Losses in excess of the amount of proceeds such Shareholder actually received in connection with the sale of such Shareholder’s Shares. The maximum liability of Buyer on account of any Losses arising under Section 9.2 if and to the extent indemnifiable by Buyer hereunder shall not exceed the Initial Purchase Price.
Section 9.7Other Limitations. Notwithstanding anything herein to the contrary, Buyer Indemnified Parties shall not be entitled to recover under Section 9.3:
(a)to the extent the matter in question, taken together with all similar matters, does not exceed the amount of any reserves or liabilities with respect to such matters that are reflected in the Closing Net Working Capital and that were taken into account in the calculation of the Estimated Purchase Price or Final Purchase Price; or
(b)with respect to any claim by or liability to any employee of any Acquired Company arising as the result of the termination of such employee’s employment or any other action by Buyer or any Acquired Company from and after the Closing.
Section 9.8Obligation to Mitigate Losses. Each Indemnified Party shall, and shall cause all other Indemnified Parties to, use commercially reasonable efforts to mitigate all Losses upon and after becoming aware of any event that would reasonably be expected to give rise to Losses, to the extent required by applicable Law.
Section 9.9Exclusive Remedy. Except as set forth in Section 2.6, and except for Fraud, remedies that cannot be waived as a matter of Law and injunctive and provisional relief (including specific performance as provided in Section 11.17), if the Closing occurs, indemnification pursuant to the provisions of this ARTICLE IX shall be the sole and exclusive remedy of the parties with respect to any matters arising under this Agreement (excluding, for the avoidance of doubt, any matters arising under any Ancillary Agreement). Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall affect the ability of the Buyer Indemnified Parties to make any claim under the R&W Insurance Policies.
Section 9.10Distribution of Escrow Funds.
(a)Any balance of the Indemnification Escrow Funds that has not been distributed to Buyer in accordance with this Agreement and the Escrow Agreement, by the first Business Day following the first (1st) anniversary of the Closing Date, less any amounts necessary to secure any timely asserted and pending but unresolved claims that may be asserted

Exhibit 2.1
Execution Version

with respect to such escrow amount under this ARTICLE IX, shall be paid by the Escrow and Paying Agent to Shareholder Representative (on behalf of the Escrow Participating Shareholders) whereupon, as soon as practicable following the receipt by Shareholder Representative of such funds, Shareholder Representative will distribute such funds to the Escrow Participating Shareholders in accordance with each Escrow Participating Shareholder’s Pro Rata Escrow Portion. Thereafter, if at any time any portion of the remaining Indemnification Escrow Funds is no longer subject to a claim applicable to such escrow amount, such amount, in accordance with the Escrow Agreement, shall be paid by the Escrow and Paying Agent to Shareholder Representative (on behalf of the Escrow Participating Shareholders), whereupon, as soon as practicable following the receipt by Shareholder Representative of such funds, Shareholder Representative will distribute such funds to the Escrow Participating Shareholders in accordance with each Escrow Participating Shareholder’s Pro Rata Escrow Portion.
(b)Any balance of the Contingent Matter Escrow Funds that has not been released to Buyer or the Shareholder Representative in accordance with this Agreement and the Escrow Agreement, by the first Business Day following the second (2nd) anniversary of the Closing Date, less any amounts necessary to secure any timely asserted and pending but unresolved claims that may be asserted with respect to such escrow amount under this ARTICLE IX, shall be paid by the Escrow and Paying Agent to Shareholder Representative (on behalf of the Escrow Participating Shareholders) whereupon, as soon as practicable following the receipt by Shareholder Representative of such funds, Shareholder Representative will distribute such funds to the Escrow Participating Shareholders in accordance with each Escrow Participating Shareholder’s Pro Rata Escrow Portion. Thereafter, if at any time any portion of the remaining Contingent Matter Escrow Funds is no longer subject to a claim applicable to such escrow amount, such amount, in accordance with the Escrow Agreement, shall be paid by the Escrow and Paying Agent to Shareholder Representative (on behalf of the Escrow Participating Shareholders), whereupon, as soon as practicable following the receipt by Shareholder Representative of such funds, Shareholder Representative will distribute such funds to the Escrow Participating Shareholders in accordance with each Escrow Participating Shareholder’s Pro Rata Escrow Portion.
(c)(i) Following the Closing, the aggregate amount of State and Local Tax Liability incurred or to be incurred by a Buyer Indemnified Party or by Shareholder Representative under Section 6.9(g) shall first be credited against the Deducted Uncertain Income Tax Positions Amount until the aggregate amount of State and Local Tax Liability incurred or to be incurred under Section 6.9(g) following the Closing equals the Deducted Uncertain Income Tax Positions Amount. Buyer shall pay or cause to be paid directly to the applicable Taxing Authority and/or vendors such State and Local Tax Liability in an aggregate amount not to exceed the Deducted Uncertain Income Tax Positions Amount. On the date that is the thirtieth (30th) month anniversary of the Closing Date, to the extent the aggregate amount of State and Local Tax Liability incurred under Section 6.9(g) following the Closing is less than the Deducted Uncertain Income Tax Positions Amount, Buyer shall pay, or shall cause to be paid the difference between the Deducted Uncertain Income Tax Positions Amount and the aggregate amount of State and Local Tax Liability incurred under Section 6.9(g) following the Closing and as of such date to the Escrow and Paying Agent, by wire transfer of immediately available funds,

Exhibit 2.1
Execution Version

for further distribution to the Escrow Participating Shareholders, such Person’s pro rata share of such difference.
(ii)If any Buyer Indemnified Party incurs a State and Local Tax Liability under Section 6.9(g)(ii) or otherwise which is not credited against the Deducted Uncertain Income Tax Positions Amount under clause (i) of this Section 9.10(c) or a Personal Deduction Tax Liability at any time on or before the fifth (5th) anniversary of the Closing Date, (A) such Buyer Indemnified Party shall be entitled to receive a payment in cash from the Tax Escrow Funds in an amount equal to such State and Local Tax Liability or Personal Deduction Tax Liability, and (B) Buyer and Shareholder Representative shall jointly instruct the Escrow and Paying Agent to make a payment to Buyer (or its designee) out of the Tax Escrow Funds in an amount equal to such State and Local Tax Liability or Personal Deduction Tax Liability.
(iii)If Shareholder Representative incurs a State and Local Tax Liability under Section 6.9(g)(i) after the Closing which is not credited against the Deducted Uncertain Income Tax Positions Amount under clause (i) of this Section 9.10(c), (A) Shareholder Representative (for payment to the applicable Taxing Authority and/or vendors or for reimbursement for the payment of such amounts, as applicable) shall be entitled to receive a payment in cash from the Tax Escrow Funds in an amount equal to such State and Local Tax Liability, and (B) Buyer and Shareholder Representative shall jointly instruct the Escrow and Paying Agent to make a payment to Shareholder Representative (or his designee) out of the Tax Escrow Funds in an amount equal to such State and Local Tax Liability.
(iv)On the date that is the thirtieth (30th) month anniversary of the Closing Date (“Preliminary Tax Escrow Release Date”), to the extent funds are available in the Tax Escrow Funds in excess of $6,000,000, Buyer and Shareholder Representative shall jointly instruct the Escrow and Paying Agent to release the Tax Escrow Funds in excess of $6,000,000 to Shareholder Representative, provided that if Buyer determines that the reasonable potential State and Local Tax Liability is in excess of $6,000,000, Buyer shall provide written notice thereof (the “Preliminary Escrow Retention Notice”) to Shareholder Representative at least thirty (30) days prior to the Preliminary Tax Escrow Release Date, which Preliminary Escrow Retention Notice shall set forth a list of remaining unresolved jurisdictions and Buyer’s calculation of the reasonable potential State and Local Tax Liability in such jurisdictions (such amount, as finally determined pursuant to this Section 9.10(c)(iii), the “Preliminary Retained Amount”), Buyer and Shareholder Representative shall jointly instruct the Escrow and Paying Agent to release the Tax Escrow Funds in excess of the Preliminary Retained Amount, if any, to Shareholder Representative. If Shareholder Representative objects to any jurisdiction included in the Preliminary Escrow Retention Notice or Buyer’s calculation of all or any portion of the Preliminary Retained Amount, Shareholder Representative shall notify Buyer in writing that it so objects, specifying with particularity any such jurisdiction or item and stating the specific factual or legal basis for any such objection. If a notice of objection is duly delivered, Buyer and Shareholder Representative shall negotiate in good faith and use their commercially reasonable efforts to resolve such items. Any amounts remaining in dispute shall be submitted to the Neutral Auditors in accordance with the provisions of Section 2.6(e), mutatis mutandis (including the allocation of responsibility for the fees and expenses of the Neutral Auditors). In the event the

Exhibit 2.1
Execution Version

Preliminary Retained Amount is subsequently reduced as a result of Shareholder Representative’s objection, Buyer and Shareholder Representative shall jointly instruct the Escrow and Paying Agent to release an amount of the Tax Escrow Funds equal to the lesser of (A) such reduction or (B) the Preliminary Retained Amount less $6,000,000, to Shareholder Representative in accordance with this Section 9.10(c).
(v)On the date that is the fifth (5th) anniversary of the Closing Date (the “Tax Escrow Release Date”), to the extent funds are available in the Tax Escrow Funds, Buyer and Shareholder Representative shall jointly instruct the Escrow and Paying Agent to release the available Tax Escrow Funds to Shareholder Representative, provided that if Buyer determines that the State and Local Tax Liability will not be fully resolved prior the Tax Escrow Release Date, Buyer shall provide written notice thereof (the “Escrow Retention Notice”) to Shareholder Representative at least thirty (30) days prior to the Tax Escrow Release Date, which Escrow Retention Notice shall set forth a list of remaining unresolved jurisdictions and Buyer’s calculation of the reasonable potential State and Local Tax Liability in such jurisdictions (such amount, as finally determined pursuant to this Section 9.10(c), the “Retained Amount”), and the Retained Amount shall be retained by the Escrow and Paying Agent and not released on the Tax Escrow Release Date. If Shareholder Representative objects to any jurisdiction included in the Escrow Retention Notice or Buyer’s calculation of all or any portion of the Retained Amount, Shareholder Representative shall notify Buyer in writing that it so objects, specifying with particularity any such jurisdiction or item and stating the specific factual or legal basis for any such objection. If a notice of objection is duly delivered, Buyer and Shareholder Representative shall negotiate in good faith and use their commercially reasonable efforts to resolve such items. Any amounts remaining in dispute shall be submitted to the Neutral Auditors in accordance with the provisions of Section 2.6(e), mutatis mutandis (including the allocation of responsibility for the fees and expenses of the Neutral Auditors). In the event any portion of the Tax Escrow Funds becomes a Retained Amount, then, following the final determination of and payment to Buyer of the State and Local Tax Liability or Personal Deduction Tax Liability in respect of which the Retained Amount relates, Buyer and Shareholder Representative shall promptly, and in any event within five (5) Business Days, jointly direct the Escrow and Paying Agent to release the amount remaining in the Tax Escrow Funds relating to such Retained Amount to Shareholder Representative in accordance with this Section 9.10(c).
ARTICLE X
TERMINATION
Section 10.1 Termination. This Agreement may be terminated at any time prior to the Closing by:
(a)the mutual written consent of Shareholder Representative and Buyer;
(b)Shareholder Representative (on behalf of the Shareholders) and the Company, if there has been a violation or breach by the Buyer of any covenant, representation, warranty or obligation contained in this Agreement that (i) has prevented or would reasonably be expected to prevent the satisfaction of any of the Shareholders’ and the Company’s conditions to Closing set forth in ARTICLE VIII, (ii) such violation or breach has not been waived in writing

Exhibit 2.1
Execution Version

by the Shareholder Representative (on behalf of the Shareholders) and the Company and (iii) such violation or breach is not capable of being cured, or, if capable of being cured, has not been cured by the Buyer within the earlier of (x) the Outside Date and (y) ten (10) Business Days after receipt by the Buyer of written notice thereof from the Shareholder Representative and the Company, provided that the right to terminate this Agreement under this Section 10.1(b) shall not be available to the Shareholder Representative if any of the Shareholders or the Company is in material breach of any covenant, representation, warranty or obligation contained in this Agreement;
(c)Buyer, if there has been a violation or breach by the Company or any Shareholder of any covenant, representation, warranty or obligation contained in this Agreement that (i) has prevented or would reasonably be expected to prevent the satisfaction of Buyer’s conditions to Closing set forth in ARTICLE VII, (ii) such violation or breach has not been waived in writing by Buyer and (iii) such violation or breach is not capable of being cured, or, if capable of being cured, has not been cured by the Company or any Shareholder(s) within the earlier of (x) the Outside Date and (y) ten (10) Business Days after receipt by the Shareholder Representative of written notice thereof from Buyer, provided that the right to terminate this Agreement under this Section 10.1(c) shall not be available to Buyer if Buyer is in material breach of any covenant, representation, warranty or obligation contained in this Agreement;
(d)either Shareholder Representative or Buyer if the Closing has not occurred by the close of business on August 20, 2021 (the “Outside Date”), and the failure to consummate the transactions contemplated hereby on or before such date did not result from the failure by the party seeking termination of this Agreement to fulfill any material undertaking or commitment provided for herein that is required to be fulfilled prior to the Closing; or
(e)either Shareholder Representative or Buyer if a United States federal or state court of competent jurisdiction or United States federal or state Governmental Entity shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such Order or other action shall have become final and non-appealable; provided, however, that the party seeking to terminate this Agreement pursuant to this Section 10.1(e) shall have complied in all material respects with Section 6.2 through Section 6.4.
Section 10.2 Procedure and Effect of Termination. In the event of termination of this Agreement by Shareholder Representative, on the one hand, or Buyer, on the other hand, pursuant to Section 10.1, written notice thereof shall forthwith be given by the terminating party to the other party specifying the basis for such termination, and this Agreement shall thereupon terminate and become void and have no further force or effect, there shall be no further obligation or Liability on the part of any party, and the transactions contemplated hereby shall be abandoned without further action by the parties, except that the provisions of Section 6.1(b) (first sentence only), Section 11.4, Section 11.12, Section 11.13, Section 11.15, Section 11.17 and Section 11.18 shall survive the termination of this Agreement; provided, however, that termination of this Agreement shall not relieve any party of any Liability for any willful breach of this Agreement or Fraud occurring prior to the termination, and in the event of any such

Exhibit 2.1
Execution Version

willful breach or Fraud, the other party(ies) will be entitled to exercise any and all remedies available under Law or in equity in accordance with this Agreement.
Section 10.3 Extension of Outside Date. Either Shareholder Representative or Buyer can automatically extend the Outside Date to the sixtieth (60th) day following the initial Outside Date by delivering written notice thereof to the other party; provided that the right to extend the Outside Date under this Section 10.3 shall not be available to such party (a) unless such party’s conditions to Closing set forth in ARTICLE VII (other than the condition in Section 7.2) or ARTICLE VIII (other than the condition in Section 8.2), as the case may be, are satisfied (or with respect to such condition that by their terms or nature are to be satisfied at the Closing (including by delivery of documents) are capable of being satisfied at the time the extension notice is delivered) and (b) if the failure by such party to fulfill any material obligations under this Agreement shall be the cause of the failure of the Closing to occur on or before the Outside Date.
ARTICLE XI
MISCELLANEOUS

Section 11.1 Entire Agreement. This Agreement (including all Exhibits, Schedules or other attachments hereto) constitutes the complete and exclusive statement of the terms of the agreement among the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements, understandings, promises, and arrangements, oral or written, between the parties with respect to the subject matter hereof and thereof.
Section 11.2 Amendment. This Agreement may be amended or modified only by an instrument in writing signed by each of Company, Buyer and Shareholder Representative (acting on behalf of all of the Shareholders). Furthermore, this Section 11.2, Section 11.1, Section 11.3, Section 11.6, Section 11.12(d), Section 11.12(e), Section 11.13 and Section 11.16 or the definition of “Debt Financing Sources” (or any other provision of this Agreement to the extent such modification, waiver or termination would modify the substance of the foregoing Sections or the foregoing definition) will not be amended in a manner adverse to any Debt Financing Source without the prior written consent of such Debt Financing Sources.
Section 11.3 Third Parties. Except as otherwise expressly provided in this Agreement, nothing in this Agreement, express or implied, is intended to or shall be construed to confer upon or give any Person other than the parties and their respective successors and permitted assigns, any legal or equitable right, remedy or claim under or with respect to this Agreement; provided that the Debt Financing Sources shall be express third-party beneficiaries of this Section 11.3, Section 11.1, Section 11.2, Section 11.6, Section 11.12(d), Section 11.12(e), Section 11.13 and Section 11.16.
Section 11.4 Expenses. Except as otherwise expressly provided in this Agreement, each party shall pay its own fees and expenses (including the fees of any attorneys, accountants, investment bankers or others engaged by such party) incurred in connection with the preparation,

Exhibit 2.1
Execution Version

negotiation, execution and performance of this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.
Section 11.5 Notices. All notices required or permitted to be given hereunder shall be in writing and may be delivered by hand, by electronic transmission in .pdf format or similar format, by nationally recognized private courier, or by United States mail. Notices delivered by mail shall be deemed given on the third (3rd) Business Day after being deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested. Notices delivered by hand shall be deemed delivered when actually delivered. Notices given by nationally recognized private courier shall be deemed delivered on the date delivery is promised by the courier. Notices given by electronic transmission shall be deemed given on the date of transmission if transmitted during normal business hours of the recipient, with a return receipt confirmation of delivery, and on the first (1st) Business Day following transmission if transmitted after normal business hours of the recipient with a return receipt confirmation of delivery. All notices shall be addressed as follows:
If to Company prior to the Closing:

VES Group, Inc.
[Redacted]
Attn: Scott J. Orr
Email: [Redacted]

with a mandatory copy to:

Bodman PLC
Suite 500
201 W. Big Beaver Road
Troy, Michigan 48084
Attn:    Gene P. Bowen
Email:    gbowen@bodmanlaw.com

If to any Shareholder:

c/o George C. Turek, Shareholder Representative
[Redacted]
Email: [Redacted]

with a mandatory copy to:
Law Office of Scott J. Orr
[Redacted]
Attn: Scott J. Orr
Email: [Redacted]

and a mandatory copy to:

Exhibit 2.1
Execution Version

Bodman PLC
Suite 500
201 W. Big Beaver Road
Troy, Michigan 48084
Attn:    Gene P. Bowen
Email:    gbowen@bodmanlaw.com

If to Buyer:

Maximus Federal Services, Inc.
1891 Metro Center Drive
Reston, Virginia 20190
Attn: David R. Francis, General Counsel
Email: davidfrancis@maximus.com

with a mandatory copy to:

Holland & Knight LLP
1650 Tysons Boulevard, Suite 1700
Tysons Corner, VA 22102
Attn: J. Brent Singley and Valarie Ney
Email brent.singley@hklaw.com and valarie.ney@hklaw.com

and/or to such other respective addresses and/or addressees as may be designated by notice given in accordance with the provisions of this Section 11.5.
Section 11.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns; provided that no party shall assign any of its rights or delegate any of its obligations under this Agreement without the express prior written consent of each other party, including Shareholder Representative (acting on behalf of all of the Shareholders); provided, however, that Buyer may assign any of or all its rights, interests and obligations under this Agreement to any of the Debt Financing Sources as collateral security, but no such assignment by any party shall relieve such party of any of its obligations hereunder. Any purported assignment of rights or delegation of obligations in violation of this Section, whether voluntary or involuntary, by merger, consolidation, dissolution, operation of law, or otherwise, is void.
Section 11.7 Waiver. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable Law, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by each party; (b) no waiver that may

Exhibit 2.1
Execution Version

be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.
Section 11.8 Severability. In the event that a court of competent jurisdiction holds any provision of this Agreement invalid, illegal or unenforceable, such decision shall not affect the validity or enforceability of any of the other provisions of this Agreement, which other provisions shall remain in full force and effect, and the application of such invalid, illegal or unenforceable provision to Persons or circumstances other than those as to which it is held invalid, illegal or unenforceable shall be valid and be enforced to the fullest extent permitted by Law.
Section 11.9 Representation of Parties. The parties acknowledge that they have been represented by competent counsel of their own choice and that this Agreement has been the product of negotiation among them. Accordingly, the parties agree that in the event of any ambiguity in any provision of this Agreement, this Agreement shall not be construed against any party regardless of which party was responsible for the drafting thereof.
Section 11.10 Time of the Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.
Section 11.11 Execution of Agreement. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. This Agreement shall become effective when one or more counterparts have been executed by each of the parties and delivered to the other parties. The exchange of copies of this Agreement and of signature pages by electronic transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by electronic transmission shall be deemed to be their original signatures for all purposes.
Section 11.12 Governing Law.
(a)This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to conflicts-of-law principles that would require the application of any other Law.
(b)Each party irrevocably submits to the exclusive jurisdiction of the state and federal courts of the State of Delaware for any Action arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such Action may be heard and determined exclusively in such state or federal court. Each party hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such Action. The parties further agree, to the fullest extent permitted by law, that a final and unappealable judgment against any of them in any Action contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States

Exhibit 2.1
Execution Version

by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment.
(c)To the extent that any party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each party hereby irrevocably waives such immunity in respect of its obligations under this Agreement.
(d)Notwithstanding anything herein to the contrary, each party hereto (i) agrees that it will not, and it will not permit any of its Affiliates to, bring or support any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against the Debt Financing Sources in any way relating to this Agreement or the transactions contemplated hereby, including any dispute arising out of or relating in any way to the Debt Financing (including with respect to any debt commitment letter and/or any other financing agreements) or the performance thereof or the transactions contemplated thereby, in any forum other than exclusively in the Supreme Court of the State of New York, County of New York, or, if under applicable law exclusive jurisdiction is vested in the federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof), (ii) submits for itself and its property with respect to any such action to the exclusive jurisdiction of such courts, (iii) waives and hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such action in any such court, (iv) agrees that a final judgment in any such action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law, and (v) agrees that the provisions of Section 11.13 relating to the waiver of jury trial shall apply to any such action, cause of action, claim, cross-claim or third-party claim.
(e)Notwithstanding anything herein to the contrary, the parties hereto agree that any claim, controversy, dispute or cause of action of any kind or nature (whether based upon contract, tort or otherwise) involving a Debt Financing Source that is in any way related to this Agreement or any of the transactions contemplated hereby, including any dispute arising out of or relating in any way to the Debt Financing (including with respect to any debt commitment letter and/or any other financing agreements) shall be governed by, and construed in accordance with, the Laws of the State of New York without regard to conflict of law principles (other than sections 5-1401 and 5-1402 of the New York General Obligations Law).
Section 11.13 Waiver of Trial by Jury. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS AMONG THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO OR THERETO (INCLUDING ANY ACTION, PROCEEDING OR COUNTERCLAIM AGAINST ANY DEBT

Exhibit 2.1
Execution Version

FINANCING SOURCE), IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
Section 11.14 Waiver of Conflicts Regarding Representation.
(a)Notwithstanding that the Acquired Companies and Shareholder Representative have been represented by Bodman PLC in the preparation, negotiation and execution of this Agreement and any related agreements, Buyer agrees that after the Closing Bodman PLC may represent Shareholder Representative in all matters related to this Agreement and any related agreements, including in respect of any indemnification claims pursuant to this Agreement and any related agreements (the “Future Representation”). Buyer hereby acknowledges, on behalf of itself and its Affiliates, that it has had an opportunity to ask for and has obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation, and it hereby waives any conflict arising out of such Future Representation as such representation may relate to Buyer or any Affiliate of Buyer.
(b)Buyer hereby acknowledges that Bodman PLC, together with the Acquired Companies’ in-house counsel, have represented the Acquired Companies and Shareholder Representative in connection with the transactions contemplated by this Agreement and any related agreements, including the processes and procedures with respect to such transactions and the evaluation and negotiation of such transactions with Buyer and other prospective buyers. The parties agree that any attorney-client privilege as a result of Bodman PLC’s or the Acquired Companies’ in-house general counsel’s representation of the Acquired Companies and Shareholder Representative in connection with the transactions contemplated by this Agreement and any related agreements, and all communications covered by such attorney-client privilege (the “Covered Communications”) shall, after the Closing, belong to and be controlled solely by Shareholder Representative and may only be waived by Shareholder Representative. Notwithstanding the foregoing, in the event that a dispute arises between Buyer, or any Acquired Company, on the one hand, and a Person other than the Shareholder Representative, a Shareholder or one of their Affiliates, on the other hand, after the Closing, Buyer, and the Acquired Companies, as applicable, may assert the attorney-client privilege to prevent disclosure of Covered Communications to such third party. To the extent that Buyer receives or takes physical possession of any Covered Communications after the Closing, Buyer shall keep such Covered Communications strictly confidential and such physical possession or receipt shall not, in any way, be deemed a waiver by Shareholder Representative or any other Person of the privileges or protections described in this section.

Exhibit 2.1
Execution Version

Section 11.15 Shareholder Representative.
(a)By the execution of this Agreement, each Shareholder hereby irrevocably constitutes and appoints Shareholder Representative as Shareholder Representative, agent, proxy, and attorney-in-fact for each of the Shareholder Group Members for all purposes authorized under this Agreement, including the full power and authority on behalf of the Shareholder Group Members (i) to disburse any funds received hereunder to the applicable Shareholder Group Members; (ii) to endorse and deliver any certificates or instruments representing the Shares and execute such further instruments of assignment as Buyer shall reasonably request; (iii) to execute and deliver on behalf of such Shareholder Group Member any amendment or waiver hereto; (iv) (A) to dispute or refrain from disputing, or to deliver instructions, on behalf of such Shareholder Group Member relative to any amounts to be received by such Shareholder Group Member under this Agreement or any other agreement contemplated hereby, any claim made by Buyer under this Agreement or any other agreement contemplated hereby, (B) to negotiate and compromise, on behalf of any Shareholder Group Member, any dispute that may arise under, and exercise or refrain from exercising any remedies available under, this Agreement or any other agreement contemplated hereby, and (C) to execute, on behalf of each Shareholder Group Member, any settlement agreement, release or other document with respect to such dispute or remedy; (v) to engage attorneys, accountants, agents or consultants on behalf of the Shareholder Group Members in connection with this Agreement or any other agreement contemplated hereby and pay any fees related thereto; (vi) to take all other actions to be taken by or on behalf of such Shareholder Group Member in connection herewith; and (vii) to do each and every act and exercise any and all rights which such Shareholder Group Member individually or collectively with the other Shareholder Group Members are permitted or required to do or exercise under this Agreement, the Escrow Agreement or any other document contemplated hereby. Each of the Shareholder Group Members agrees that such agency and proxy are coupled with an interest, are therefore irrevocable without the consent of Shareholder Representative and shall survive the death, incapacity, bankruptcy, dissolution or liquidation of any such Shareholder Group Member. If any Shareholder Group Member dies or becomes incapacitated, disabled or incompetent (such deceased, incapacitated, disabled or incompetent Shareholder Group Member being a “Former Shareholder”) and, as a result, the agency and power of attorney conferred by this Section 11.15 is revoked by operation of law, it shall not be a breach by such Former Shareholder under this Agreement if the heirs, beneficiaries, estate, administrator, executor, guardian, conservator or other legal representative of such Former Shareholder (each a “Successor Shareholder”) confirms the appointment of Shareholder Representative as agent and attorney-in-fact for such Successor Shareholder. All decisions and actions by Shareholder Representative (to the extent authorized by this Agreement) shall be binding upon all of the Shareholder Group Members, and no Shareholder Group Member shall have the right to object, dissent, protest or otherwise contest the same.
(b)Each Shareholder Group Member agrees that Buyer and Company shall be entitled to rely on any action taken by Shareholder Representative, on behalf of such Shareholder Group Member, pursuant to Section 11.15(a) (an “Authorized Action”), and that each Authorized Action shall be binding on each such Shareholder Group Member as fully as if such Shareholder Group Member had taken such Authorized Action.

Exhibit 2.1
Execution Version

(c)Shareholder Representative shall not have by reason of this Agreement a fiduciary relationship in respect of any Shareholder Group Member, except in respect of amounts received on behalf of such Shareholder Group Member. Shareholder Representative shall not be liable to any Shareholder Group Member for any action taken or omitted by it or any agent employed by it hereunder or under any other document entered into in connection herewith, except that Shareholder Representative shall not be relieved of any liability imposed by law for willful misconduct. Shareholder Representative shall not be liable to the Shareholder Group Members for any apportionment or distribution of payments made by Shareholder Representative in good faith, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Shareholder Group Member to whom payment was due, but not made, shall be to recover from the other Shareholder Group Members any payment in excess of the amount to which they are determined to have been entitled. Shareholder Representative shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement. Neither Shareholder Representative nor any agent employed by it shall incur any liability to any Shareholder Group Member by virtue of the failure or refusal of Shareholder Representative for any reason to consummate the transactions contemplated hereby or relating to the performance of its other duties hereunder, except for actions or omissions constituting actual and intentional fraud.
Section 11.16 Exculpation of Financing Sources. Notwithstanding anything to the contrary contained herein, neither the Company nor any of its Affiliates nor any Shareholder Group Member shall have any rights or claims against any Debt Financing Source in connection with this Agreement, the Debt Financing, any debt commitment letter, the related financing agreements or the transactions contemplated hereby or thereby, and no Debt Financing Source shall have any rights or claims against any Acquired Company or any Shareholder Group Member or any of their Affiliates in connection with this Agreement, the Debt Financing or the transactions contemplated hereby or thereby, whether at law or equity, in contract, in tort or otherwise. The Company (on behalf of itself and its Affiliates) and each Shareholder Group Member, (a) hereby waive any claims or rights against any Debt Financing Source relating to or arising out of this Agreement, the Debt Financing, any debt commitment letter, the related financing agreements and the transactions contemplated hereby and thereby, whether at law or in equity and whether in tort, contract or otherwise, (b) hereby agrees not to bring or support any action against any Debt Financing Source in connection with this Agreement, the Debt Financing, any debt commitment letter, the related financing agreements and the transactions contemplated hereby and thereby and (c) hereby agrees to cause any action asserted by any Acquired Company or by any Shareholder Group Member, respectively, against any Debt Financing Source in connection with this Agreement, the Debt Financing, any debt commitment letter, the related financing agreements and the transactions contemplated hereby and thereby to be dismissed or otherwise terminated; provided that following the Closing, the foregoing will not limit the rights of the parties to the Debt Financing under any financing agreements related thereto. In addition, in no event will any Debt Financing Source or Affiliate of any Debt Financing Source, or any representative of the foregoing be liable for any damages of any kind (including consequential, special, exemplary, punitive or indirect damages (including any loss of profits, business or anticipated savings) or damages of a tortious nature) in connection with this

Exhibit 2.1
Execution Version

Agreement, the Debt Financing, any debt commitment letter, the related financing agreements and the transactions contemplated hereby or thereby.
Section 11.17 Specific Performance. Each of the parties acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other parties shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter (subject to the provisions set forth in Section 11.12), in addition to any other remedy to which they may be entitled, at law or in equity, without the need to provide any bond or other security. Each party agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that the party seeking such relief has an adequate remedy at law or that an award of such relief is not an appropriate remedy for any reason at law or in equity.
Section 11.18 Parent Guaranty.
(a)To induce the Company, the Shareholders and the Shareholder Representative to enter into this Agreement, Guarantor, intending to be legally bound, hereby absolutely, unconditionally and irrevocably guarantees to Company and the Shareholder Indemnified Parties (the “Guaranteed Parties”) the due and timely payment, performance and discharge (and not merely collection) of all obligations of Buyer under this Agreement (collectively, the “Obligations”) when due and/or payable (the “Guarantee”), in each case as if the Obligations were direct and primary obligations of the Guarantor.
(b)Guarantor hereby waives any rights it may have to require the Guaranteed Parties to proceed first against or claim payment from Buyer before enforcing the Obligations directly against Guarantor, with the intent that Guarantor shall be liable to the Guaranteed Parties as a principal debtor on the Obligations as if it had entered into all undertakings, agreements and other obligations jointly and severally with Buyer. Guarantor agrees that its obligations hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure or delay on the part of the Guaranteed Parties to assert any claim or demand or to enforce any right or remedy against Buyer; (ii) any change in the time, place or manner of payment of any of the Obligations or any rescission, waiver, compromise, consolidation or other amendment to or modification of any of the terms or provisions of this Agreement (other than any waiver, amendment or modification of any Obligation) made in accordance with the terms hereof or any other agreement evidencing, securing or otherwise executed in connection with any of the Obligations; or (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting Buyer or any other person now or hereafter liable with respect to any of the Obligations or otherwise interested in the transactions contemplated by this Agreement.
(c)To the fullest extent permitted by applicable Law, Guarantor hereby waives promptness, diligence, notice of the acceptance of the Guarantee and of the Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest,

Exhibit 2.1
Execution Version

notice of any Obligations incurred and all other notices of any kind (other than notices expressly required to be provided to Buyer pursuant to this Agreement), all defenses that may be available by virtue of any valuation, stay, moratorium, or other similar Law now or hereafter in effect, any right to require the marshalling of assets of Buyer or any other person now or hereafter liable with respect to any of the Obligations or otherwise interested in the transactions contemplated by this Agreement, and all suretyship defenses. Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by this Agreement and that the Guarantee, including specifically the waivers set forth in this Section 11.18, are knowingly made in contemplation of such benefits. The Shareholder Representative and Shareholders are hereby authorized from time to time, without notice or demand and without affecting the liability of the Guarantor, to extend the time for payment of the Obligations, to accept partial payment on the Obligations and to settle, release, compromise, collect or otherwise liquidate the Obligations, in any manner, without affecting or impairing the obligations of Guarantor; provided that any such settlement, release, compromise, collection or liquidation shall reduce the Obligations pro tanto.
(d)Guarantor agrees to pay the costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Guaranteed Parties in connection with any Action brought or maintained against Guarantor to enforce the Guarantee.
(e)Guarantor covenants that the Guarantee will not be discharged except by the complete payment and performance of the Obligations and any other obligations contained in Section 11.18(d).
[SIGNATURE PAGES FOLLOW]

Exhibit 2.1
Execution Version

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement dated as of the first date above written.

“BUYER”

MAXIMUS FEDERAL SERVICES, INC.

By:     /s/ Michael L. Palensky
Name: Michael L. Palensky
Title: Vice President and Secretary

“GUARANTOR”, solely for purposes of Section 11.18

MAXIMUS, INC.

By:     /s/ Bruce L. Caswell
Name: Bruce L. Caswell
Title: President and Chief Executive Officer

Exhibit 2.1
Execution Version

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement dated as of the first date above written.

“COMPANY”

VES GROUP, INC.

By:     /s/ George C. Turek
Name: George C. Turek
Title: President

Exhibit 2.1
Execution Version

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement dated as of the first date above written.

“SHAREHOLDER REPRESENTATIVE”

/s/ George C. Turek
George C. Turek

Exhibit 2.1
Execution Version

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement dated as of the first date above written.

“SHAREHOLDER”

/s/ Gregory C. Durio
Gregory C. Durio

Exhibit 2.1
Execution Version

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement dated as of the first date above written.

“SHAREHOLDER”

/s/ Jessalyn Viera
Jessalyn Viera

Exhibit 2.1
Execution Version

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement dated as of the first date above written.

“SHAREHOLDER”

/s/ Alicia Camp
Alicia Camp

Exhibit 2.1
Execution Version

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement dated as of the first date above written.

“SHAREHOLDER”

/s/ Carrie Murphy
Carrie Murphy

Exhibit 2.1
Execution Version

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement dated as of the first date above written.

“SHAREHOLDER”

/s/ Lauren Skloss
Lauren Skloss

Exhibit 2.1
Execution Version

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement dated as of the first date above written.

“SHAREHOLDER”

/s/ Andrew Graham
Andrew Graham

Exhibit 2.1
Execution Version

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement dated as of the first date above written.

“SHAREHOLDER”

/s/ Jeffrey E. Middeldorf
Jeffrey E. Middeldorf

Exhibit 2.1
Execution Version

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement dated as of the first date above written.

“SHAREHOLDER”

/s/ Marcia Udin
Marcia Udin

Exhibit 2.1
Execution Version

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement dated as of the first date above written.

“SHAREHOLDER”

/s/ Roy Mani
Roy Mani

Exhibit 2.1
Execution Version

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement dated as of the first date above written.

“SHAREHOLDER”

/s/ Steven Drake
Steven Drake

Exhibit 2.1
Execution Version

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement dated as of the first date above written.

“SHAREHOLDER”

/s/ Angela Hosler
Angela Hosler

Exhibit 2.1
Execution Version

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement dated as of the first date above written.

“SHAREHOLDER”

/s/ Jason Webster
Jason Webster

Exhibit 2.1
Execution Version

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement dated as of the first date above written.

“SHAREHOLDER”

/s/ Rhonda Sup
Rhonda Sup

Exhibit 2.1
Execution Version

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement dated as of the first date above written.

“SHAREHOLDER”

/s/ John R. Salatka
John R. Salatka

Exhibit 2.1
Execution Version

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement dated as of the first date above written.

“SHAREHOLDER”

/s/ Mark Schmitz
Mark Schmitz

Exhibit 2.1
Execution Version

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement dated as of the first date above written.

“SHAREHOLDER”

/s/ Michael J. Dornan
Michael J. Dornan

Exhibit 2.1
Execution Version

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement dated as of the first date above written.

“SHAREHOLDER”

/s/ James Anthony DeFalco
James Anthony DeFalco

Exhibit 2.1
Execution Version

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement dated as of the first date above written.

“SHAREHOLDER”

/s/ Barbara Martin
Barbara Martin

Exhibit 2.1
Execution Version

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement dated as of the first date above written.

“SHAREHOLDER”

/s/ Larry Smith
Larry Smith

Exhibit 2.1
Execution Version

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement dated as of the first date above written.

“SHAREHOLDER”

/s/ Travis W. Fitzpatrick
Travis W. Fitzpatrick

Exhibit 2.1
Execution Version

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement dated as of the first date above written.

“SHAREHOLDER”

/s/ George C. Turek
George C. Turek, Trustee of the Turek Living Trust
dated August 29, 2011, as amended

/s/ Linda K. Turek
Linda K. Turek, Trustee of the Turek Living Trust
dated August 29, 2011, as amended

Exhibit 2.1
Execution Version

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement dated as of the first date above written.

“SHAREHOLDER”

/s/ Albert P. Wagner, IV
Albert P. Wagner, IV, Trustee of the Wagner Living Trust dated June 25, 2012, as amended

/s/ Nancy E. Wagner
Nancy E. Wagner, Trustee of the Wagner Living Trust dated June 25, 2012, as amended

Exhibit 2.1
Execution Version

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement dated as of the first date above written.

“SHAREHOLDER”

/s/ Scott J. Orr
Scott J. Orr, Trustee of the Scott & Susan Family Trust dated April 4, 2011, as amended

/s/ Susan G. Orr
Susan G. Orr, Trustee of the Scott & Susan Family Trust dated April 4, 2011, as amended

Exhibit 2.1
Execution Version

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement dated as of the first date above written.

“SHAREHOLDER”

/s/ Joseph P. Chartier
Joseph P. Chartier, Trustee of the Joseph P. Chartier Revocable Living Trust Agreement dated June 2, 2011, as amended

Exhibit 2.1
Execution Version

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement dated as of the first date above written.

“SHAREHOLDER”

/s/ Michele Gordon
Michele Gordon

Exhibit 2.1
Execution Version

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement dated as of the first date above written.

“SHAREHOLDER”

/s/ Spike The Percussionist
Spike The Percussionist

Exhibit 2.1
Execution Version

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement dated as of the first date above written.

“SHAREHOLDER”

/s/ Don Mai
Don Mai

Exhibit 2.1
Execution Version

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement dated as of the first date above written.

“SHAREHOLDER”

/s/ Hemky Madera
Hemky Madera

/s/ Jessica Madera
Jessica Madera

Exhibit 2.1
Execution Version

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement dated as of the first date above written.

“SHAREHOLDER”

/s/ Mandy Wells
Mandy Wells